FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-18

Free Writing Prospectus

 Structural and Collateral Term Sheet

$905,186,404

(Approximate Initial Pool Balance)

BANK 2021-BNK31

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

 Bank of America, National Association

 National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-BNK31

January 21, 2021

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Transaction Highlights

I.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	16	36	$311,413,202	34.4%
Morgan Stanley Mortgage Capital Holdings LLC	17	38	274,568,000	30.3
Bank of America, National Association	11	35	259,652,948	28.7
National Cooperative Bank, N.A.	17	17	59,552,254	6.6
Total	61	126	$905,186,404	100.0%

Loan Pool:

Initial Pool Balance:	$905,186,404
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$14,839,121
Number of Mortgaged Properties:	126
Average Cut-off Date Balance per Mortgaged Property(1):	$7,184,019
Weighted Average Mortgage Interest Rate:	3.211%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	55.4%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	333
Weighted Average Remaining Amortization Term (months)(2):	332
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	3.25x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	52.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	49.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	21.5%
% of Mortgage Loans with Single Tenants(3):	14.1%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	Fifteen (15) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Transaction Highlights

III.         COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Loan Number	Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgage Loan Name	Mortgaged Property Type	November Debt Service Payment Received (Y/N)	December Debt Service Payment Received (Y/N)	January Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full December Rent Payment (%)(1)	UW December Base Rent Paid (%)	Total SF or Unit Count Making Full January Rent Payment (%)(1)	UW January Base Rent Paid (%)
1	WFB	1/15/2021	11/13/2020	McClellan Park	Industrial	NAP(2)	NAP(2)	Y	N	N	Y(3)	98.0%	99.0%	95.0%	93.0%
2	BANA	1/14/2021	2/28/2020	Miami Design District	Retail	Y	Y	Y	Y(4)	Y(4)	Y(5)	91.3%	95.6%	98.9%	99.0%
3	MSMCH	1/5/2021	11/20/2020	605 Third Avenue	Office	NAP(2)	NAP(2)	Y	N	N	Y(6)	(7)	(7)	(7)	(7)
4	BANA	1/19/2021	12/22/2020	ExchangeRight Net Leased Portfolio #42	Various	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
5	MSMCH	1/20/2021	11/12/2020	250 West 57th Street	Office	NAP(2)	NAP(2)	Y	N	N	Y(9)	93.8%	94.5%	90.7%	92.3%
6	WFB	1/7/2021	12/24/2020	ExchangeRight REIT 2	Various	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
7	BANA	12/23/2020	12/23/2020	U-Haul AREC Portfolio 43	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	(10)	(10)	(10)	(10)
8	BANA	1/14/2021	10/29/2020	McDonald’s Global HQ	Office	NAP(11)	Y	Y	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
9	WFB	1/15/2021	12/15/2020	Inland SE Self Storage Portfolio	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	NAV(13)	95.0%	NAV(13)	90.9%
10	WFB	1/6/2021	12/23/2020	350 Holger San Jose	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
11	MSMCH	1/4/2021	11/24/2020	ExchangeRight Net Leased Portfolio #41	Various	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
12	WFB	1/11/2021	10/30/2020	Coleman Highline	Office	NAP(11)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
13	MSMCH	1/14/2021	10/27/2020	Fresh Pond Cambridge	Retail	NAP(11)	Y	Y	N	N	Y(14)	99.5%	99.5%	97.2%	97.4%
14	NCB	1/13/2021	12/29/2020	Holliswood Owners Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	91.6%(15)	NAP(16)	88.5%(15)	NAP(16)
15	MSMCH	1/4/2021	11/13/2020	Harvard West (Roseburg DHS Office)	Office	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	(17)	(17)
16	MSMCH	1/11/2021	12/23/2020	23000 Millcreek Boulevard	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
17	BANA	12/31/2020	12/22/2020	Laguna Hills Self Storage	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	99.5%	97.0%	(17)	(17)
18	BANA	1/14/2020	1/15/2021	Newport Court	Industrial	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
19	WFB	1/14/2021	12/22/2020	EZ Storage Southfield Portfolio	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	90.1%	94.9%	(17)	(17)
20	MSMCH	1/19/2021	1/7/2021	Naiman Industrial Portfolio	Industrial	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
21	WFB	1/18/2021	9/30/2020	Mission Ridge - CA	Retail	Y	Y	Y	N	N	Y(18)	94.7%(19)	98.2%	90.8%(19)	92.1%
22	WFB	1/15/2021	12/23/2020	All Aboard - 4 Property Portfolio	Various	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.4%(20)	94.1%(20)	95.4%(20)	94.2%(20)
23	WFB	1/20/2021	1/20/2021	C.C. Filson World Headquarters	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
24	WFB	1/13/2021	12/17/2020	100 & 200 Westlake - CA	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	88.0%(21)	90.0%	88.0%(21)	89.0%
25	BANA	12/16/2020	12/16/2020	Guardian Storage Bridgeville	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	99.7%	99.5%	(17)	(17)
26	WFB	1/14/2021	12/18/2020	East Manchester Village	Retail	NAP(8)	NAP(8)	NAP(8)	N	N	Y(22)	80.9%(23)	89.0%(23)	80.9%(23)	89.5%(23)
27	MSMCH	1/11/2021	12/23/2020	3900 Kinross	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	(17)	(17)
28	BANA	12/16/2020	12/16/2020	Guardian Storage Fox Chapel	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	(17)	(17)
29	MSMCH	1/6/2021	12/23/2020	Apple Cupertino	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
30	BANA	1/19/2021	1/15/2021	Amazon - Hazleton, PA	Industrial	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
31	MSMCH	1/7/2021	12/2/2020	Walgreens Anchorage AK	Retail	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
32	MSMCH	1/7/2021	12/21/2020	Sunset Hills	Office	NAP(8)	NAP(8)	NAP(8)	N	N	Y(24)	100.0%	100.0%	100.0%	100.0%
33	NCB	12/31/2020	1/12/2021	440 East 62nd St. Owners Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	94.0%(15)	NAP(16)	NAP(15)	NAP(16)
34	MSMCH	12/23/2020	12/23/2020	Quinnipiac Gardens	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	Y(25)	(10)	(10)	(10)	(10)
35	WFB	1/13/2021	12/31/2020	Walgreens - Fresno	Retail	NAP(8)	NAP(8)	NAP(8)	N	N	N	NAP(26)	NAP(26)	100.0%	100.0%
36	WFB	1/14/2021	12/21/2020	Walgreens - Glenview	Retail	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
37	MSMCH	1/8/2021	12/15/2020	A1 Access Self Storage	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	94.1%	92.7%	(17)	(17)
38	MSMCH	1/15/2021	12/31/2020	1049 5th Avenue	Office	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	100.0%	100.0%
39	WFB	1/18/2021	12/1/2020	Hemet Self Storage	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	(27)	(27)	(27)	(27)
40	MSMCH	1/15/2021	12/10/2020	Katy Station Business Park and West Belt	Various	NAP(8)	NAP(8)	NAP(8)	N	N	Y(28)	100.0%	100.0%	100.0%	100.0%
41	BANA	1/8/2021	12/10/2020	45-26 44th Street	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%	100.0%	(17)	(17)
42	NCB	1/11/2021	1/13/2021	25 West 13th Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	98.9%(15)	NAP(16)	95.0%(15)	NAP(16)
43	NCB	1/13/2021	12/29/2020	Jackson 34 Realty Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	97.9%(15)	NAP(16)	100.0%(15)	NAP(16)
44	WFB	1/6/2021	12/11/2020	980 Fifth Avenue	Office	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
45	MSMCH	12/11/2020	12/11/2020	Rent A Space Dunbar	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	(10)	(10)	(10)	(10)
46	NCB	1/13/2021	12/23/2020	365 Bronx River Road Owners, Inc.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.4%(15)	NAP(16)	95.4%(15)	NAP(16)
47	BANA	1/11/2021	12/22/2020	Ottawa Kansas MHC Portfolio	MHC	NAP(8)	NAP(8)	NAP(8)	N	N	N	94.0%(29)	94.0%(29)	100.0%(29)	100.0%(29)
48	MSMCH	1/7/2021	12/30/2020	Hawthorn Self Storage	Self Storage	NAP(8)	NAP(8)	NAP(8)	N	N	N	99.0%	99.0%	(17)	(17)
49	NCB	1/13/2021	12/4/2020	3111 Tenant’s Corp. a/k/a 3111 Tenants Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	94.1%(15)	NAP(16)	94.1%(15)	NAP(16)
50	NCB	1/13/2021	12/29/2020	Michelle Tenants Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.8%(15)	NAP(16)	94.4%(15)	NAP(16)
51	NCB	1/13/2021	12/30/2020	Plaza East Owners Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	94.1%(15)	NAP(16)	94.1%(15)	NAP(16)
52	NCB	1/13/2021	1/8/2021	Rugby Road Owners Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.9%(15)	NAP(16)	91.8%(15)	NAP(16)
53	NCB	12/31/2020	12/30/2020	575 Riverhouse Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.3%(15)	NAP(16)	NAP(15)	NAP(16)
54	NCB	1/13/2021	12/30/2020	424 East 57th Street Tenants Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%(15)	NAP(16)	100.0%(15)	NAP(16)
55	WFB	1/20/2021	12/10/2020	Walgreens – Laurel	Other	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
56	NCB	1/14/2021	12/29/2020	599 Wea Owners Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%(15)	NAP(16)	96.3%(15)	NAP(16)
57	NCB	12/31/2020	1/13/2021	30-40 Fleetwood Avenue Apartment Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	95.4%(15)	NAP(16)	NAP%(15)	NAP(16)
58	NCB	1/13/2021	12/23/2020	57 Thompson Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	87.5%(15)	NAP(16)	96.9%(15)	NAP(16)
59	NCB	1/13/2021	12/29/2020	2 W. 90th St. Housing Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	100.0%(15)	NAP(16)	100.0%(15)	NAP(16)
60	NCB	1/13/2021	12/29/2020	Grand Liberte Cooperative, Inc.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	90.0%(15)	NAP(16)	70.0%(15)	NAP(16)
61	NCB	1/13/2021	12/15/2020	362 West Broadway Cooperative Corp.	Multifamily	NAP(8)	NAP(8)	NAP(8)	N	N	N	87.5%(15)	NAP(16)	87.5%(15)	NAP(16)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Transaction Highlights

(1)	Except as otherwise stated, Total SF or Unit Count Making Full December Rent Payment (%) and Total SF or Unit Count Making Full January Rent Payment (%) are presented as percentages of the total net rentable area. With respect to the McClellan Park mortgage loan and with respect to the mortgage loans secured by residential cooperative properties, Total SF or Unit Count Making Full Rent Payment and UW Base Rent Paid percentages are based on occupied rather than total SF.

(2)	The related mortgage loan has its first due date in January 2021.

(3)	With respect to the McClellan Park mortgaged property, six tenants, representing 5.7% of the NRA have requested rent relief.

(4)	With respect to the Miami Design District mortgaged property, as of April 29, 2020, the borrower entered into a loan modification to defer debt service payments for May, June and July 2020, which are payable on the earlier of the maturity date or when the loan is paid in full. On December 1, 2020, the borrower deposited $10,474,740 as a debt service reserve which, provided that no event of default is continuing, will be applied to supplement any debt service payments beginning as early as January 1, 2021.

(5)	With respect to the Miami Design District mortgaged property, five tenants (3.5% of NRA and 4.5% of UW rent) fully or partially abated their rent for December 2020. Three tenants (1.0% of NRA and 1.2% of UW rent) fully or partially abated their rent for January 2021. Two tenants (4.2% of NRA and 3.1% of UW rent) partially deferred their rent for December 2020.

(6)	With respect to the 605 Third Avenue mortgage loan, the borrower has reported that five tenants (14.0% of NRA and 12.6% of underwritten base rent) at the 605 Third Avenue Property have been granted deferrals of rent by the 605 Third Avenue Borrower. Four of the five tenants (13.3% of NRA and 11.5% of underwritten base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of underwritten base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

(7)	With respect to the 605 Third Avenue mortgage loan, the borrower sponsor was not able to provide updated December and January collections. According to the borrower sponsor, 96.4% of tenants by occupied NRA and 97.0% of tenants by underwritten base rent have paid their full November 2020 rent payments.

(8)	The related mortgage loan has its first due date in February or March 2021.

(9)	With respect to the 250 West 57th Street mortgaged property, ten tenants (16.2% of NRA and 16.8% of underwritten base rent) requested rent relief and five of such tenants (9.4% of NRA and 10.6% of underwritten base rent) were granted rent relief. Three of such five tenants (6.1% of NRA and 6.6% of underwritten base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of such five tenants (3.2% of NRA and 3.9% of underwritten base rent) is in discussions with the borrower regarding a rent deferral plan. One of such five tenants (0.1% of NRA and 0.1% of underwritten base rent) is paying 25% of their monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

(10)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in December and January is not available.

(11)	The related mortgage loan has its first due date in December 2020.

(12)	With respect to the McDonald’s Global HQ mortgaged property, the second largest tenant, Politan Row (1.8% of NRA and 2.1% of UW rent), closed from April to July, in compliance with local COVID-19 regulations. The tenant re-opened for outdoor dining in August, and recently announced that it was closing temporarily for the winter, with plans to re-open in the spring of 2021. The tenant is under a rent abatement period till June 2021, such free rent was fully reserved at closing.

(13) With respect to the Inland SE Self Storage Portfolio mortgaged properties, information based on the NRA or unit count was not available.

(14)	With respect to the Fresh Pond Cambridge mortgage loan, the borrower has reported that three tenants were granted some form of rent relief. TJ Maxx/Homegoods (15.6% of NRA and 21.5% of underwritten rent) was granted deferred rent from June to August 2020 with repayment expected in six equal installments starting in January 2021. The tenant made its first repayment of deferred rent as agreed. Mattress Firm (2.0% of NRA and 3.0% of underwritten rent) was granted deferred rent from March to May 2020, of which 50% was forgiven and the remaining deferred amount is required to be repaid across six equal installments starting in January 2021. The tenant made its first repayment of deferred rent as agreed. All Dental (1.1% of NRA and 1.9% of underwritten rent) was granted rent relief from April to May 2020 and repayment was received in October 2020.

(15)	For residential cooperative properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers (although the borrowers were not required, pursuant to the loan documents, to furnish those reports). Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis.

(16)	This information is not presented for residential cooperative properties. The base rent represented in the cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(17)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in January is not available.

(18)	With respect to the Mission Ridge – CA mortgaged property, nine tenants accounting for 30.7% of underwritten base rent and 26.3% of the NRA (including one tenant, representing 1.6% of NRA, that was underwritten as vacant) received rent abatements ranging from one to three months, all of which ended by July 2020. The abated rents were forgiven.

(19)	With respect to the Mission Ridge – CA mortgaged property, one tenant underwritten as vacant (1.6% of the NRA) made full December and January rent payments. Including this tenant in total rent collections, full tenant rent collections for December and January based on NRA and UW Base Rent represent 96.3% of NRA, 101.2% of UW Base Rent and 92.4% of NRA, 95.2% of UW Base Rent, respectively.

(20)	Represents payment information related to the self storage properties in the All Aboard – 4 Property Portfolio (Big Tree Depot Property, Daytona Depot Property, and Hand & Younge Property). The office property (Clark Office Building) reported that 100% of NRA and 100% of base rent made their full December and January rent payments.

(21)	With respect to the 100 & 200 Westlake – CA mortgaged property, 9.6% of the NRA is vacant. One tenant, representing 2.4% of NRA and 2.7% of UW Base Rent, has not paid rent in December or January but is in discussions with the borrower to create a payment plan.

(22)	With respect to the East Manchester Village, five tenants, representing 6.8% of the NRA and 12.9% of UW Base Rent, were granted rent deferrals for two or three months between April and June 2020. One tenant, representing 15.5% of NRA and 11.0% of UW Base Rent was not granted its requested rent relief and has been operating under a settlement agreement since October 2020.

(23)	With respect to the East Manchester Village, one tenant, representing 15.5% of NRA and 11.0% of UW Base Rent, has not paid its rent in December or January.

(24)	With respect to the Sunset Hills mortgaged property, Progress Residential (7.5% of NRA and 7.4% of underwritten base rent) was granted rent relief from April through June 2020, which is now being repaid at an additional $1,989 per month through July 2021 and After-School All Stars (3.9% of NRA and 3.6% of underwritten base rent) were granted rent relief April 2020, which rent was deferred to the end of their lease term with the lease extended one month.

(25)	With respect to the Quinnipiac Gardens mortgaged property, according to the borrower sponsor, five out of the 71 units were granted rent relief.

(26)	With respect to the Walgreens Fresno mortgaged property, the lease commenced on December 30, 2020; therefore, no December rent was paid.

(27)	With respect to the Hemet Self Storage mortgaged property, due to the recent acquisition and transition to a new property manager, accurate accounts receivable information is not available.

(28)	With respect to the Katy Station Business Park and West Belt mortgaged property, S&D Threads (4.2% of NRA and 3.8% of underwritten rent) was granted 100% rent forgiveness for April and May 2020 and was granted rent relief from June to August 2020, of which 40% was forgiven and the remaining deferred amount was repaid. The tenant is back to making regular rent payment and is not in arrears. 9Rounds Fitness (2.3% of NRA and 3.8% of underwritten rent) was granted rent relief for May and June 2020 due to mandatory closure during the COVID-19 pandemic. The tenant has started repayment and owe a remaining amount of $1,000. Otherwise, the tenant is current on rent.

(29)	Collections for Ottawa Kansas MHC Portfolio mortgaged property are not formally reported. The numbers shown are estimates by the sponsor.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Characteristics of the Mortgage Pool

III.            Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2021-BNK31	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer Agreement	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	McClellan Park	WFB	$90,000,000	$268,000,000	BANK 2020-BNK30	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK 2020-BNK30	$75,000,000
								WFCM 2020-C58	$69,000,000
								Benchmark 2020-B21	$75,000,000
								Benchmark 2020-B22	$32,400,000
								Future Securitizations(s)	$16,600,000
2	605 Third Avenue	MSMCH	$80,000,000	$151,000,000	BANK 2020-BNK30	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK 2020-BNK30	$80,000,000
								Future Securitization(s)	$71,000,000
3	Miami Design District	BANA	$80,000,000	$320,000,000	BANK 2020-BNK30(2)	Wells Fargo Bank, National Association(2)	Greystone Servicing Company LLC(2)	BANK 2020-BNK30	$75,000,000
								Future Securitization(s)	$245,000,000
5	250 West 57th Street	MSMCH	$38,000,000	$142,000,000	BANK 2020-BNK29	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2020-BNK29	$87,000,000
								BANK 2020-BNK30	$55,000,000
8	McDonald’s Global HQ	BANA	$34,555,371	$133,285,001	BANK 2020-BNK30	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK 2020-BNK29	$50,000,000
								BANK 2020-BNK30	$70,000,000
								Future Securitization(s)	$15,000,000
11	ExchangeRight Net Leased Portfolio #41	MSMCH	$26,338,000	$40,000,000	BANK 2020-BNK30	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK 2020-BNK30	$40,000,000

12	Coleman Highline	WFB	$22,000,000	$145,700,000	BANK 2020-BNK29	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2020-BNK29	$85,000,000
								BANK 2020-BNK30	$60,700,000
13	Fresh Pond Cambridge	MSMCH	$20,000,000	$30,000,000	BANK 2020-BNK30	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK 2020-BNK30	$30,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

(2)	The related whole loan is expected to initially be serviced under the BANK 2020-BNK30 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2021-BNK31 certificates after the closing of such securitization. Control rights with respect to the related whole loan will be exercised by the holder of the “lead” pari passu note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Characteristics of the Mortgage Pool

IV.            Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	20	$306,991,814	33.9%	50.8%	47.6%	3.83x	11.7%	11.0%	2.829%
CBD	3	152,555,371	16.9	40.5	35.1	4.66	12.7	12.0	2.386
Suburban	10	131,866,964	14.6	61.4	60.3	3.08	10.9	10.1	3.224
Medical	7	22,569,480	2.5	57.8	57.8	2.54	9.3	8.9	3.520
Retail	46	229,877,520	25.4	55.3	54.3	2.43	9.6	9.3	3.651
Single Tenant	42	105,477,520	11.7	61.1	61.1	2.61	9.2	9.0	3.410
Luxury Retail	1	80,000,000	8.8	46.7	46.7	2.14	9.3	9.0	4.133
Anchored	3	44,400,000	4.9	57.1	51.8	2.54	11.1	10.4	3.355
Self Storage	28	148,619,816	16.4	58.3	50.4	2.17	9.9	9.7	3.113
Self Storage	28	148,619,816	16.4	58.3	50.4	2.17	9.9	9.7	3.113
Industrial	8	130,644,000	14.4	56.2	55.7	2.86	10.7	9.8	3.369
Warehouse	2	92,649,000	10.2	60.3	60.3	2.89	10.5	9.7	3.323
Manufacturing	1	15,000,000	1.7	25.9	25.9	3.65	11.8	11.0	2.970
Flex	4	14,245,000	1.6	63.6	63.6	2.59	11.8	10.0	3.788
Warehouse Distribution	1	8,750,000	1.0	53.0	45.7	1.59	9.4	9.0	3.860
Multifamily	19	69,402,254	7.7	24.3	20.3	6.65	30.6	30.0	3.214
Cooperative	17	59,552,254	6.6	18.3	14.6	7.37	34.1	33.4	3.174
Garden	1	6,000,000	0.7	72.3	62.2	1.53	8.9	8.6	3.810
Mid Rise	1	3,850,000	0.4	42.3	42.3	3.38	10.3	10.0	2.910
Mixed Use	2	14,801,000	1.6	60.0	60.0	2.58	10.2	9.5	3.632
Office/Industrial/Retail	1	13,100,000	1.4	59.5	59.5	2.59	10.2	9.5	3.626
Industrial/Retail	1	1,701,000	0.2	64.0	64.0	2.52	10.1	9.4	3.680
Manufactured Housing Community	2	2,850,000	0.3	67.2	55.1	1.68	9.8	9.6	4.040
Manufactured Housing Community	2	2,850,000	0.3	67.2	55.1	1.68	9.8	9.6	4.040
Other	1	2,000,000	0.2	60.6	60.6	2.09	8.1	8.1	3.817
Leased Fee	1	2,000,000	0.2	60.6	60.6	2.09	8.1	8.1	3.817
Total	126	$905,186,404	100.0%	52.1%	49.1%	3.25x	12.1%	11.6%	3.211%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

McClellan Park
McClellan, CA 95652
Roseville
Baseline Rd
Vineyard Rd
PFE Rd
PLACER COUNTY
Watt Ave
Walerga Rd
Cook Riolo Rd
AMTRAK
Gibson Ranch County Park
Northbrook
Antelope
Elverta Crossing
Elverta Rd
Antelope Marketplace
Lawrence Links Golf Course
Cherry Island Golf Course
Roseville Rd
Summerhill Plaza
Antelope Rd
Highland Manor
Rio Linda
Sacramento Intl. Airport 8 miles
Elkhorn Center
Foothill Farms
Elkhorn Blvd
Elkhorn Plaza
Citrus Heights
Rio Linda Shopping Center
W. Elkhorn Blvd
Rio Linda Blvd
North Highlands
Rio Linda Plaza
Vineland
Aerospace Museum of California
Hillsdale Blvd
Eisenhower Hwy
Rio Linda Airport
Mercy San Juan Medical Ctr.
Northrop Grumman
Coyle Ave
Foothill Farms Shopping Center
Hansen Ranch Park
Raley Blvd
Maryville Blvd
McClellan Airfield
Madison Ave
Madison West Business Park
California Statewide Museum
Main Ave
McClellan Park
80
Auburn Blvd
Northpointe
American River College
Northgate Business Park
Bell Ave
McClellan Industrial Park
Eisenhower Hwy
Watt/I-80
Watt/I-80 West
Cypress Ave
Walnut Ave
Manzanita Ave
Sutter Business Park
Grand Ave
Roseville
Edison Ave
Alister Mackenzie GC
North Sacramento
San Juan Rd
SACRAMENTO COUNTY
Carmichael
BLUE LINE
SACRAMENTO
Del Paso Blvd
Town & Country Village
Del Paso CC
Carmichael Estate
Marconi
Marconi Ave
LIGHT RAIL
Northgate Blvd
W. Camino Ave
El Camino Ave
Elvas Fwy
Ancil Hoffman Golf Course
Arden / Del
Swanston
Country Club Plaza
Eastern Ave
Royal Oak
Arden Fair
Howe Ave
Fulton Ave
Kaiser Permanente Sacramento
Watt Ave
Walnut Ave
American River
Globe
California State Lottery
160
Pointe West Business Park
Exposition Blvd
Arden Way
River Bend Park
LIGHT RAIL
Capital Casino
Sutter's Landing Reg. Park
California Expo and Fair
Arden-Arcade
River Glen
Hurley Way
AMTRAK
Sac Central Shopping Center
Rancho Cordova
Zinfandel
American River
Elvas Ave
Pavilions Shopping Center
Northrop Ave
Fair Oaks Blvd
American River Dr
E St
16th St
24th St
29th St
H St
45th St
State Capitol
Downtown
Sutter Memorial Hospital
Fair Oaks Blvd
La Riviera
LIGHT RAIL
Lincoln Hwy
50
Plumas Lake
Sheridan
North Auburn
Auburn
Trowbridge
SUTTER COUNTY
PLACER COUNTY
Robbins
Nicolaus
Rocklin
Roseville
Yolo
Granite Bay
Foothill Farms
El Dorado Hills
Woodland
Rio Linda
North Highlands
Citrus Heights
Folsom
YOLO COUNTY
Carmichael
Arden
Rancho Cordova
West Sacramento
Davis
SACRAMENTO
Rancho Murieta
Florin
Vineyard
Dixon
SACRAMENTO COUNTY
Laguna
Wilton
SOLANO COUNTY
Elk Grove
Courtland
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – McClellan Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Industrial - Warehouse
	Original Principal Balance(1):	$90,000,000		Location:	McClellan, CA
	Cut-off Date Balance(1):	$90,000,000		Size:	6,925,484 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$51.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$51.69
	Borrower Sponsor:	McClellan Business Park, LLC		Year Built/Renovated:	1938/2019
	Guarantor:	McClellan Business Park, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.3090%		Property Manager:	Self-managed
	Note Date:	November 13, 2020		Current Occupancy (As of):	86.8% (9/15/2020)
	Seasoning:	2 months		YE 2019 Occupancy(4):	88.4%
	Maturity Date:	December 11, 2030		YE 2018 Occupancy(4):	83.4%
	IO Period:	120 months		YE 2017 Occupancy(4):	80.3%
	Loan Term (Original):	120 months		YE 2016 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$595,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$85.91
	Call Protection(2):	YM(26),YM or D(87),O(7)		As-Is Appraisal Valuation Date:	September 15, 2020
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(5)
	Additional Debt Type (Balance)(1):	Pari Passu ($266,400,000)		TTM NOI (9/30/2020):	$29,593,816
				YE 2019 NOI(6):	$27,579,910
				YE 2018 NOI(6):	$24,924,493
				YE 2017 NOI(6):	$21,645,209
Escrows and Reserves(3)				U/W Revenues:	$52,666,380
	Initial	Monthly	Cap	U/W Expenses:	$15,037,967
Taxes	$0	Springing	NAP	U/W NOI(6):	$37,628,413
Insurance	$0	Springing	NAP	U/W NCF:	$34,858,219
Replacement Reserve	$0	Springing	$2,077,645	U/W DSCR based on NOI/NCF(1):	3.13x / 2.90x
TI/LC Reserve	$0	Springing	$6,925,484	U/W Debt Yield based on NOI/NCF(1):	10.5% / 9.7%
Tenant Specific TI/LC	$5,482,591	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5% / 9.7%
Rent Concession	$18,717	$0	NAP	Cut-off Date LTV Ratio(1):	60.2%
Development Agency Reserve	$689,614	$0	NAP	LTV Ratio at Maturity(1):	60.2%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$358,000,000	100.0%	Loan payoff	$334,182,430	93.3%
			Upfront reserves	6,190,922	1.7
			Closing costs	5,652,858	1.6
			Return of equity	11,973,790	3.3
Total Sources	$358,000,000	100.0%	Total Uses	$358,000,000	100.0%

(1)	The McClellan Park Mortgage Loan (as defined below) is part of the McClellan Park Whole Loan (as defined below) with an original aggregate principal balance of $358,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the McClellan Park Whole Loan.

(2)	At any time after the earlier of (i) January 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the McClellan Park Whole Loan to be securitized, the McClellan Park Borrower (as defined below) has the right to defease the McClellan Park Whole Loan in whole, but not in part. Additionally, the McClellan Park Borrower may prepay the McClellan Park Whole Loan at any time during the term with a 30-day prior notice and, if such prepayment occurs on or before May 11, 2030, payment of the yield maintenance premium.

(3)	See “Escrows” section below.

(4)	See “Historical Occupancy” section below.

(5)	While the McClellan Park Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the McClellan Park Whole Loan more severely than assumed in the underwriting of the McClellan Park Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	See “Operating History and Underwritten Cash Flow” section below for information regarding year-over-year increases in NOI and increase to U/W NOI from YE 2019 NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The Mortgage Loan. The mortgage loan (the “McClellan Park Mortgage Loan”) is part of a whole loan (the “McClellan Park Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $358,000,000. The McClellan Park Whole Loan is secured by a first priority fee mortgage encumbering McClellan Park, a 6,925,484 square foot primarily industrial and office portfolio located in McClellan, California (the “McClellan Park Property”). The McClellan Park Whole Loan was co-originated on November 13, 2020 by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

The McClellan Park Mortgage Loan is evidenced by the non-controlling promissory Notes A-3 and A-4 in the original principal amount of $90,000,000. As noted in the Note Summary chart below, The McClellan Park Whole Loan is also evidenced by the controlling A-1 promissory Note and the non-controlling promissory Notes A-2, A-5, A-6, A-7 and A-8 (the “McClellan Park Non-Serviced Pari Passu Companion Loans”). Note A-2 was included in the WFCM 2020-C58 securitization, Note A-6 was included in the BMARK 2020-B21 securitization and Notes A-7 and A-8 were included in the BMARK 2020-B22 securitization. The McClellan Park Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
McClellan Park Whole Loan
A-1	$75,000,000	$75,000,000	BANK 2020-BNK30	Yes
A-2	$69,000,000	$69,000,000	WFCM 2020–C58	No
A-3	$54,000,000	$54,000,000	BANK 2020-BNK31	No
A-4	$36,000,000	$36,000,000	BANK 2020-BNK31	No
A-5	$16,600,000	$16,600,000	Wells Fargo Bank, National Association	No
A-6	$75,000,000	$75,000,000	BMARK 2020–B21	No
A-7	$16,400,000	$16,400,000	BMARK 2020-B22	No
A-8	$16,000,000	$16,000,000	BMARK 2020-B22	No
Total	$358,000,000	$358,000,000

The Borrower and Borrower Sponsor. The borrower is McClellan Realty, LLC (the “McClellan Park Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. In connection with the origination of the loan, counsel to the McClellan Park Borrower delivered a non-consolidation opinion.

The borrower sponsor and carveout guarantor is McClellan Business Park, LLC (the “Guarantor”). McClellan Business Park, LLC is a privately held company that was selected to acquire and redevelop McClellan Air Force Base in 1999. Today the project consists of 3,000 acres with approximately 8.5 million square feet of rentable space and 500 acres of developable land. The company is comprised of three entities, MBP Ventures, LLC, LDK Capital, LLC and Industrial Realty Group. MBP Ventures, LLC has acquired and developed real estate totaling over 20 million square feet and more than five thousand acres of land. LDK Capital, LLC has developed numerous master planned communities and business parks. Industrial Realty Group specializes in industrial properties and has holdings in excess of 100 million square feet.

The Property. The McClellan Park Property is a portion of McClellan Park, a large office and industrial park encompassing 3,000-acres and approximately 8.5 million square feet of leasable space, located west of Watt Avenue in an unincorporated area of Sacramento County, California. The McClellan Park Property represents the majority of McClellan Park with 6,925,484 square feet and comprises 139 buildings spanning approximately 785.1 acres. The McClellan Park Property surrounds the 10,600-foot McClellan Airfield runway, which, according to the appraisal, is one of the west coast’s most active airstrips for private aircraft. The McClellan Park Property benefits from approximately seven miles of on-site rail with multiple rails spurs, trans load yard, and rail served warehouses, which are serviced by both Burlington Northern Railroad and Union Pacific Railroad. Onsite amenities include a 112-room hotel, dining options, a gym, a credit union and a park.

Until July 2001, the McClellan Park Property served as McClellan Air Force Base, one of five major depots in the United States that provided repair and maintenance services to military aircraft. The McClellan Park Borrower was selected to acquire the base and implement an extensive redevelopment program. Since the acquisition in 2001, the borrower sponsor has invested more than $580 million in critical infrastructure, building improvements, and land development, which has driven the lease-up or sale of more than seven million square feet of office and industrial space.

As of September 15, 2020, the McClellan Park Property was 86.8% leased by approximately 176 tenants with no tenant accounting for more than 6.0% of the net rentable area or 7.0% of underwritten base rent. The McClellan Park Property has averaged 84.7% occupancy over the past five years. Since 2018 there has been over 3.4 million square feet of leasing activity. Approximately 21.7% of the net rentable area and 37.5% of underwritten base rent is attributable to investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The following table represents the different use types for the McClellan Park Property:

Use Type	NRSF	% of NRSF	In Place Cut-Off Date Occupancy
Warehouse	2,532,812	36.6%	96.6%
Manufacturing	1,660,684	24.0%	91.6%
Research	604,753	8.7%	70.2%
Airfield	843,221	12.2%	78.6%

Total Industrial	5,641,470	81.5%	89.6%

Office	1,020,349	14.7%	72.5%
Residential	157,254	2.3%	71.8%
Commercial	103,291	1.5%	93.8%
Yard	3,120	0.0%	100.0%

Collateral Total	6,925,484	100.0%	86.8%

Industrial (81.5% of net rentable area; 60.8% of underwritten gross rent) The industrial component of the McClellan Park Property includes over 5.6 million square feet, representing 81.5% of net rentable area and 60.8% of underwritten gross rent (including rent attributed to grossed up vacant space), and encompasses warehouse, manufacturing, research, and airfield/hanger buildings. The cluster of manufacturing, warehouse, research, residential, and office space provides the opportunity for industrial tenants to lease complementary use products all within one park.

Office (14.7% of net rentable area; 31.8% of underwritten gross rent) The office component of the McClellan Park Property includes buildings designated as office and recreational (37 primary buildings totaling 1,020,349 square feet). These buildings range in size from 800 to 331,670 square feet, with most buildings below 15,000 square feet in size. The median size within this set of buildings is 7,606 square feet. Originally constructed from 1938 to 1992, many of the buildings have been renovated to various levels. Existing office tenants include a variety of larger and small public and private operations such as the USDA Forest Services, Gateway Charters, and Faneuil, Inc.

Residential (2.3% of net rentable area; 5.0% of underwritten gross rent) The residential component at the McClellan Park Property includes seven primary buildings which include renovated and non-renovated dorm buildings. These buildings are consistent in size, ranging from 19,038 to 25,380 square feet with a median of 24,000 square feet. The subject residential space is currently 71.8% occupied by two tenants, the USDA Forest Service and AmeriCorps.

Commercial (1.5% of net rentable area; 2.5% of underwritten gross rent) Currently 93.8% leased, the retail portion of the McClellan Park Property consists of 11 buildings totaling 103,291 square feet of improved retail space. The retail operations provide tenants amenities such as a credit union, a gas station, restaurants, and a gym.

COVID-19 Update. As of January 15, 2021, most tenants at the McClellan Park Property are open and operating. Approximately 98% of the tenants by square footage and 99% of the tenants by underwritten base rent made their full December rent payments. Approximately 95% of the tenants by square footage and 93% of the tenants by underwritten base rent made their full January rent payments. Four tenants, representing approximately 4.2% of underwritten base rent, received rent deferrals ranging from 3-5 months. Three of the four tenants concurrently extended their leases. Two tenants representing 0.2% of underwritten base rent have pending rent relief requests. As January 15, 2021, the McClellan Park Whole Loan is current and is not subject to any modification or forbearance request.

Major Tenants.

Largest Tenant: Amazon (417,637 square feet, 6.0% of net rentable area; 6.5% of underwritten base rent; June 30, 2030 lease expiration) Amazon fully occupies a warehouse building at the McClellan Park Property that was constructed in 2019. According to a third party news source, Amazon’s building at the McClellan Park Property features 36-foot clear height ceilings, a 135-foot truck courtyard, as well as 40 trailer parking stalls. Amazon created an open warehouse of approximately 158,000 square feet, a drive-thru warehouse of approximately 240,000 square feet and office and support area of approximately 18,200 square feet. Additional work included creating chilled and frozen warehouse space along with will call and flex pickup areas. Amazon has leased over 1 million square feet of distribution space in Sacramento in recent years. Amazon has two 5-year renewal options, each with 270 days’ notice, at the fair market rental rate.

2nd Largest Tenant: Hydra Distribution (388,784 square feet, 5.6% of net rentable area; 3.0% of underwritten base rent; April 16, 2025 lease expiration) Hydra Distribution provides contract warehouse, transportation, crossdocking and shipping services within its central California distribution network (based at the McClellan Park Property). Hydra Distribution features access to over 2.4 million square feet of rail-served facilities and over seven miles of rail track. Hydra Distribution’s facility at the McClellan Park Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

features 24-foot clear height ceilings and raised floor tilt-ups. Hydra Distribution has one 5-year renewal option to extend, each with six months’ notice, at the 95% of fair market rental rate.

3rd Largest Tenant: Dome Printing (320,000 square feet, 4.6% of net rentable area; 2.6% of underwritten base rent; November 17, 2033 lease expiration) Dome Printing was founded in 1914 as an engraving company serving local printers and newspapers. In 1969, Dome Printing transformed into an offset printing facility, becoming one of the largest privately held commercial printing companies in northern California. Dome Printing offers direct printing on canvas, plastics, paperboard, synthetics and metalized substrates for both its retail and packaging clients. Dome Printing has two 5-year renewal options, each with nine months’ notice, at the fair market rental rate.

The following table presents certain information relating to the tenancy at the McClellan Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Amazon	A+/A2/AA-	417,637	6.0%	$6.15	$2,568,468	6.5%	6/30/2030	2, 5- year	N
Hydra Distribution	NR/NR/NR	388,784	5.6%	$3.05	$1,184,293	3.0%	4/16/2025	1, 5-year	N
Dome Printing	NR/NR/NR	320,000	4.6%	$3.23	$1,033,815	2.6%	11/17/2033	2, 5-year	N
McClellan Jet Services	NR/NR/NR	280,839	4.1%	$3.67	$1,031,119	2.6%	9/12/2022	None	Y(3)
Northrop Grumman Systems	BBB/Baa1/BBB	267,618	3.9%	$10.47	$2,801,193	7.0%	Multiple(4)	Various(5)	Y(6)
Total Major Tenants		1,674,878	24.2%	$5.15	$8,618,888	21.7%

Non-Major Tenants(7)		4,333,579	62.6%	$7.19	$31,137,427	78.3%

Occupied Collateral Total		6,008,457	86.8%	$6.62	$39,756,315	100.0%

Vacant Space		917,027	13.2%

Collateral Total		6,925,484	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through October 2021 totaling $1,210,817. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants totaling $585,214 (see “Operating History and Underwritten Net Cash Flow” below). The Annual U/W Base Rent PSF and Annual U/W Base Rent shown in the table above do not include credit given for such investment grade tenants.

(3)	McClellan Jet Services has the right to terminate 1,373 square feet of its space after November 30, 2023 with 30 days’ notice.

(4)	Northrup Grumman Systems lease for its 161,589 square foot space and its 92,922 square foot space expire on December 31, 2021 (collectively, the “NG Space A”), its 4,857 square foot space expires on July 31, 2022 (“NG Space B”) and its 8,250 square foot space expires on November 30, 2022 (“NG Space C”).

(5)	NG Space A lease has two 5-year options to renew with nine months’ notice, NG Space B lease has two, 1-year options to renew with six months’ notice and NG Space C has no renewal options.

(6)	Northrup Grumman may terminate NG Space B on December 1st of each year of its term with 180 days’ notice and payment of the unamortized portion of the funded tenant improvement allowance, plus unamortized leasing commissions and three months of the base rent payable for the month immediately preceding the termination date.

(7)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The following table presents certain information relating to the lease rollover schedule at the McClellan Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	15	75,533	1.1%	75,533	1.1%	$484,397	1.2%	$6.41
2020	17	150,128	2.2%	225,661	3.3%	$1,399,982	3.5%	$9.33
2021	94	896,269	12.9%	1,121,930	16.2%	$7,521,327	18.9%	$8.39
2022	63	1,044,895	15.1%	2,166,825	31.3%	$8,252,111	20.8%	$7.90
2023	35	783,580	11.3%	2,950,405	42.6%	$3,945,606	9.9%	$5.04
2024	21	463,243	6.7%	3,413,648	49.3%	$2,279,219	5.7%	$4.92
2025	26	791,251	11.4%	4,204,899	60.7%	$4,257,919	10.7%	$5.38
2026	5	152,898	2.2%	4,357,797	62.9%	$1,010,198	2.5%	$6.61
2027	21	601,568	8.7%	4,959,365	71.6%	$3,048,594	7.7%	$5.07
2028	21	233,106	3.4%	5,192,471	75.0%	$2,702,656	6.8%	$11.59
2029	3	64,800	0.9%	5,257,271	75.9%	$1,184,601	3.0%	$18.28
2030	5	420,757	6.1%	5,678,028	82.0%	$2,568,468	6.5%	$6.10
Thereafter	13	330,429	4.8%	6,008,457	86.8%	$1,101,237	2.8%	$3.33
Vacant	0	917,027	13.2%	6,925,484	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	339	6,925,484	100.0%			$39,756,315	100.0%	$6.62
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent excludes vacant space.

The following table presents historical occupancy percentages at the McClellan Park Property:

Historical Occupancy

12/31/2016	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	9/15/2020(2)(3)
NAV(4)	80.3%	83.4%	88.4%	86.8%
(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.

(4)	Information on 2016 Occupancy was not provided by the McClellan Park Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the McClellan Park Property:

Cash Flow Analysis

	2017	2018	2019	TTM 9/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$38,545,498	61.5%	$5.57
Rent Steps	0	0	0	0	1,210,817(2)	1.9	0.17
Rent Average Benefit	0	0	0	0	585,214	0.9	0.08
TI Amortization(3)	0	0	0	0	535,080	0.9	0.08
Yard Rent(3)(4)	0	0	0	0	4,145,429	6.6	0.60
Grossed Up Vacant Space	0	0	0	0	10,013,909(5)	16.0	1.45
Gross Potential Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$55,035,947	87.8%	$7.95
Other Income(6)	252,056	47,853	300,496	793,948	793,948	1.3	0.11
Expense Reimbursements	4,748,711	5,452,877	6,256,187	6,754,163	6,850,394	10.9	0.99
Net Rental Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$62,680,289	100.0%	$9.05
(Vacancy & Credit Loss)	0	0	0	0	(10,013,909)	(18.2)	(1.45)
Effective Gross Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$52,666,380	84.0%	$7.60

Real Estate Taxes	3,963,293	4,255,008	4,257,566	4,625,532	4,454,422	8.5	0.64
Insurance	642,426	674,916	712,904	844,519	844,519	1.6	0.12
Management Fee	1,824,797	2,055,920	2,208,082	2,332,630	1,000,000	1.9	0.14
Other Operating Expenses	6,945,227	7,744,681	8,014,197	8,739,026	8,739,026	16.6	1.26
Total Operating Expenses	$13,375,743	$14,730,525	$15,192,749	$16,541,707	$15,037,967	28.6%	$2.17

Net Operating Income(7)	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$37,628,413	71.4%	$5.43
Replacement Reserves	0	0	0	0	1,038,823	2.0	0.15
TI/LC	0	0	0	0	1,731,371	3.3	0.25
Net Cash Flow	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$34,858,219	66.2%	$5.03

NOI DSCR(8)	1.80x	2.08x	2.30x	2.46x	3.13x
NCF DSCR(8)	1.80x	2.08x	2.30x	2.46x	2.90x
NOI Debt Yield(8)	6.0%	7.0%	7.7%	8.3%	10.5%
NCF Debt Yield(8)	6.0%	7.0%	7.7%	8.3%	9.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents rent steps through October 2021.

(3)	Yard Rent and TI Amortization has historically been captured under base rent.

(4)	Yard Rent represents land that is leased to tenants for additional parking needs. It is typically co-terminus with the contractual obligations in the lease.

(5)	Grossed Up Vacant Space is grossed up at appraisal concluded market rents.

(6)	Other Income represents late fees, termination fees, excess rail usage and ancillary income.

(7)	The increase from YE 2017 to YE 2018 NOI was primarily due to an increase in occupancy from 80.3% to 83.4% and annual increases in existing tenant rental rates. The increase in YE 2018 NOI to YE 2019 NOI was primarily due to an increase in occupancy from 83.4% to 88.4% and annual increases in existing tenant rental rates. The increase in U/W NOI from the TTM 9/30/2020 is partially driven by $1,210,817 in rent steps and $585,214 in straight line rent average for investment grade tenants. The other main driver is Amazon’s lease for 417,637 SF, under which it began paying rent in July of 2020. Its lease represents approximately $2.6 million of U/W base rent and an additional $1.2 million of Yard Rent. Additionally, the U/W base rent includes approximately $526,152 of U/W rent from two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF) which have leases starting in January 2021 and February 2021, respectively. Lastly, the management fee is capped at $1.0 million.

(8)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the McClellan Park Whole Loan.

Appraisal. The appraiser concluded to an “as-is market value” of $595,000,000 as of September 15, 2020 and a “hypothetical land value – bulk property” appraised value of $70,000,000 as of September 15, 2020.

Environmental Matters. According to the Phase I environmental reports dated between November 2, 2020 and November 6, 2020, the McClellan Business Park Property is a part of the former McClellan Air Force Base, which is on the National Priorities List (NPL) as a Superfund site due to impacts related to the long-term military operation of the McClellan Business Park Property. According to the related environmental reports, environmental impacts include, among other things, groundwater contamination from volatile organic compounds, 1,4-dioxane, metals, and perchlorate. The environmental reports identified such impacts, including the potential for vapor encroachment, as a site-wide recognized environmental condition. In addition, the Phase I ESAs identified two lot-specific recognized environmental conditions related to (i) perfluorooctane sulfonate concentrations exceeding U.S. Environmental Protection Agency screening criteria for drinking water at one parcel and (ii) impacts from the prior operations of a wastewater treatment plant, sludge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

drying beds, an underground oil-water separator, a 10,000-gallon oil storage tank and a pesticide/herbicide storage area on another parcel. The McClellan Business Park Property is subject to multiple local, state and federal restrictions and institutional controls, including, among other things, groundwater use restrictions, use restrictions, digging restrictions, interference restrictions and access restrictions. According to the environmental reports, the United States Air Force is the responsible party of record and retains responsibility for subsequent discoveries of previously unknown environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The McClellan Park Property is located 3.6 miles north of the interstate 80 on/off ramp, which provides access westbound towards the San Francisco Bay area and eastbound towards the Nevada border. The McClellan Park Property surrounds the McClellan Airfield and is immediately adjacent to the Sacramento McClellan Airport. The Sacramento International Airport is positioned 14.2 miles west of the McClellan Park Property and the deep-water Port of Sacramento is situated 16.1 miles southwest of the McClellan Park Property. It is approximately 7.4 miles from downtown Sacramento.

According to California Department of Finance, of the ten largest cities in California, Sacramento grew by the largest percentage (1.5%) in 2018. In terms of pure population growth, the city of Sacramento added more new residents than San Diego, San Francisco, Los Angeles, or San Jose in the same year. According to the appraisal, a large portion of Sacramento’s employment has historically been dominated by the State government and other public-sector employers. State and local government accounts for 26% of the region’s labor pool (approximately 225,000 employees).

According to a third party market research provider, the estimated 2020 population within a three- and five-mile radius of the McClellan Park Property was approximately 344,204 and 1,070,132, respectively; and the estimated 2020 average household income within the same radii was approximately $74,927 and $84,655, respectively.

According to a third party market research report, the McClellan Park Property is situated within the McClellan industrial submarket of the Sacramento - CA industrial market. As of the November 10, 2020, the industrial submarket reported a total inventory of approximately 17.4 million square feet with a 5.2% vacancy rate and average asking rent of $9.23 per square foot, triple net. The submarket vacancy rate has decreased from 20.3% in 2010 and has averaged 8.1% since 2015.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McClellan Park Property:

Market Rent Summary(1)

	Warehouse	Warehouse – Amazon	Manufacturing	Office	Airfield	Research
Market Rent (PSF)	$0.40	$0.50	$0.45	$1.10	$0.52	$0.90
Lease Term (Years)	4	4	4	4	4	4
Lease Type (Reimbursements)	NNN	NNN	NNN	Full Service / Base Year	NNN	NNN
Rent Increase Projection	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum
Tenant Improvements (New Tenants) (PSF)	$3.00	$3.00	$5.00	$25.00	$10.00	$20.00
Tenant Improvements (Renewals) (PSF)	$1.00	$1.00	$1.00	$5.00	$1.00	$5.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

The table below presents certain information relating to comparable sales pertaining to the McClellan Park Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Depot Park	Sacramento, CA	1940/2000	2,144,568	Jun. 2018	$126,590,000	$59
Delta Industrial Portfolio	Multiple	1997/NAP	8,766,532	Aug. 2017	$590,000,000	$67
NW Mutual NV Ind. Portfolio	Reno/Sparks, NV	1995/NAP	1,765,258	May 2019	$157,800,000	$89
Texas Logistics Portfolio	Multiple	1995/NAP	2,682,696	Jul. 2019	$248,000,000	$92
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the McClellan Park Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the McClellan Park Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the McClellan Park Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the McClellan Park Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly replacement reserves of $86,569 ($0.15 per square foot annually), subject to a cap of $2,077,645 ($0.30 per square foot).

TI/LC Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly TI/LC reserves of $288,562 ($0.50 per square foot annually), subject to a cap of $6,925,484 ($1.00 per square foot).

Development Agency Loan Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $689,614 representing approximately 108% of the estimated maximum possible amount owing under a development agency loan secured by a subordinate deed of trust lien encumbering a portion of the McClellan Park Property. See “Subordinate and Mezzanine Indebtedness” section below.

Rent Concession Reserve - The McClellan Park Whole Loan documents require an upfront reserve of $18,717 related to outstanding future rent credits, abatements or gap rent pursuant to existing leases.

Tenant Specific TI/LC Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $5,482,591 related to outstanding tenant improvements and leasing commissions payable by the McClellan Park Borrower under existing leases with Siemens Industry, Inc. ($2,943,558), Amazon ($1,407,294) and Americorp ($1,131,739).

Lockbox and Cash Management. The McClellan Park Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the McClellan Park Borrower or property manager direct all tenants to pay rent directly into such lockbox account. The McClellan Park Whole Loan documents also require that all rents received by the McClellan Park Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Provided no Cash Trap Event Period is in effect, all amounts on deposit in the account will be transferred daily to an account specified by the McClellan Park Borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the McClellan Park Whole Loan documents, are required to be swept to an excess cash flow subaccount to be held as additional collateral for the McClellan Park Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 7.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 7.0% at the end of any calendar quarter.

Property Management. The McClellan Park Property is managed by LDKV Management, Inc., a California corporation and a borrower sponsor affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Partial Release.

Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more income producing parcels from the lien of McClellan Park Whole Loan (collectively, an “Income Producing Parcel Release”), subject, but not limited, to the following conditions:

●	the Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received a Release Price (as defined below), in addition to any yield maintenance and interest shortfall then due (if any);

●	immediately following the Income Producing Parcel Release, the net cash flow debt yield is no less than 10.0%;

●	immediately following the Income Producing Parcel Release, at least 100 parcels are subject to the lien of the McClellan Park Whole Loan and no single parcel being more than 10.0% of the remaining aggregate adjusted net cash flow;

●	immediately following the release, at least 60.0% of the rentable square footage remaining at the McClellan Park Property will be used for industrial purposes;

●	the lender having received reasonably satisfactory evidence that, following the release, the McClellan Park Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the McClellan Park Whole Loan documents; and

●	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more vacant non-income providing parcels from the lien of McClellan Park Whole Loan (collectively, an “Non-Income Producing Parcel Release”) and, upon completion of the condominium conversion (as described below), the McClellan Park Borrower is permitted to release the Twin Rivers NIP Parcel (as defined below) as a Non-Income Producing Parcel Release, subject, but not limited, to the following conditions:

●	the Non-Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received evidence that no portion of the Non-Income Producing Parcel Release is required to remain part of the McClellan Park Property pursuant to the terms of any leases, legal agreements or for use as parking, access, ingress/egress and/or storage at the McClellan Park Property; and

●	the lender having received evidence that the Non-Income Producing Parcel Release is occurring solely (i) to accommodate parcel/tax lot adjustments for potential development by an affiliate of the McClellan Park Borrower or guarantor or (ii) for the sale of such Non-Income Producing Parcel Release parcel to a third party that is not an affiliate of the McClellan Park Borrower or guarantor;

“Release Price” means (a) with respect to the Twin Rivers Release Parcel (as defined below) an amount equal to 100% of its allocated loan amount ($10,447,854), however, as provided below, following such condominium conversion of the Twin Rivers NIP Parcel to a commercial condominium to effectuate the conveyance of the Twin Rivers condominium unit to Twin Rivers Unified School District, the Twin Rivers NIP Parcel may be released as a free release; and (b) with respect to each other release parcel (i) for the first 10% of the original principal balance of the McClellan Park Whole Loan being prepaid, 110% of the allocated loan amount of the subject release parcel(s) and (ii) for the remaining McClellan Park Whole Loan collateral, 115% of the allocated loan amount of the subject release parcel(s). A partial release of the Twin Rivers Release Parcel at the Release Price set forth in clause (a) above will count towards the 10% threshold set forth in clause (b)(i) above if such threshold has not yet been reached.

“Twin Rivers Parcel” is comprised of (i) a single tenant building leased to Twin Rivers Unified School District and identified as APN 215-0320-127 (the “Twin Rivers NIP Parcel”), and (ii) a multi-tenant building identified as APN 215-0320–126 (the “Twin Rivers Release Parcel”).

Condominium Conversion Option. Following the date which is the earlier of (x) November 13, 2021 and (y) 60 days following the last securitization of the component notes evidencing the McClellan Park Whole Loan and provided no event of default has occurred and is continuing, the McClellan Park Borrower is permitted to convert the Twin Rivers Parcel to a commercial condominium form of ownership, subject, but not limited, to the following conditions:

●	the condominium regime is required to create two or more condominium units, one of which will consist solely of the Twin Rivers NIP Parcel and each condominium unit will have its own separate tax parcel; and

●	the McClellan Park Borrower will deliver to the lender (i) an irrevocable proxy from the McClellan Park Borrower granting the lender the right to vote, on the McClellan Park Borrower’s behalf in any vote taken by the condominium association after the acceleration of the McClellan Park Whole Loan and (ii) a conditional resignation (effective upon the lender’s demand upon the acceleration of the McClellan Park Whole Loan) of any board members that are appointed or controlled by the McClellan Park Borrower.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In 2011, the Sacramento County Successor Agency, the successor agency to the Former Redevelopment Agency of the County of Sacramento (the “Development Agency”) made a $1,000,000 loan (the “Development Agency Loan”) to the predecessor-in-interest to the McClellan Park Borrower in connection with the renovation of portions of three buildings at the McClellan Park Property. The loan, which is due and payable in 2023, is secured by a deed of trust lien on such portion of the McClellan Park Property and is forgivable once the renovated space reaches 80% occupancy. At origination of the McClellan Park Whole Loan, the Development Agency entered into a subordination agreement which subordinated such deed of trust lien to the McClellan Park Whole Loan documents. The McClellan Park Borrower maintains that the occupancy required for forgiveness of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #1	Cut-off Date Balance:	$90,000,000
Various McClellan, CA 95652	McClellan Park	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	60.2% 2.90x 10.5%

Development Agency Loan has been achieved and is currently negotiating loan forgiveness with the Development Agency. The amount reserved with lender for the Development Agency Loan (see “Escrows” above) has been certified by the Development Agency as sufficient to obtain the satisfaction and release of the deed of trust lien securing the Development Agency Loan. Provided no event of default is continuing, upon receipt of a payoff statement and wiring instructions from the Development Agency, the lender will disburse funds from such reserve to pay off the Development Agency Loan and, upon receipt of evidence that the lien has been released, disburse any remaining funds in the reserve to the McClellan Park Borrower (or, if a Cash Trap Event Period then exists, to the cash management account with the lender).

Ground Lease. None.

Terrorism Insurance. The McClellan Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the McClellan Park Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the McClellan Park Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the McClellan Park Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

Earthquake Insurance. A seismic risk assessment dated September 30, 2020 indicated a probable maximum loss of 9%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

605 Third Avenue
605 Third Avenue
New York, NY 10158
MANHATTAN
East Side
Murray Hill
Kips Bay
East River
UNITED NATIONS
FDR Drive
QUEENS-MIDTOWN TUNNEL
LONG ISLAND RAILROAD
METRO NORTH
Robert Moses Playground
St. Vartan's Park
Grand Central Terminal
MetLife Building
Chrysler Building
Daily News
Citigroup Center
Lipstick Building
399 Park
Lever House
Wells Fargo
345 Park
599 Lexington Avenue
875 Third
Park Avenue Plaza
St. Patrick's Cathedral
Lotte NY Palace
Saks Fifth Avenue
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
245 Park Avenue
485 Lexington
747 Third Avenue
383 Madison
565 Fifth Ave.
The Roosevelt Hotel
450 Lexington Avenue
Winstar Building
505 Fifth Ave.
Consulate General of Australia
The Westin NY Grand Central
Consulate General of Switzerland
Consulate General of South Africa
Consulate General of Romania
Shelbourne Hotel & Suites
Yeshiva Univ. Stern College for Women
The Morgan Library & Museum
Consulate General of El Salvador
Consulate General of Poland
The Kitano New York
Hotel NH Collection New York
425 Fifth Ave.
260 Madison Ave.
180 Madison Ave.
325 Fifth Ave.
HGU New York
The Marmara Park Ave.
Textile Building
China Mission
Ferry
KiDS of NY Pediatric Emergency Care Center
NYU Medical Center
Tisch Hospital
NYU Langone Health Science Bldg.
NYU School of Medicine
Millennium Hilton NY One UN Plaza
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
Club Quarters Grand Central
2 Grand Central Tower
Fitzpatrick Grand Central
The Lexington Hotel
Roger Smith Hotel
Consulate General of Jamaica
British Consulate General NY
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
The Benjamin
The Kimberly Hotel
Pod 51 Hotel
Consulate General of Hungary
Tower 49
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
495
QUEENS
Astoria
Central Park
Upper West Side
Upper East Side
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
MANHATTAN
Long Island City
Greenpoint
Williamsburg
Union City
Hoboken
Hudson River
NEW JERSEY
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 605 Third Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/TBD/TBD		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$80,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$80,000,000		Size:	1,027,736 SF
	% of Initial Pool Balance:	8.8%		Cut-off Date Balance Per SF(1):	$224.77
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$224.77
	Borrower Sponsors:	RP 605 Acquisition; FB 605 Equity		Year Built/Renovated:	1965/2018
		LLC, FB 605 Corp.; Hadwin LLC		Title Vesting:	Fee
	Guarantor(2):	N/A		Property Manager:	Self-managed
	Mortgage Rate(3):	1.93752%		Current Occupancy (As of):	97.2% (10/1/2020)
	Note Date:	November 20, 2020		YE 2019 Occupancy:	96.7%
	Seasoning:	2 months		YE 2018 Occupancy:	76.6%
	Maturity Date:	December 5, 2030		YE 2017 Occupancy:	71.9%
	IO Period:	120 months		YE 2016 Occupancy:	NAV
	Loan Term (Original):	120 months		Appraised Value:	$685,000,000
	Amortization Term (Original):	0 months		Appraised Value Per SF:	$666.51
	Loan Amortization Type:	Interest-only, Balloon		Appraisal Valuation Date:	November 1, 2020
	Call Protection(4):	GTR 1% or YM(26),GTR 1% or YM or D(87),O(7)		Underwriting and Financial Information(7)
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI (9/30/2020)(8):	$23,869,945
	Additional Debt(1):	Yes		YE 2019 NOI(8):	$8,013,280
	Additional Debt Type (Balance)(1)(5):	Pari Passu ($151,000,000);		YE 2018 NOI:	$10,798,472
		Subordinate ($78,000,000);		YE 2017 NOI:	$13,196,382
		Mezzanine ($91,000,000);		U/W Revenues:	$68,159,995
		Future Mezzanine		U/W Expenses:	$36,029,430
Escrows and Reserves(6)				U/W NOI(8):	$32,130,565
	Initial	Monthly	Cap	U/W NCF:	$29,974,788
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	7.08x / 6.61x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.9% / 13.0%
Replacement Reserve	$0	Springing	$411,096	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.9% / 13.0%
TI/LC Reserve	$1,092,905	Springing	$4,000,000	Cut-off Date LTV Ratio(1):	33.7%
Free Rent Reserve	$934,456	Springing	NAP	LTV Ratio at Maturity(1):	33.7%

Sources and Uses
Sources			Uses
Senior Loan Amount(1)	$231,000,000	57.8%	Loan Payoff	$189,965,577	47.5%
Subordinate Loan Amount	78,000,000	19.5	Return of Equity	201,920,067	50.5
Mezzanine Loan	91,000,000	22.8	Closing Costs	6,086,995	1.5
			Reserves	2,027,361	0.5
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%
(1)	The 605 Third Avenue Mortgage Loan (as defined below) is part of the 605 Third Avenue Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $231,000,000 (collectively, the “605 Third Avenue Senior Loans”) and three promissory notes that are subordinate to the 605 Third Avenue Senior Loans with an aggregate original principal balance of $78,000,000 (collectively, the “605 Third Avenue Subordinate Companion Loans”, and together with the 605 Third Avenue Senior Loans, the “605 Third Avenue Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the 605 Third Avenue Senior Loans, without regard to the 605 Third Avenue Subordinate Companion Loans or the 605 Third Avenue Mezzanine Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW DSCR based on NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire 605 Third Avenue Whole Loan are $301, $301, 10.4%, 10.4%, 4.61x, 4.30x, 45.1% and 45.1%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW DSCR based on NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 605 Third Avenue Whole Loan and the 605 Third Avenue Mezzanine Loan are $389, $389, 8.0%, 8.0%, 2.76x, 2.58x, 58.4% and 58.4%, respectively.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan.
(3)	Reflects the 605 Third Avenue Senior Loans only. The 605 Third Avenue Subordinate Companion Loans bear interest at the rate of 3.0780% per annum.
(4)	Defeasance of the 605 Third Avenue Whole Loan is permitted at any time after the earlier of (i) November 20, 2023, or (ii) two years from the closing date of the securitization that includes the last note evidencing a portion of the 605 Third Avenue Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2021. In addition, prepayment of the 605 Third Avenue Whole Loan is permitted at any time, subject to, prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.
(5)	See “Subordinate and Mezzanine Indebtedness” section below.
(6)	See “Escrows” below for further discussion of reserve requirements.
(7)	The novel coronavirus pandemic is an evolving situation and could impact the 605 Third Avenue Whole Loan more severely than assumed in the underwriting of the 605 Third Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(8)	See “Operating History and Underwritten Net Cash Flow” for information regarding the increases in NOI from 2nd Most Recent NOI to Most Recent NOI and from Most Recent NOI to UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The Mortgage Loan. The mortgage loan (the “605 Third Avenue Mortgage Loan”) is part of the 605 Third Avenue Whole Loan in the original principal balance of $309,000,000. The 605 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “605 Third Avenue Property”). The 605 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A., as to the 605 Third Avenue Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the 605 Third Avenue Subordinate Companion Loans. The 605 Third Avenue Whole Loan is comprised of the 605 Third Avenue Senior Loans, consisting of five pari passu senior promissory notes in the aggregate original principal balance of $231,000,000, and the 605 Third Avenue Subordinate Companion Loans, consisting of three subordinate promissory notes in the aggregate original principal balance of $78,000,000. The non-controlling senior Notes A-2 and A-5, with an aggregate original principal balance of $80,000,000, represent the 605 Third Avenue Mortgage Loan and will be included in the BANK 2021-BNK31 securitization trust. The remaining senior promissory notes, with an aggregate original principal balance of $151,000,000, have been or are expected to be contributed to one or more future securitization transactions. The 605 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$80,000,000	$80,000,000	BANK 2020-BNK30	No(1)
A-2	$60,000,000	$60,000,000	BANK 2021-BNK31	No
A-3	$40,000,000	$40,000,000	MSBNA	No
A-4	$31,000,000	$31,000,000	MSBNA	No
A-5	$20,000,000	$20,000,000	BANK 2021-BNK31	No
B-1	$40,600,000	$40,600,000	Third party holder	Yes(1)
B-2	$20,000,000	$20,000,000	Third party holder	No(1)
B-3	$17,400,000	$17,400,000	Third party holder	No(1)
Total	$309,000,000	$309,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 605 Third Avenue Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is 605 Third Avenue Fee LLC (the “605 Third Avenue Borrower”), a Delaware limited liability company structured with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan. The 605 Third Avenue Borrower is owned by a joint venture between affiliates of Fisher Brothers (approximately 50.5%) and the Commingled Pension Trust Fund (Special Situation Property) (the “Fund”) of JP Morgan Chase Bank, N.A. (approximately 49.0%). The borrower sponsors are RP 605 Acquisition LLC (which is indirectly owned by the Fund), and FB 605 Equity LLC, FB 605 Corp. and Hadwin LLC (all of which are indirectly owned by members of the Fisher family and/or their family trusts). Fisher Brothers has been a builder, owner and operator of commercial real estate in New York City for over 100 years. The company has developed, owned and managed more than 10 million square feet of Class-A commercial space, with 1.5 million square feet of space under development. Fisher Brothers developed the 605 Third Avenue Property in 1963 and has operated the 605 Third Avenue Property ever since. The related Whole Loan documents generally permit transfers of interests in the 605 Third Avenue Borrower among the owners of the joint venture and certain of their affiliates, including affiliates of Fisher Brothers and certain affiliates of JP Morgan Chase Bank, N.A. and related funds.

The Property. The 605 Third Avenue Property is a Class A, 44-story office property totaling 1,027,736 square feet, including 16,340 square feet of retail space, located in New York City. The 605 Third Avenue Property was built in 1965 and most recently renovated in 2018. Since 2014, the borrower sponsor spent approximately $104.3 million in capital expenditures at the 605 Third Avenue Property. Capital expenditures included modifications to the building lobby, elevator modernization, the creation of a bike room, the creation of a marketing and messenger center, fire alarm upgrades, and tenant improvement allowances, as well as base building upgrades.

The 605 Third Avenue Property was 97.2% leased as of October 1, 2020 to 25 office tenants and five retail tenants. The tenant mix includes financial technology, financial and diplomatic mission tenants, including the three largest tenants: Univision Communications, Inc. (“Univision”), United Nations Population Fund (“UNPF”) and Broadridge Financial Solutions, Inc. (“Broadridge”). The office component of the 605 Third Avenue Property is 97.1% leased to a mixture of tenants, anchored by seven tenants that exceed 50,000 square feet. Aside from the three largest tenants at the 605 Third Avenue Property, no other tenant accounts for more than 6.7% of underwritten rent or 7.6% of total square feet. The 605 Third Avenue Property contains a retail component that comprises 1.6% of the total net rentable area and accounts for approximately 3.6% of underwritten rent. The retail component is currently 100.0% leased to Orangetheory Fitness (5,761 square feet), Wagamama (5,418 square feet), HSBC (3,161 square feet), Starbucks (1,800 square feet) and J&J News, Inc. (200 square feet).

Approximately 230,000 square feet have been leased in the building since January 2019. Tenants that have signed leases over the past two years include Broadridge (85,089 square feet), Permanent Mission of Japan to the United Nations (50,391 square feet), Deluxe Financial Services, LLC (21,229 square feet), Katsky Korins LLP (19,871 square feet) and Wellspring Capital Management Group LLC (14,698 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

Major Tenants.

Univision (194,701 square feet, 18.9% of net rentable area, 18.0% of underwritten rent). Univision is the leading Spanish language media company in the United States. The company provides news, sports and entertainment content across broadcast and cable television, audio and digital platforms. Univision has been a tenant at the 605 Third Avenue Property since 2013 and has a lease expiration of December 31, 2028. Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable square feet. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent. Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 square feet) at $52.00 PSF, Shoptalk Commerce (19,871 square feet) at $41.00 PSF, Levy Konigsberg (19,871 square feet) at $45.00 PSF, and DCS Advisory (29,331 square feet) at $45.00 PSF. Univision has a free rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).

UNPF (130,740 square feet, 12.7% of net rentable area, 8.9% of underwritten rent). UNPF is the United Nations sexual and reproductive health agency. Headquartered in New York City, UNPF works in more than 150 countries and territories that are home to the majority of the world’s people. UNPF has been a tenant at the 605 Third Avenue Property since 2018 and has a lease expiration of December 31, 2025. If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate. UNPF has one, 10-year renewal option available.

Broadridge (87,165 square feet, 8.5% of net rentable area, 10.6% of underwritten rent). Broadridge is a provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers. The company’s segments include investor communication solutions and global technology and operations. Broadridge has been a tenant at the 605 Third Avenue Property since February 2020, has a lease expiration of January 31, 2035 and has one, 10-year renewal option available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the major tenants at the 605 Third Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Univision(4)	NR/NR/NR	194,701	18.9%	$56.79	$11,056,864	18.0%	12/31/2028	(5)	N
UNPF(6)	NR/NR/NR	130,740	12.7%	$41.85	$5,471,469	8.9%	12/31/2025	1 x 10-year	Y
Broadridge	BBB+/Baa1/BBB+	87,165	8.5%	$74.30	$6,476,486	10.6%	1/31/2035	1 x 10-year	N
AECOM Technology Corporation(7)	NR/NR/NR	78,484	7.6%	$52.00	$4,081,168	6.7%	3/31/2033	1 x 10-year	Y
Anti-Defamation League of B’nai B’rith, Inc.	NR/NR/NR	73,333	7.1%	$48.71	$3,571,735	5.8%	3/31/2027	1 x 10-year	N
Total Major Tenants		564,423	54.9%	$54.32	$30,657,721	50.0%

Non-Major Tenants(3)		434,505	42.3%	$70.45	$30,610,678	50.0%

Occupied Collateral Total		998,928	97.2%	$61.33	$61,268,399	100.0%

Vacant Space		28,808	2.8%

Collateral Total		1,027,736	100.0%

(1)	Information is based on the underwritten rent roll as of October 1, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 square feet) at $52.00 PSF, Shoptalk Commerce (19,871 square feet) at $41.00 PSF, Levy Konigsberg (19,871 square feet) at $45.00 PSF, and DCS Advisory (29,331 square feet) at $45.00 PSF. The 605 Third Avenue Whole Loan was underwritten based on the rent under the prime lease. Univision has a free rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).
(5)	Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable square feet. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent.
(6)	If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate.
(7)	AECOM Technology Corporation has the option to terminate its lease effective September 30, 2028 upon written notice given by September 30, 2026 accompanied by a termination payment. AECOM Technology Corporation has free rent through June 2021 and a partial rent abatement in July 2021, which have been reserved for.

The following table presents certain information relating to the lease rollover schedule at the 605 Third Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	19,871	1.9%	19,871	1.9%	$1,828,132	3.0%	$92.00
2022	2	10,980	1.1%	30,851	3.0%	$584,844	1.0%	$53.26
2023	0	0	0.0%	30,851	3.0%	$0	0.0%	$0.00
2024	0	0	0.0%	30,851	3.0%	$0	0.0%	$0.00
2025	1	130,740	12.7%	161,591	15.7%	$5,471,469	8.9%	$41.85
2026	1	3,161	0.3%	164,752	16.0%	$857,990	1.4%	$271.43
2027	5	100,030	9.7%	264,782	25.8%	$5,565,077	9.1%	$55.63
2028	4	271,898	26.5%	536,680	52.2%	$16,093,898	26.3%	$59.19
2029	4	72,513	7.1%	609,193	59.3%	$5,106,086	8.3%	$70.42
2030	3	69,321	6.7%	678,514	66.0%	$3,999,948	6.5%	$57.70
2031	1	28,976	2.8%	707,490	68.8%	$1,825,488	3.0%	$63.00
Thereafter	8	291,438	28.4%	998,928	97.2%	$19,935,467	32.5%	$68.40
Vacant	0	28,808	2.8%	1,027,736	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	30	1,027,736	100.0%			$61,268,399	100.0%	$61.33
(1)	Information is based on the underwritten rent roll as of October 1, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Total Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents historical occupancy percentages at the 605 Third Avenue Property:

Historical Occupancy

2017(1)	2018(1)	2019(1)	10/1/2020(2)
71.9%	76.6%	96.7%	97.2%
(1)	Information obtained from the borrower sponsor.
(2)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 605 Third Avenue Property:

Cash Flow Analysis(1)

	2017(2)	2018(2)	2019(3)	TTM 9/30/2020(3)(4)	U/W(4)	%(5)	U/W $ per SF
Base Rent	$40,934,326	$39,522,660	$37,440,783	$52,128,598	$61,142,196	89.7%	$59.49
Rent Steps	0	0	0	0	126,203	0.2	0.12
Gross Potential Rent(6)	$40,934,326	$39,522,660	$37,440,783	$52,128,598	$61,268,399	89.9%	$59.61
Recoveries	7,715,168	4,583,083	4,400,331	4,802,886	5,609,565	8.2	5.46
Other Income	1,135,055	1,327,105	2,111,375	1,850,293	1,282,031	1.9	1.25
Net Rental Income	$49,784,549	$45,432,848	$43,952,489	$58,781,777	$68,159,995	100.0%	$66.32
Vacancy	0	0	0	0	0	0.0	0.00
Effective Gross Income	$49,784,549	$45,432,848	$43,952,489	$58,781,777	$68,159,995	100.0%	$66.32

Real Estate Taxes	13,712,598	14,086,765	14,463,311	13,863,649	14,330,316	21.0	13.94
Insurance	600,483	665,212	655,019	557,557	714,021	1.0	0.69
Management Fee	357,093	364,022	370,201	376,266	1,000,000	1.5	0.97
Other Operating Expenses	21,917,994	19,518,377	20,450,679	20,114,360	19,985,093	29.3	19.45
Total Operating Expenses	$36,588,167	$34,634,376	$35,939,209	$34,911,832	$36,029,430	52.9%	$35.06

Net Operating Income(3)	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$32,130,565	47.1%	$31.26
Replacement Reserves	0	0	0	0	205,547	0.3	0.20
TI/LC	0	0	0	0	1,950,230	2.9	1.90
Net Cash Flow	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$29,974,788	44.0%	$29.17

NOI DSCR(7)	2.91x	2.38x	1.77x	5.26x	7.08x
NCF DSCR(7)	2.91x	2.38x	1.77x	5.26x	6.61x
NOI Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.9%
NCF Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.0%
(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.
(2)	The decrease in Gross Potential Rent and Net Operating Income between 2017 and 2018 was mainly due to Neuberger Berman vacating the 605 Third Avenue Property.
(3)	The increase in Gross Potential Rent and Net Operating Income between 2019 and 9/30/2020 TTM was mainly due to (i) new leases signed between the end of 2019 and the beginning of 2020 totaling approximately $9,227,237 of rent, (ii) an increase in overall base rent for a number of tenants from 2019, (iii) a reduction in the repairs and maintenance expense of approximately $832,000 and (iv) expiration of free rent periods.
(4)	The increase in Gross Potential Rent and Net Operating Income between 9/30/2020 TTM and UW is mainly due to recent new leases signed in 2020 including Broadridge ($6,476,486 of UW rent), Katsky Korins LLP ($1,351,228 of UW rent), Global X Capital Management ($1,101,848 of UW rent) and One Sky Flight ($357,124 of UW rent).
(5)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(6)	UW Gross Potential Rent is as of October 1, 2020 and includes rent steps of $126,203 through October 31, 2021.
(7)	The debt service coverage ratios and debt yields are based on the 605 Third Avenue Senior Loans, and exclude the 605 Third Avenue Subordinate Companion Loans and 605 Third Avenue Mezzanine Loan.

Appraisal. The appraiser concluded to an “as-is” value as of November 1, 2020 of $685,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 27, 2020, there was no evidence of any recognized environmental conditions at the 605 Third Avenue Property.

COVID-19 Update. As of January 5, 2021 the 605 Third Avenue Whole Loan is current as of the January debt service payment and is not subject to any forbearance, modification or debt service relief request. As of January 5, 2020, the 605 Third Avenue Borrower has reported that the 605 Third Avenue Property is open and operating, with 96.4% of tenants by occupied NRA and 97.0% of tenants by underwritten base rent having paid their full November 2020 rent payments. Five tenants (14.0% of NRA and 12.6% of underwritten base rent) at the 605 Third Avenue Property have been granted deferrals of rent by the 605 Third Avenue Borrower. Four of the five tenants (13.3% of NRA and 11.5% of underwritten base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of underwritten

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

Market Overview and Competition. The 605 Third Avenue Property is located in New York, New York along the entire eastern blockfront of Third Avenue between East 39th and East 40th Streets within the Grand Central office submarket of Midtown Manhattan. The 605 Third Avenue Property is located near major commercial landmarks and public attractions such as St. Patrick’s Cathedral, The New York Public Library, The MetLife Building, The Helmsley Building, The Bank of America Tower and the Chrysler Building. Primary access to the 605 Third Avenue Property is provided by Grand Central Terminal, which services Metro-North and many subway lines. The 605 Third Avenue Property is located four blocks southeast of the 42nd Street – Bryant Park subway station, which services the 7, B, D, F and M lines. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Grand Central office submarket was approximately 7.1%, with average asking rents of $89.46 PSF and inventory of approximately 47.6 million square feet. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 6.0%, with average asking rents of $85.76 PSF and inventory of approximately 288.0 million square feet.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 605 Third Avenue Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 2-10)	$60.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 11-14)	$65.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 15-24)	$68.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 25-34)	$72.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 35-44)	$75.00	10	Modified Gross	$7.00 PSF Every 5-Years
Retail Ground Third Avenue	$175.00	10	Modified Gross	2.50% Annual Increase
Ground Corner	$250.00	10	Modified Gross	2.50% Annual Increase
Retail Ground Side Street	$125.00	10	Modified Gross	2.50% Annual Increase
Retail Multi-Level	$65.00	10	Modified Gross	2.50% Annual Increase
Storage	$25.00	10	Modified Gross	2.50% Annual Increase
Retail Newstand	$55.00	10	Modified Gross	2.50% Annual Increase

Source: Appraisal.

The following table presents comparable office leases with respect to the 605 Third Avenue Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
605 Third Avenue (subject)	1965	1,027,736	Univision	194,701	Various	$56.79	Modified Gross
600 Third Avenue New York, NY	1970	575,600	Energy Impact Partners Pomerantz	13,129 4,668	Oct. 2020 July 2020	$85.00 $64.00	Modified Gross Modified Gross
19 West 44th Street New York, NY	1916 / 2014	303,943	Corporation Service Company	12,273	May 2020	$64.00	Modified Gross
99 Park Avenue New York, NY	1954	640,122	Bosley Medical	14,469	April 2020	$67.00	Modified Gross
366 Madison Avenue New York, NY	1920	93,000	FordHarrison	6,851	Jan. 2020	$65.00	Modified Gross
711 Third Avenue New York, NY	1955 / 2010	592,772	Strategic Financial Planning Center on Addiction and Substance Abuse	82,557 30,035 10,422	Dec. 2019 Nov. 2019 Oct. 2019	$62.00 $62.00 $67.13	Modified Gross Modified Gross Modified Gross
420 Lexington Avenue New York, NY	1927 / 1999	1,513,673	Greenberg Traurig LLP	46,744	Dec. 2019	$65.00	Modified Gross
733 Third Avenue New York, NY	1961 / 2018	445,000	EisnerAmper	124,364	Dec. 2019	$59.50	Modified Gross
708 Third Avenue New York, NY	1931 / 2019	420,000	ZEFR Crux Informatics	17,896 13,220	Nov. 2019 Sept. 2019	$80.00 $83.00	Modified Gross Modified Gross
675 Third Avenue New York, NY	1927 / 1994	342,000	T&R Productions	8,569	Nov. 2019	$70.00	Modified Gross
575 Fifth Avenue New York, NY	1984	513,740	Forter, Inc.	21,690	Sept. 2019	$81.00	Modified Gross

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

Escrows.

Real Estate Taxes – During a Trigger Period (as defined below), the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 605 Third Avenue Property.

Insurance – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the 605 Third Avenue Whole Loan documents.

Replacement Reserve – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $17,129 into a reserve for approved capital expenditures; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $411,096.

TI/LC Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $1,092,905 for outstanding tenant improvements or rent credits payable to the tenant Podell, Schwartz, Schecter & Bankfield, LLP. In addition, during a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $107,056 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $4,000,000 (excluding from such balance any remaining portion of the upfront reserve and any proceeds of a 605 Third Avenue Permitted Future Mezzanine Loan (as defined below) deposited into such reserve).

Free Rent Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $934,456 for outstanding free rent credits for various tenants, including Aecom Technology Corporation, and so long as the Univision lease remains in effect, (i) on each monthly payment date during the First Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free rent credits available to Univision during the First Univision Free Rent Period (as defined below), and (ii) on each monthly payment date during the Second Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free rent credits available to Univision during the Second Univision Free Rent Period (as defined below).

“First Univision Sweep Period” means the period commencing on January 1, 2022 and ending on December 31, 2023.

“First Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the period commencing on January 1, 2024 and ending June 30, 2024.

“Second Univision Sweep Period” means the period commencing on April 1, 2027 and ending on March 31, 2028.

“Second Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the calendar months of April, 2028, July, 2028, and October, 2028.

Lockbox and Cash Management. The 605 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 605 Third Avenue Borrower is required to establish and maintain a lockbox account for the benefit of an administrative agent for the lender (the “Agent”), to direct all tenants of the 605 Third Avenue Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 605 Third Avenue Borrower or property manager into the lockbox account within two business days of receipt. In addition, the 605 Third Avenue Borrower is required to establish and maintain a cash management account controlled by the Agent on behalf of the lender. So long as no Trigger Period or Univision Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to the 605 Third Avenue Borrower’s operating account. During the continuance of a Trigger Period, provided no event of default under the 605 Third Avenue Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the 605 Third Avenue Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the rollover funds reserve as described above under “Escrows,” (iv) if the Trigger Period exists during a Univision Sweep Period, to make the required deposits into the free rent reserve as described above under “Escrows,” (v) to pay operating expenses set forth in the annual budget (which is deemed approved by the lender so long as it meets certain specified parameters) and lender-approved extraordinary expenses, (vi) if the 605 Third Avenue Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Mezzanine Loan, (vii) if a 605 Third Avenue Permitted Future Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Permitted Future Mezzanine Loan, and (viii) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 605 Third Avenue Whole Loan during the continuance of such Trigger Period (provided that, at the 605 Third Avenue Borrower’s request, provided no event of default is continuing, funds in such reserve will be applied to pay the amounts described in clauses (i) through (vii) and certain other property expenses). During the continuance of a Univision Sweep Period, provided no event of default or Trigger Period is continuing, all amounts deposited into the cash management account in respect of free rent during the preceding month will be disbursed (i) to the free rent account to make payments on account of free rent and (ii) any remainder, to the 605 Third Avenue Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

“Trigger Period” means a period:

(i)	commencing upon an event of default under the 605 Third Avenue Whole Loan documents or an event of default under the 605 Third Avenue Mezzanine Loan documents, and ending upon the lender’s or mezzanine lender’s, as applicable, acceptance of a cure of such event of default; or
(ii)	commencing upon the debt yield on the 605 Third Avenue Whole Loan falling below 8.10% as of the last day of any calendar quarter, and ending on the date such debt yield equals or exceeds 8.10% as of the last day of two consecutive calendar quarters; or
(iii)	commencing upon the aggregate debt yield on the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and any 605 Third Avenue Permitted Future Mezzanine Loan falling below 6.25% as of the last day of any calendar quarter, and ending on the date such aggregate debt yield equals or exceeds 6.25% as of the last day of two consecutive calendar quarters.

“Univision Sweep Period” means the First Univision Sweep Period or Second Univision Sweep Period, as the case may be.

Property Management. The 605 Third Avenue Property is managed by Fisher Brothers Management Co. LLC, an affiliate of the 605 Third Avenue Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the 605 Third Avenue Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $91,000,000 (the “605 Third Avenue Mezzanine Loan”) to the holder of 100% of the direct equity interests in the 605 Third Avenue Borrower (such holder, the “605 Third Avenue Mezzanine Borrower”), secured by a pledge of such equity interests. The 605 Third Avenue Mezzanine Loan is co-terminous with the 605 Third Avenue Whole Loan, accrues interest at the rate of 5.05000% per annum and requires payments of interest only until its maturity date. The 605 Third Avenue Mezzanine Loan has been sold to a third party holder.

The 605 Third Avenue total debt as of the origination date is summarized in the following table:

605 Third Avenue Total Debt Summary

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$231,000,000	1.93752%	6.61x	13.9%	33.7%
Subordinate Companion Loans	$78,000,000	3.0780%	4.30x	10.4%	45.1%
Mezzanine Loan	$91,000,000	5.0500%	2.58x	8.0%	58.4%
Total Debt	$400,000,000	2.8680%	2.58x	8.0%	58.4%

In addition, the holders of the direct or indirect equity interests in the 605 Third Avenue Mezzanine Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the 605 Third Avenue Mezzanine Borrower (a “605 Third Avenue Permitted Future Mezzanine Loan”), provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and the 605 Third Avenue Permitted Future Mezzanine Loan (collectively, the “605 Third Avenue Total Debt”) is less than or equal to 58.4%, (iii) the aggregate debt service coverage ratio of the 605 Third Avenue Total Debt is at least 2.00x, (iv) the aggregate debt yield of the 605 Third Avenue Total Debt is at least 7.8%, and the debt yield of the 605 Third Avenue Whole Loan is at least 10.0%; (v) the term of the 605 Third Avenue Permitted Future Mezzanine Loan is at least co-terminous with the term of the 605 Third Avenue Whole Loan; (vi) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the 605 Third Avenue Whole Loan; and (vii) a rating agency confirmation is delivered by each rating agency rating securities backed by the 605 Third Avenue Whole Loan.

In the event that the 605 Third Avenue Permitted Future Mezzanine Loan is originated from and after July 1, 2027, the net loan proceeds must be deposited into the rollover funds reserve in an amount equal to $75 PSF of space which, as of the origination date of the 605 Third Avenue Permitted Future Mezzanine Loan, is vacant or is excluded from the calculation of underwritten net cash flow under the 605 Third Avenue Whole Loan Documents (other than due to free rent periods). A 605 Third Avenue Permitted Future Mezzanine Loan may be prepaid or defeased without simultaneous prepayment or defeasance of the 605 Third Avenue Whole Loan, and may be refinanced by another mezzanine loan that meets the conditions to a 605 Third Avenue Permitted Future Mezzanine Loan.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #2	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

Terrorism Insurance. The 605 Third Avenue Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 605 Third Avenue Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. If TRIPRA is not in effect, then, provided that terrorism insurance is commercially available, the 605 Third Avenue Borrower will be required to carry terrorism insurance, but in such event it will not be required to spend on terrorism insurance more than two times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

SAINT LAURENT

Cartier
Cartier

DOLCE&GABBANA

TOM FORD
TOM FORD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

MIAMI DESIGN DISTRICT
NE 42ND STREET
NE 41ST STREET
NE 40TH STREET
NE 39TH STREET
NE 38TH STREET
N MIAMI AVENUE
NE MIAMI COURT
NE 1ST AVENUE
NE 2ND AVENUE
11. LEE
1. BRIDGE NORTH
7. JADE
8. JBL
2. BRIDGE SOUTH
9. KVA
15. TWERY
12. NEWTON
3. BUICK
6. HERMES
14. PENNY LANE
10. LAVERNE
5. COLLINS
4. CITY VIEW GARAGE
13. PALM COURT
Collateral
Not a Part
INTERSTATE 195, DOWNTOWN, MIAMI INTERNATIONAL AIRPORT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

Miami Design District
151 Northeast 40th Street
Miami, FL 33137
MIAMI
Design District
Wynwood
Beverly Terrace
Edgewater
Morningside
Biscayne Bay
MIAMI-DADE COUNTY
BUENA VISTA EAST HISTORIC DISTRICT
MIMO HISTORIC DISTRICT
PALM GROVE HISTORIC DISTRICT
MORNINGSIDE HISTORIC DISTRICT
Miami Jewish Health
Sabal Palm Shopping Center
Institute of Contemporary Art - Miami
Haitian Heritage Museum
Biscayne Medical Center
MIArt Space
The Shops at Midtown Miami
Gary Nader Art Centre
Amazon Sortation Center
Wynwood Walls
Mana Wynwood Convention Center
RC Cola Museum
Bakehouse Art Complex
Blue on the Bay
Roberto Clemente Park
Robert E. Lee Park
Moore Park
Albert Pallot Park
Morningside Park
Sabal Lake
JULIA TUTTLE CAUSEWAY
Miami Intl. Airport 10 miles
Miami Beach 7 miles
Downtown Miami 2 miles
TROLLEY
BrightLine Rail
Biscayne Blvd
Federal Hwy
N. Miami Ave
NE 2nd Ave
NW 2nd Ave
NW 1st Ave
NW 5th Ave
NW 7th Ave
NE 5th Ave
NE 7th Ave
Bay Point Rd
Island Rd
Sabal Palm Rd
Lake Rd
NE 59th St
NE 58th Ter
NE 58th St
NE 57th St
NE 56th St
NE 55th Ter
NE 55th St
NE 54th St
NE 53rd St
NE 52nd Ter
NE 52nd St
NE 51st St
NE 50th Ter
NE 50th St
NE 49th St
NE 48th St
NE 47th St
NE 46th St
NE 45th St
NE 39th St
NE 38th St
NE 36th St
NE 35th St
NE 34th St
NE 32nd St
NE 31st St
NE 30th St
NE 29th St
NE 27th St
NE 26th Ter
NE 26th St
NE 25th St
NE 24th St
NE 23rd St
NE 22nd St
NW 47th St
NW 46th St
NW 45th St
NW 44th St
NW 43rd St
NW 42nd St
NW 41st St
NW 40th St
NW 36th St
NW 35th St
NW 34th St
NW 33rd St
NW 32nd St
NW 31st St
NW 30th St
NW 29th St
NW 28th St
NW 27th St
NW 26th St
NW 25th St
NW 24th St
NW 23rd St
NW 22nd St
NW 21st St
95
195
27
1
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
THE EVERGLADES
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Medley
Hialeah
Miami Beach
MIAMI-DADE COUNTY
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
South Miami
Kendall
The Hammocks
Biscayne Bay
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Miami Design District

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Retail - Luxury Retail
	Original Principal Balance(1):	$80,000,000		Location:	Miami, FL
	Cut-off Date Balance(1):	$80,000,000		Size:	497,094 SF
	% of Initial Pool Balance:	8.8%		Cut-off Date Balance Per SF(1):	$805
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(5):	$805
	Borrower Sponsor:	Miami Design District Associates, LLC		Year Built/Renovated:	2014 - 2019/NAP
	Guarantor:	Miami Design District Associates, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.1325%		Property Manager:	Design District Management, Inc.
	Note Date:	February 28, 2020		Current Occupancy (As of):	88.5% (9/1/2020)
	Seasoning:	11 months		YE 2019 Occupancy:	92.4%
	Maturity Date:	March 1, 2030		YE 2018 Occupancy:	93.1%
	IO Period:	120 months		YE 2017 Occupancy:	87.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	78.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value(6)(7):	$856,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$1,722
	Call Protection(2):	L(35), D(78), O(7)		As-Is Appraisal Valuation Date:	March 1, 2020
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(6)
	Additional Debt(1)(3):	Yes		YE 2019 NOI:	$33,817,392
	Additional Debt Type (Balance) (1)(3):	Pari Passu ($320,000,000), Subordinate ($100,000,000)		YE 2018 NOI:	$32,133,624
				YE 2017 NOI:	$25,614,162
				YE 2016 NOI(8):	NAP
				U/W Revenues:	$53,041,550
Escrows and Reserves(4)				U/W Expenses:	$16,007,449
	Initial	Monthly	Cap	U/W NOI:	$37,034,101
Taxes	$2,100,000	$525,000	NAP	U/W NCF:	$35,940,495
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.21x / 2.14x
Replacement Reserve	$0	$8,285	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3% / 9.0%
TI/LC Reserve	$4,907,050	$82,849	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(5):	9.3% / 9.0%
Free/Gap Rent Reserve	$1,724,567	$0	NAP	Cut-off Date LTV Ratio(1):	46.7%
Debt Service Reserve	$10,474,740	$0	NAP	LTV Ratio at Maturity(1)(5):	46.7%

Sources and Uses
Sources			Uses
Original whole loan amount	$500,000,000	100.0%	Loan Payoff(9)	$476,005,977	95.2%
			Return of Equity	11,474,730	2.3
			Reserves	8,731,617	1.7
			Closing Costs	3,787,676	0.8
Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Miami Design District Whole Loan (as defined below).
(2)	Defeasance of the Miami Design District Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Miami Design District Whole Loan to be securitized and (b) March 1, 2025. The assumed prepayment lockout period of 35 payments is based on the closing date of this transaction in February 2021.
(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.
(5)	Pursuant to an amendment to the Miami Design District Whole Loan dated April 29, 2020, debt service payments owed for May, June and July 2020 were deferred and are payable on the Maturity Date or earlier repayment in full of the Miami Design District Whole Loan.
(6)	All NOI, NCF and occupancy information, as well as the appraised value were determined prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. All DSCR, LTV and Debt Yield metrics were calculated, and the Miami Design District Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	The appraisal also provided an “Upon Stabilization” value of $883,000,000 as of March 1, 2021, which value assumes physical and economic stabilization and results in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $1,776, 45.3% and 45.3%, respectively, based on the principal balance of the Miami Design District Senior Loan (as defined below). The appraisal also provided a “land” value of $600,000,000 for the land portion (assumed unimproved) of the Miami Design District Property (as defined below), which value would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.7% and 66.7%, respectively, based on the principal balance of the Miami Design District Senior Loan.
(8)	Further historical NOI is not available, as the redevelopment of the Miami Design District Property (as defined below) occurred between 2014 and 2019.
(9)	Loan Payoff includes existing debt secured by components of the larger Miami Design District that are not collateral for the Miami Design District Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The mortgage loan (the “Miami Design District Mortgage Loan”) is part of a whole loan (the “Miami Design District Whole Loan”) that is evidenced by fifteen pari passu senior promissory notes, with an aggregate original principal balance of $400,000,000 (together, the “Miami Design District Senior Loan”) and one note in the original principal amount of $100,000,000 (the “Miami Design District Subordinate Companion Loan”) that is subordinate to the Miami Design District Senior Loan. The Miami Design District Whole Loan is secured by a first priority fee mortgage encumbering a 497,094 square foot luxury retail development located in Miami, Florida (the “Miami Design District Property”). The Miami Design District Mortgage Loan is evidenced by the non-controlling Note A-2 and Note A-7 with an aggregate original principal balance of $80,000,000. The remaining promissory notes comprising the Miami Design District Whole Loan are summarized in the below table. The Miami Design District Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust until the securitization of Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Miami Design District Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-4, A-5, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15	$245,000,000	$245,000,000	Bank of America, National Association	No
A-3, A-6	$75,000,000	$75,000,000	BANK 2020-BNK30	No
A-2, A-7	$80,000,000	$80,000,000	BANK 2021-BNK31	No
B	$100,000,000	$100,000,000	Third Party Investor	Yes(1)
Total	$500,000,000	$500,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrower and Borrower Sponsor. The borrower is Oak Plaza Associates (Del.) LLC (the “Miami Design District Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami Design District Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Miami Design District Associates, LLC, a partnership between Dacra (38.75%), L Catterton Real Estate (38.75%), and Brookfield Property Partners (22.265%). Dacra is a real estate development company founded in 1987 that has developed over 2.0 million square feet of commercial, residential and mixed-use communities. Dacra has played an active role in revitalization efforts and redevelopment in Miami and Miami Beach. In addition to the Miami Design District, Dacra has developed real estate projects in South Beach’s Art Deco District and on Lincoln Road. Since the 1990’s, Dacra had been aggregating the land for the Miami Design District, with the vision of transforming the area into a retail, art and dining destination. In 2010, Dacra partnered with L Catterton Real Estate, a Catterton, LVMH and Groupe Arnault-sponsored global real estate development and investment fund specializing in creating luxury shopping destinations. The partnership brought LVMH brands, including Louis Vuitton, Dior, Fendi, Bulgari, Celine, Berluti, Hermes and Cartier to the Miami Design District, which paved the way for other global luxury brands and upscale contemporary brands to follow. Dacra and L Catterton Real Estate completed the first phase of the Miami Design District in 2012. In 2014, a joint venture between General Growth Properties (now Brookfield Property Partners (NASDAQ: BPY)) and Ashkenazy Acquisition Corp. acquired an interest in the Miami Design District. Brookfield Property Partners is a diversified global real estate company that owns, operates and develops one of the largest portfolios of office, retail, multifamily, industrial, hospitality, triple net lease, self-storage, student housing and manufactured housing assets.

The borrower sponsor owns approximately 20 acres (developed and available for future development) in the Miami Design District, of which the Miami Design District Property represents 7.4 acres. The Miami Design District Borrower covenanted that its affiliates will not, without the consent of the lender, (i) develop such parcels held for future development in a manner that would materially interfere with the continued use and operation of the Miami Design District Property, or (ii) engage in any leasing that would result in a material adverse effect to the Miami Design District Property.

The Property. The Miami Design District Property is a 497,094 square foot portion of a Class A luxury retail development known as the Miami Design District in Miami, Florida. The Miami Design District is a LEED Neighborhood Development located at the northwest quadrant of Interstate 195 and N Federal Highway that was designed as a creative neighborhood for shopping, dining and contemporary public art exhibitions. The Miami Design District encompasses approximately 30 acres in a walkable urban environment, and is home to more than 120 flagship stores, including luxury brand retailers and jewelers Balenciaga, Hermes, Fendi, Dior, Cartier and Louis Vuitton. The Miami Design District also includes design showrooms, art galleries and cultural institutions, including The Institute of Contemporary Art Miami (ICA), de la Cruz Collection Contemporary Art Space, Locust Projects Alternative Art Space and the Haitian Heritage Museum. The buildings within the Miami Design District are arranged along a typical urban street block grid system, with on-street metered parking and a north/south running pedestrian-only corridor through the center, known as Paseo Ponti.

The Miami Design District Property consists of 15 buildings that were redeveloped between 2014 and 2019 from former warehouse, showroom and industrial space. The Miami Design District Property includes a total of 497,094 square feet of rentable space plus 559 total parking spaces located in two garages. Many of the buildings are built-to-suit for luxury retailers, both with respect to the interior buildouts and exterior facades. As of September 1, 2020, the Miami Design District Property was 88.5% occupied by 86 tenants. The largest tenants by base rent include Hermes, Harry Winston, Holly Hunt, Fendi Casa/Luxury Living and Tom Ford, with no other tenant representing more than 3.1% of underwritten base rent. Overall property sales for tenants who report at the Miami Design District Property increased 29.5% from 2018 to 2019 to $1,002 PSF ($231.5 million total sales).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

Property Summary

Building	Year Built/ Renovated	Stories	Rentable SF	Occupancy	Major Tenants
Bridge South	2017	2	7,076	100.0%	Yves Saint Laurent (4,183 SF) Balenciaga (2,893 SF)
Bridge North	2017	2	12,603	100.0%	Dolce & Gabanna (5,320 SF) Alexander McQueen (4,460 SF) Mason Margiela (2,823 SF)
Buick	1926/2015	4	82,396	97.1%	Holly Hunt (24,897 SF) Dacra (18,828 SF)(1) MDDA (Management Office) (10,776 SF)(1)
City View Garage	2015	7	40,853	84.3%	Luxury Brand Partners (18,077 SF) Pura Vida (2,977 SF) Citco (2,614 SF) Rise Nation (2,613 SF)
Collins	2015	2	17,026	100.0%	Cartier (7,735 SF) Loro Piana (4,767 SF) Tod’s (4,524 SF)
Hermes	2015	3	13,500	100.0%	Hermes (13,500 SF)
Jade	2017	3	15,324	100.0%	Prada (6,442 SF) Celine (5,191 SF) Okami (Ovation) (3,691 SF)
JBL	2014	3	42,082	77.6%	Tom Ford (8,582 SF) COS (4,886 SF) Lanvin (3,367 SF) Omega (3,152 SF)
KVA	2006	2	5,384	100.0%	Fendi (5,384 SF)
Laverne	1961/2017	1	12,257	95.3%	Swan and Bar Bevy (10,180 SF)
Lee	1955/2017	3	54,961	77.9%	Poliform (8,902 SF) Unifor, Inc. (Moltini) (7,384 SF) Dupuis (6,323 SF) Poltrona Frau (5,842 SF)
Newton	1983/2018	2	15,000	100.0%	Luminaire (15,000 SF)
Palm Court	2014	2	148,993	82.4%	Christian Dior (10,595 SF) Louis Vuitton (10,244 SF) St. Roche (MIA Market) (9,292 SF) Harry Winston (7,219 SF) Giorgio Armani (6,976 SF)
Penny Lane	2017	3	22,439	100.0%	Fendi Casa/Luxury Living (22,439 SF)
Twery	2006	2	7,200	100.0%	OTL (7,200 SF)

Source: Appraisal and underwritten rent roll.

(1)       Sponsor-affiliated office space.

COVID-19 Update. The Miami Design District Whole Loan is current as of the January 2021 debt service payment. Pursuant to a loan amendment dated April 29, 2020, debt service for the months of May, June and July 2020 were deferred until the maturity date or earlier repayment of the Miami Design District Whole Loan. Additionally, pursuant to a loan amendment dated October 2020, the Miami Design District Borrower deposited $10,474,740 as a debt service reserve (see “Escrows” below) and postponed any test for a Trigger Period (see “Lockbox and Cash Management” below) until the quarter commencing April 1, 2021. The Miami Design District Property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions, and was closed for ten days in June 2020 due to civil unrest, over which time no damaged occurred. As of January 14, 2021, the borrower sponsor has reported that the Miami Design District Property is open and operating with safety precautions including reduced hours (Monday – Saturday: 11am - 7pm and Sunday: 12pm - 5pm), rigorous cleaning protocols, masks and hand sanitizer stations, complimentary in-house personal shoppers to shop and deliver goods to customers, and contactless parking and free valet service. Many retailers and restaurants are offering curbside pick-up. Five tenants (3.5% of NRA and 4.5% of UW rent) fully or partially abated their rent for December 2020. Three tenants (1.0% of NRA and 1.2% of UW rent) fully or partially abated their rent for January 2021. Two tenants (4.2% of NRA and 3.1% of UW rent) partially deferred their rent for December 2020. 91.3% of tenants by net rentable area and 96.5% of tenants by underwritten base rent have paid their full December 2020 rent payments.

Major Tenants.

Hermes (13,500 square feet, 2.7% of net rentable area, 4.4% of underwritten base rent). Hermes International (“Hermes”) designs, produces and distributes personal luxury accessories and apparel. The company is over 183 years old and operates 311 boutiques worldwide under the Hermes name that sell items such as leather, scarves, men’s clothes, ties, women’s fashions, perfume, watches, stationery, shoes, hats, gloves and jewelry. Hermes occupies its own building on a lease that expires in February 2025, with two five-year renewal options each with six months’ notice. Hermes is currently paying an annual rent of $109.27 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including Armani, Balenciaga, Bulgari, Burberry, Carolina Herrera, Cartier, Celine, Chanel, Chloe, Dior, Christian Louboutin, DeBeers, Dunhill, Fendi, Givenchy, Gucci, Kiton, LV, Marc Jacobs, Prada, Pucci, Tag Heuer, Tiffany, Tomas Maier, Van Cleef, Versace, YSL and Zegna) are open and operating for a period of six or more consecutive months, then Hermes will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

for an additional 12 months (18 months total), then Hermes will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Harry Winston (7,219 square feet, 1.5% of net rentable area, 4.4% of underwritten base rent). Founded in 1932, Harry Winston is a jewelry retailer known for its expertise, fine craftsmanship, quality gems and innovative gemstone settings. In 2013, the Swatch Group Ltd. acquired Harry Winston. Harry Winston has retail salons around the world, including locations in New York, London, Paris, Geneva, Tokyo, Hong Kong and Shanghai. Harry Winston occupies 7,219 square feet in the Palm Court building on a lease that expires in March 2025. Harry Winston is currently paying annual rent of $202.69 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including LV, Hermes, Cartier, Dior, Dior Homme, Zegna, Gucci, Dolce G, Tiffany, Valentino, Chanel, J.P. Tod’s, Prada, YSL, Bulgari, Tag Heuer, Zenith, Fendi and Giorgio) (three of which must be LV, Hermes, Cartier and Dior) are open and operating for a period of six or more consecutive months, then Harry Winston will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Harry Winston will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Holly Hunt (24,897 square feet, 5.0% of net rentable area, 3.6% of underwritten base rent). Founded in 1983, Holly Hunt is a luxury home furnishing showroom with products including indoor and outdoor furniture, lighting, rugs, textiles and leathers. Holly Hunt partners with iconic modern brands such as Vladimir Kagan furniture designs and Assemblage bespoke wallcoverings. Holly Hunt renewed its lease in May 2020 for 24,897 square feet of showroom/gallery space in the Buick building. The lease expires on April 30, 2025. Holly Hunt is currently paying annual rent of $50.21 PSF, with annual rent increases of 3.5% starting May 1, 2021. The lease does not have any renewal or termination options.

Fendi Casa/Luxury Living (22,439 square feet, 4.5% of net rentable area, 3.4% of underwritten base rent). Founded nearly 40 years ago, Fendi Casa/Luxury Living designs, manufactures in Italy, and distributes high-end furniture for international luxury brands. Luxury Living Group has been producing and distributing furniture for the collections of Fendi Casa, Bentley Home, Trussardi Casa, Bugatti Home, Paul Mathieu for Luxury Living Collections and Luxury Living Outdoor. Fendi Casa/Luxury Living occupies 22,439 square feet in the Penny Lane building on a lease that expires on April 16, 2027. The lease requires current annual base rent of $52.00 PSF. The lease does not have any renewal or termination options.

Tom Ford (8,582 square feet, 1.7% of net rentable area, 3.4% of underwritten base rent). In April 2005, Tom Ford announced the creation of the Tom Ford brand for luxury clothing, accessories, fragrance and cosmetics. Ford was joined in this venture by former Gucci Group President and Chief Executive Officer Domenico De Sole, who serves as Chairman of the company. That same year, Ford announced his partnership with Marcolin Group to produce and distribute optical frames and sunglasses, as well as an alliance with Esteé Lauder to create the Tom Ford Beauty brand. Presently, there are 113 freestanding Tom Ford stores and shop-in-shops in locations such as New York, Toronto, Beverly Hills, Zurich, Milan, Hong Kong, Shanghai, Rome, London and Sydney. Tom Ford occupies 8,582 square feet in the JBL building under a lease that expires in March 2025. Tom Ford is currently paying an annual rent of $134.74 PSF with 3% annual increases. The lease does not have any renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the Miami Design District Property:

Tenant Summary(1)

								2019 Sales
Tenant Name	Tenant Type	Credit Rating (Fitch/ KBRA/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	$	PSF	Occ. Cost %	Lease Exp. Date	Term. Option (Y/N)
Hermes	Fashion	NR/NR/NR	13,500	2.7%	$112.55	$1,519,425	4.4%	$28,719,988	$2,127	8.2%	2/23/2025	N
Harry Winston	Jewelry/ Watches	NR/NR/NR	7,219	1.5%	$208.77	$1,507,111	4.4%	$3,648,299	$505	55.0%	3/31/2025	N
Holly Hunt	Showroom/Gallery	NR/NR/NR	24,897	5.0%	$50.21	$1,250,000	3.6%	NAV	NAV	NAV	4/30/2025	N
Fendi Casa/Luxury Living	Showroom/Gallery	NR/NR/NR	22,439	4.5%	$52.00	$1,166,828	3.4%	NAV	NAV	NAV	4/16/2027	N
Tom Ford	Fashion	NR/NR/NR	8,582	1.7%	$134.74	$1,156,342	3.4%	$6,740,439	$785	24.3%	3/31/2025	N
Subtotal/Wtd. Avg.			76,637	15.4%	$86.12	$6,599,706	19.2%

Other Tenants			363,340	73.1%	$76.67	$27,857,171	80.8%
Vacant			57,117	11.5%	$0	$0	0.0%
Total/Wtd. Avg.			497,094	100.0%	$78.32(2)	$34,456,877	100.0%

(1)	Information is based on the underwritten rent roll. Tenants ordered by % of Total Annual U/W Base Rent.
(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Miami Design District Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	6	21,152	4.3%	21,152	4.3%	$36,000	0.1%	$1.70
2020	3	7,976	1.6%	29,128	5.9%	$365,585	1.1%	$45.84
2021	8	18,240	3.7%	47,368	9.5%	$754,850	2.2%	$41.38
2022	13	39,196	7.9%	86,564	17.4%	$1,529,325	4.4%	$39.02
2023	8	39,034	7.9%	125,598	25.3%	$1,143,141	3.3%	$29.29
2024	10	50,071	10.1%	175,669	35.3%	$4,853,973	14.1%	$96.94
2025	29	143,457	28.9%	319,126	64.2%	$15,511,582	45.0%	$108.13
2026	1	5,384	1.1%	324,510	65.3%	$594,394	1.7%	$110.40
2027	7	43,506	8.8%	368,016	74.0%	$4,157,724	12.1%	$95.57
2028	8	44,058	8.9%	412,074	82.9%	$3,881,931	11.3%	$88.11
2029	2	9,300	1.9%	421,374	84.8%	$591,460	1.7%	$63.60
2030	2	7,827	1.6%	429,201	86.3%	$1,036,912	3.0%	$132.48
2031(3)	1	10,776	2.2%	439,977	88.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	439,977	88.5%	$0	0.0%	$0.00
Vacant	0	57,117	11.5%	497,094	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	98	497,094	100.0%			$34,456,877	100.0%	$78.32(4)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	2031 includes space for a management office that has no rent associated with it.
(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Miami Design District Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	9/1/2020(2)
78.1%	87.0%	93.1%	92.4%	88.5%

(1)       Information obtained from the borrower.

(2)       Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

Cash Flow Analysis

	2017	2018	2019	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$24,853,605	$29,909,090	$31,279,003	$41,080,090	68.9%	$82.64
Reimbursements	12,575,427	14,238,369	15,158,900	14,928,995	25.0	30.03
Other Income(3)	3,986,235	3,979,719	4,136,244	3,655,678	6.1	7.35
Net Rental Income	$41,415,267	$48,127,178	$50,574,148	$59,664,763	100.0%	$120.03
(Vacancy & Concessions)	0	0	0	(6,623,213)	(16.1)	(13.32)
Effective Gross Income	$41,415,267	$48,127,178	$50,574,148	$53,041,550	88.9%	$106.70

Real Estate Taxes	4,610,638	5,462,967	5,582,649	6,140,915	11.6	12.35
Insurance	611,547	718,405	691,057	775,000	1.5	1.56
Other Operating Expenses	10,578,921	9,812,182	10,483,050	9,091,534	17.1	18.29
Total Operating Expenses	$15,801,105	$15,993,554	$16,756,756	$16,007,449	30.2%	$32.20

Net Operating Income	$25,614,162	$32,133,624	$33,817,392	$37,034,101	69.8%	$74.50
Replacement Reserves	0	0	0	99,419	0.2	0.20
TI/LC	0	0	0	994,188	1.9	2.00
Net Cash Flow	$25,614,162	$32,133,624	$33,817,392	$35,940,495	67.8%	$72.30

NOI DSCR(4)	1.53x	1.92x	2.02x	2.21x
NCF DSCR(4)	1.53x	1.92x	2.02x	2.14x
NOI Debt Yield(4)	6.4%	8.0%	8.5%	9.3%
NCF Debt Yield(4)	6.4%	8.0%	8.5%	9.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessionsand (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Gross Potential Rent is based on the September 2020 rent roll with adjustments made for executed leases and tenants that have vacated or are expected to vacate after loan closing. U/W Gross Potential Rent includes grossed up vacant space $6,623,213 and contractual rent increases through March 2021.
(3)	Other Income consists of parking income, temporary tenant income, events revenue, % in lieu and overage rent.
(4)	Debt service coverage ratios and debt yields are based on the Miami Design District Senior Loan and exclude the Miami Design District Subordinate Companion Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Miami Design District Property of $856,000,000 as of March 1, 2020. The appraisal also provided an “Upon Stabilization” value of $883,000,000 as of March 1, 2021, which value assumes physical and economic stabilization and results in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $1,776, 45.3% and 45.3%, respectively, based on the principal balance of the Miami Design District Senior Loan. The appraisal also provided a “land” value of $600,000,000 for the land portion (assumed unimproved) of the Miami Design District Property, which value would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.7% and 66.7%, respectively, based on the principal balance of the Miami Design District Senior Loan.

Environmental Matters. According to the Phase I environmental site assessment dated February 20, 2020, there was no evidence of any recognized environmental conditions at the Miami Design District Property.

Market Overview and Competition. The Miami Design District Property is located in the Buena Vista neighborhood, in the northeastern portion of Miami, Florida. According to the appraisal, the Miami-Fort Lauderdale-West Palm Beach metro area (“Miami MSA”) had a population of approximately 2.79 million, with a 3.4% unemployment rate and a 6.0% personal income growth rate for 2019. Major employers include University of Miami, Jackson Health System, Publix Super Markets, Inc., Baptist Health Systems of Southern Florida and American Airlines. The Miami MSA has an international draw, ranking first in the country in immigration by ratio to population, ranking second in the country in overseas visitors (after New York City) and ranking second in the country in international cargo receipts (after Anchorage). The Miami MSA is the only metro area in the country where more than half of its residents are foreign-born.

Primary access to the Miami Design District Property is by Interstates 95 and 195 via Biscayne Boulevard or Miami Avenue, and by neighborhood north/south roadways including NW 2nd Avenue, N Miami Avenue, NE 2nd Avenue and Federal Highway, between east/west roadways from NE 38th Street to NE 54th Street. The Miami International Airport is located approximately 7.0 miles west, the Miami central business district is located approximately 5.0 miles south, and South Beach is located approximately 6.5 miles southeast of the Miami Design District Property.

The Miami Design District Property is a part of the Wynwood-Design District commercial real estate submarket, known to be a creative neighborhood and shopping destination dedicated to innovative fashion, design, art, architecture and dining. The area contains multiple retail, design and furniture showroom properties which together draw regional demand from both local shoppers and tourists. For 2019, the Wynwood-Design District submarket had approximately 3.5 million square feet of inventory (71,010 square feet of new completions), with a 10.2% vacancy rate and overall asking rents of $59.53 PSF. Within the 0.25-mile radius of the Miami Design

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

District Property, 2019 inventory was approximately 1.2 million square feet (43,327 square feet of new completions), with a 6.7% vacancy rate and overall asking rents of $85.95 PSF.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Miami Design District Property was 33,589, 216,668 and 572,510, respectively. The estimated 2019 average household income within the same radii was $68,975, $57,649 and $68,788, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Miami Design District Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Retail Fashion	$115	10	3% per annum
Retail General	$40	10	3% per annum
Retail Jewelry	$180	10	3% per annum
Retail Restaurant - Full Service	$45	10	3% per annum
Retail Restaurant - Limited Service	$30	10	3% per annum
Retail Restaurant - Drink	$45	10	3% per annum
Retail Showroom	$45	10	3% per annum
Retail Art Gallery	$140	10	3% per annum
Retail Services	$45	10	3% per annum
Office	$27	10	3% per annum
Storage	$30	5	0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

The following table presents recent office leasing data at comparable properties with respect to the Miami Design District Property:

Comparable Office Leases

Property Address	Year Built	Distance from Subject	Total GLA (SF)	Anchor/Notable Tenants	Occupancy	Sales PSF	NNN Rent PSF
Miami Design District 151 NE 40th Street Miami, FL	2014-2019	N/A	497,094(1)	Hermes, Christian Dior, Louis Vuitton, Cartier, Tom Ford, Prada, Tiffany & Co., Van Kleef & Arpels, Dolce & Gabbana, Yves Saint Laurent, Tod’s, Omega, Fendi, A. Lange Sohne, Versace, Tag Heuer, Giorgio Armani, Bulgari, Valentino, IWC	88.5%(1)	$1,018(2)	$50 - $125
Bal Harbour Shops 9700 Collins Avenue Bal Harbour, FL	1965, 1982	9.0 miles	463,114	Saks 5th Avenue, Neiman Marcus, Dolce & Gabbana, Balenciaga, Gucci, Loro Piana, Prada, Ralph Lauren, Saint Laurent Paris, Valentino, Chanel, Dior, Fendi, Louis Vuitton, Jimmy Choo, Bulgari, Panerai, Van Cleef & Arpels, Tiffany & Co.	(+/-) 99%	$3,530	$200 - $350
Aventura Mall 19501 Biscayne Boulevard Aventura, FL	1983, 1997, 2008, 2017	15.0 miles	2,086,948	Nordstrom, Macy’s, Bloomingdales, JC Penny, Apple, Chanel, Louis Vuitton, Gucci, Cartier, Burberry, Fendi, Tag Heuer, Tiffani & Co., Givenchy, Rolex	(+/-) 98%	$1,625	$150 - $250
Brickell City Center 701 S Miami Avenue Miami, FL	2016-2017	5.0 miles	483,372	Saks 5th Avenue, Apple, Coach, Cole Haan, Boss, Intermix, IRO, Lululemon, Victoria’s Secret, Pandora, Kendra Scott, Zara	(+/-) 95%	$1,055	$50 - $175
Worth Avenue Retail 100-300 Worth Avenue Palm Beach, FL	1938, 1983, 2010	70.0 miles	8,440	Saks 5th Avenue, Neiman Marcus, Bruno Cucinelli, Ralph Lauren, Loro Piana, Jimmy Choo, Tiffany & Co., Chanel, Intermix, Michael Kors, Valentino, MaxMara, Torneau, Louis Vuitton, Panerai, Hublot, Gucci	(+/-) 98%	N/A	$100 - $250
Lincoln Road Pedestrian Mall 400-1100 Lincoln Road Miami Beach, FL	1950, 2006, 2010	5.5 miles	10,261	Nike, Anthropologie, Athleta, Guess, Banana Republic, GAP, H&M, Intermix, J. Crew, Pandora, Lululemon, Sephora, Zadig & Voltaire, Zara, Victoria’s Secret, Macy’s, Ross Dress for Less and Marshals	(+/-) 90%	N/A	$150 - $300

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.
(2)	Information is as of December 31, 2019, as provided by the borrower sponsor, and only includes tenants reporting sales.

Escrows.

Real Estate Taxes – The Miami Design District Borrower deposited at loan origination $2,100,000 to the real estate tax reserve and is required to deposit monthly 1/12 of the annual estimated real estate taxes (currently $525,000) to the tax reserve.

Insurance – Unless the Miami Design District Property is covered by a blanket policy for which the premiums have been prepaid (as currently), the Miami Design District Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – The Miami Design District Borrower is required to deposit monthly $8,285 for replacements to the Miami Design District Property.

TI/LC Reserve – The Miami Design District Borrower deposited at loan origination $4,907,050 for outstanding landlord obligations related to nine tenants and is required to deposit monthly $82,849 for future tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$80,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		U/W NCF DSCR:	2.14x
		U/W NOI Debt Yield:	9.3%

Free/Gap Rent Reserve – The Miami Design District Borrower deposited at loan origination the amount of $1,724,567 for gap rent and free rent, which total reserve includes $460,756 of gap rent for periods of one to seven months related to four tenants and $1,263,811 of free rent through March 31, 2021 related to seven tenants.

Debt Service Reserve – The Miami Design District Borrower deposited on December 1, 2020 the amount of $10,474,740 (equal to 6.0 months of interest-only debt service on the Miami Design District Whole Loan) as a debt service reserve. So long as no event of default is continuing, funds in the debt service reserve will be applied to debt service payments beginning January 1, 2021.

Lockbox and Cash Management. The Miami Design District Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Miami Design District Property are required to be deposited directly to the lockbox account and so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the Miami Design District Borrower will not have access to the funds in the lockbox account and such funds will be transferred on each business day to the lender-controlled cash management account and disbursed according to the Miami Design District Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Miami Design District Whole Loan; however, provided no event of default is continuing as to which the lender has accelerated the Miami Design District Whole Loan or initiated an enforcement action, the Miami Design District Borrower is permitted to use excess cash to pay the costs of replacements at the Miami Design District Property not otherwise included in the annual budget or to pay for leasing costs.

A “Trigger Period” will occur during either (a) the period commencing upon the occurrence of an event of default and ending upon the cure or waiver of the event of default, or (b) the period beginning when the trailing six month (annualized) debt yield is less than 6.50% (tested quarterly beginning with the quarter commencing April 1, 2021, for two consecutive quarters) and ending when the trailing six month (annualized) debt yield is at least 6.50% (tested quarterly for two consecutive quarters).

Property Management. The Miami Design District Property is managed by Design District Management, Inc., a borrower affiliate.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Miami Design District Property also secures thirteen pari passu senior promissory notes (the “Miami Design District Pari Passu Companion Loan”), which have an aggregate Cut-off Date principal balance of $320,000,000, and the Miami Design District Subordinate Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The Miami Design District Pari Passu Companion Loan and the Miami Design District Subordinate Companion Loan accrue interest at the same rate as the Miami Design District Mortgage Loan. The Miami Design District Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Miami Design District Pari Passu Companion Loan, which payments are senior in right of payment to the Miami Design District Subordinate Companion Loan. The holders of the promissory notes evidencing the Miami Design District Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Miami Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Miami Design District Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Subordinate Note Summary

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt	Whole Loan Cut- off Date LTV
Miami Design District Subordinate Companion Loan	$100,000,000	4.1325%	120	0	120	1.72x	7.4%	58.4%

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Miami Design District Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity; provided that the Miami Design District Borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Miami Design District Property at the time with respect to the property and business interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

TSC
TRACTOR SUPPLY Co

Tractor Supply - Kennesaw, GA

Walgreen's - Dallas, TX

DOLLAR GENERAL

Dollar General - Liverpool, NY

PHARMACY
Walgreens

Walgreen's - Bettendorf, IA

Fresenius Medical Care – Oshkosh, WI

FAMILY DOLLAR

Family Dollar - Syracuse, NY

CVS/pharmacy

CVS Pharmacy - Forest Park, GA

DOLLAR GENERAL

Dollar General - South Bend, IN

Walmart
Neighborhood Market

Walmart Neighborhood Market - Huntsville, AL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

CANADA
QUÉBEC
ONTARIO
Plattsburgh
Ogdensburg
Kingston
TORONTO
MISSISSAUGA
Lake Ontario
ADIRONDACK STATE PARK
ADIRONDACK MOUNTAINS
Watertown
NEW YORK
Liverpool
ROCHESTER
Niagara Falls
BUFFALO
SYRACUSE
Utica
Saratoga Springs
Schenectady
Albany
Troy
Lake Erie
Hamburg
Ithaca
Otego
Jamestown
Elmira
Binghamton
Kingston
MA
Warren
Bradford
CT
Oil City
Williamsport
Scranton
Danbury
PENNSYLVANIA
Wilkes-Barre
State College
NJ
NEW YORK
Indiana
Altoona
Allentown
NEWARK

Pottsville
Easton
Allentown
Bethlehem
BLUE MOUNTAINS
PENNSYLVANIA
Reading
Harrisburg
Lebanon
Hershey
Ephrata
Pottstown
Elizabethtown
Norristown
Lansdale
Columbia
Lancaster
York
Coatesville
West Chester
PHILADELPHIA
Chester
Hanover
Wilmington
Newark
Westminster
MARYLAND
Bel Air
Havre de Grace
Aberdeen
NEW JERSEY
Pikesville
Towson
BALTIMORE
DE

Stevens Point
Green Bay
Appleton
Winona
Oshkosh
Manitowoc
MN
La Crosse
Fond du Lac
Sheboygan
Portage
Lake Michigan
MI
WISCONSIN
Madison
Waukesha
MILWAUKEE
Muskegon
Fitchburg
New Berlin
Racine
Holland
IOWA
Platteville
Janesville
Beloit
Kenosha
Dubuque
Waukegan
Freeport
Rockford
Cedar Rapids
Evanston
CHICAGO
Iowa City
Clinton
Bettendorf
Aurora
Hammond
South Bend
Davenport
Rock Island
Joliet
Orland Park
Gary
INDIANA
ILLINOIS
Galesburg
Kankakee
Burlington
Peoria
Logansport
Bloomington
West Lafayette
MO
Keokuk
Macomb
Champaign

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
Abilene
Cleburne
Tyler
EL PASO
Midland
TEXAS
Odessa
Killeen
Waco
San Angelo
LA
AUSTIN
College Station
HOUSTON
SAN ANTONIO
Galveston
Alvin
CHIHUAHUA
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
McAllen
MONTERREY
Brownsville

NASHVILLE
AR
Jackson
Murfreesboro
Knoxville
NC
Hickory
Asheville
MEMPHIS
TENNESSEE
Chattanooga
CHARLOTTE
Southaven
Huntsville
Greenville
Oxford
Decatur
Kennesaw
Tupelo
ATLANTA
Athens
Columbia
Columbus
BIRMINGHAM
Forest Park
Augusta
SC
MISSISSIPPI
Tuscaloosa
ALABAMA
GEORGIA
Auburn
Macon
Jackson
Columbus
Meridian
Montgomery
Savannah
Troy
Albany
Hattiesburg
Dothan
Waycross
Mobile
Baton Rouge
Theodore
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
FLORIDA
JACKSONVILLE
NEW ORLEANS
LA
Gainesville
Daytona Beach
Ocala
DeLand
Gulf of Mexico
ORLANDO
TAMPA
Clearwater
Lakeland
ST. PETERSBURG

ExchangeRight Net Leased Portfolio #42

1 Walmart Neighborhood Market - Huntsville (Bailey Cove), AL	Huntsville, AL	8 CVS Pharmacy - Forest Park (Forest), GA	Forest Park, GA
2 Walmart Neighborhood Market - Theodore (Theodore), AL	Theodore, AL	9 Fresenius Medical Care - Oshkosh (Omro), WI	Oshkosh, WI
3 Walgreens - Peoria (Pioneer), IL	Peoria, IL	10 Family Dollar - Syracuse (Salina), NY	Syracuse, NY
4 Tractor Supply - Kennesaw (Blue Spring), GA	Kennesaw, GA	11 Family Dollar - Lebanon (Maple), PA	Lebanon, PA
5 Walgreens - Bettendorf (Middle), IA	Bettendorf, IA	12 Dollar General - Alvin (FM 1462), TX	Alvin, TX
6 Walgreens - Dallas (Ledbetter), TX	Dallas, TX	13 Dollar General - Liverpool (Oswego), NY	Liverpool, NY
7 Walgreens - Fort Worth (28th), TX	Fort Worth, TX	14 Dollar General - Cleburne (County Rd 427A), TX	Cleburne, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – ExchangeRight Net Leased Portfolio #42

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/ NR/NR		Property Type – Subtype(2):	Various/Various
	Original Principal Balance:	$40,495,000		Location(2):	Various
	Cut-off Date Balance:	$40,495,000		Size:	222,970 SF
	% of Initial Pool Balance:	4.5%		Cut-off Date Balance Per SF:	$182
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$182
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(2):	Various/Various
	Guarantors:	Warren Thomas; David Fisher; Joshua Ungerecht		Title Vesting:	Fee
	Mortgage Rate:	3.412083%		Property Manager:	Self-managed
	Note Date:	December 22, 2020		Current Occupancy (As of):	100.0% (2/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy(3):	NAV
	Maturity Date:	January 1, 2031		YE 2019 Occupancy(3):	NAV
	IO Period:	120 months		YE 2018 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$67,835,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Value Per SF:	$304
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date(5):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		YE 2020 NOI(2):	NAV
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$3,928,127
				U/W Expenses:	$117,844
Escrows and Reserves(1)				U/W NOI:	$3,810,283
	Initial	Monthly	Cap	U/W NCF:	$3,780,987
Taxes	$18,110	$5,276	NAP	U/W DSCR based on NOI/NCF:	2.72x / 2.70x
Insurance	$438	$219	NAP	U/W Debt Yield based on NOI/NCF:	9.4% / 9.3%
Replacement Reserve	$170,000	$723	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.4% / 9.3%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	59.7%
Required Repair Reserve	$14,851	$0	NAP	LTV Ratio at Maturity:	59.7%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$40,495,000	58.7%	Purchase price	$67,579,865	97.9%
Cash equity contribution	28,520,167	41.3	Closing Costs(6)	731,902	1.1
			Reserves	703,339	1.0
Total Sources	$69,015,167	100.0%	Total Uses	$69,015,167	100.0%

(1)	See “Escrows” section.
(2)	See “The Properties” section.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between November 24, 2020 and December 22, 2020.
(4)	While the ExchangeRight Net Leased Portfolio #42 Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #42 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(5)	The individual appraisals are dated from November 6, 2020 and November 24, 2020.
(6)	The ExchangeRight Properties were acquired between November 24, 2020 and December 22, 2020. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #42 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $40,495,000 and secured by the fee interests in fourteen cross-collateralized, net leased, single-tenant retail and medical office properties located across eight states (the “ExchangeRight Properties”).

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 42 DST, a Delaware statutory trust (the “ExchangeRight Net Leased Portfolio #42 Borrower”) that permits up to 250 members and is structured to be bankruptcy-remote with an independent trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus. Legal counsel to the ExchangeRight Net Leased Portfolio #42 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan. The borrower sponsor is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

ExchangeRight Real Estate, LLC, the same sponsor as the ExchangeRight REIT 2 Mortgage Loan and ExchangeRight Net Leased Portfolio #41 Mortgage Loan. ExchangeRight Real Estate, LLC has more than 13 million square feet under management. ExchangeRight Real Estate, LLC has interests in more than 750 investment-grade retail and Class B/B+ multifamily properties located across 38 states. David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan. Warren Thomas was a guarantor of a mortgage loan secured by a mortgaged property that was subject to a foreclosure sale in November 2009. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight Net Leased Portfolio #42 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #42 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the ExchangeRight Net Leased Portfolio #42 Mortgage Loan non-recourse carveout guarantors. The ExchangeRight Net Leased Portfolio #42 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The master lease generally requires the ExchangeRight Net Leased Portfolio #42 Master Tenant to operate, maintain and manage the ExchangeRight Properties and pay all expenses incurred in the maintenance and repair of the ExchangeRight Properties other than capital expenses (however, under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, replacement reserves may be made available to the ExchangeRight Net Leased Portfolio #42 Master Tenant for the payment of capital expenses). The ExchangeRight Net Leased Portfolio #42 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #42 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #42 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #42 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #42 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #42 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan or the lender’s determination of an imminent default, (ii) the lender’s determination that the ExchangeRight Net Leased Portfolio #42 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the stated maturity date of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #42 Mortgage Loan is not delivered to the lender.

Any time after December 22, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #42 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight Net Leased Portfolio #42 Borrower with a person affiliated with such Approved Transferee who would then control the ExchangeRight Net Leased Portfolio #42 Borrower; provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in the ExchangeRight Net Leased Portfolio #42 Borrower and at least 51% of the ExchangeRight Net Leased Portfolio #42 Master Tenant, (iii) a person affiliated with the Approved Transferee executes a replacement guaranty and environmental indemnity pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty and environmental indemnity agreement, (iv) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender, and (v) the receipt of rating agency confirmation that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2021-BNK31 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Sweep Period (as defined below) will be triggered if a Qualified Transfer does not occur by January 1, 2028 (36 months prior to the maturity date of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan). See “Lockbox and Cash Management”.

“Approved Transferee” means (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a sanctioned entity, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, and (4) has either total assets of at least $100,000,000 or an investment grade rating.

COVID-19 Update. As of January 19, 2021, the ExchangeRight Properties are open and operating. All seven tenants have remained current on all rent and lease obligations. The first debt service payment on the ExchangeRight Net Leased Portfolio #42 Mortgage Loan is due in February 2021 and, as of January 19, 2021, the ExchangeRight Net Leased Portfolio #42 Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Properties. The ExchangeRight Properties are comprised of 13 single-tenant retail and one single-tenant medical office property totaling 222,970 square feet and located across eight states. The ExchangeRight Properties are located in Alabama (two properties, 38.5% of NRA), Texas (four properties, 21.6% of NRA), Georgia (two properties, 13.1% of NRA), New York (two properties, 6.8% of NRA) and Iowa (one property, 6.5% of NRA), with the three remaining ExchangeRight Properties located in Illinois, Wisconsin and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

Pennsylvania. Built between 1997 and 2020 (with 8 properties built between 2016 and 2020), the ExchangeRight Properties range in size from 6,831 square feet to 43,101 square feet.

The ExchangeRight Properties are leased to seven nationally recognized tenants in diverse retail and medical office segments, which tenants consist of Walmart Neighborhood Market, Walgreens, Dollar General, Tractor Supply, Family Dollar, CVS Pharmacy and Fresenius Medical Care. All seven tenants are subsidiaries of investment grade-rated entities. The ExchangeRight Properties have a weighted average remaining lease term of approximately 12.2 years. Leases representing 90.4% of NRA and 88.7% of the underwritten base rent expire after the stated maturity date of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, each of which grants early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under each such lease, if exercised, would be effective.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renov.	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options(2)
Walmart Neighborhood Market Huntsville, AL	2016/NAP	43,101	19.3%	1/26/2031	$12,100,000	17.8%	$707,011	$16.40	17.5%	17x5 yrs.
Walmart Neighborhood Market Theodore, AL	2016/NAP	42,661	19.1%	1/26/2031	$11,350,000	16.7%	$663,453	$15.55	16.4%	17x5 yrs.
Walgreens Peoria, IL	2001/NAP	14,490	6.5%	7/31/2032	$6,300,000	9.3%	$390,000	$26.92	9.7%	6x5 yrs.
Tractor Supply Kennesaw, GA	2020/NAP	19,156	8.6%	9/30/2035	$5,925,000	8.7%	$355,000	$18.53	8.8%	4x5 yrs.
Walgreens Bettendor, IA	2003/NAP	14,503	6.5%	12/31/2030	$5,800,000	8.6%	$360,000	$24.82	8.9%	6x5 yrs.
Walgreens Dallas, TX	2000/NAP	15,047	6.7%	7/31/2031	$5,800,000	8.6%	$335,949	$22.33	8.3%	9x5 yrs.
Walgreens Fort Worth, TX	2000/NAP	15,047	6.7%	7/31/2031	$5,800,000	8.6%	$335,489	$22.30	8.3%	9x5 yrs.
CVS Pharmacy Forest Park, GA	1997/NAP	10,125	4.5%	12/31/2035	$3,000,000	4.4%	$165,000	$16.30	4.1%	4x5 yrs.
Fresenius Medical Care Oshkosh, WI	2019/NAP	7,243	3.2%	3/31/2035	$2,950,000	4.3%	$167,147	$23.08	4.1%	3x5 yrs.
Family Dollar Syracuse, NY	2016/NAP	8,320	3.7%	9/30/2031	$2,200,000	3.2%	$142,838	$17.17	3.5%	6x5 yrs.
Family Dollar Lebanon, PA	2017/NAP	8,320	3.7%	3/31/2033	$2,100,000	3.1%	$133,712	$16.07	3.3%	6x5 yrs.
Dollar General Alvin, TX	2020/NAP	9,026	4.0%	10/11/2035	$1,600,000	2.4%	$99,673	$11.04	2.5%	5x5 yrs.
Dollar General Liverpool, NY	2015/2020	6,831	3.1%	9/30/2030	$1,500,000	2.2%	$96,701	$14.16	2.4%	4x5 yrs.
Dollar General Cleburne, TX	2018/NAP	9,100	4.1%	9/1/2033	$1,410,000	2.1%	$85,552	$9.40	2.1%	3x5 yrs.
Total/Weighted Average		222,970	100.0%		$67,835,000	100.0%	$4,037,526	$18.11	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, each of which grants early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.
(2)	Where any termination right has been assumed to be the lease expiration date, the Renewal Options as shown reflect periods between subsequent termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent
Major Tenants
Walmart Neighborhood Market	AA / Aa2 / NR	2	85,762	38.5%	$1,370,464	$15.98	33.9%
Walgreens	BBB / Baa2 / BBB-	4	59,087	26.5%	$1,421,438	$24.06	35.2%
Dollar General	BBB / Baa2 / NR	3	24,957	11.2%	$281,926	$11.30	7.0%
Tractor Supply	BBB / Baa1 / NR	1	19,156	8.6%	$355,000	$18.53	8.8%
Family Dollar	NR / Baa2 / NR	2	16,640	7.5%	$276,550	$16.62	6.8%
CVS Pharmacy	BBB / Baa2 / NR	1	10,125	4.5%	$165,000	$16.30	4.1%
Fresenius Medical Care	NR / Baa3 / NR	1	7,243	3.2%	$167,147	$23.08	4.1%
Total Major Tenants		14	222,970	100.0%	$4,037,526	$18.11	100.0%

Vacant Space			0	0.0%

Collateral Total			222,970	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	2	21,334	9.6%	21,334	9.6%	$456,701	11.3%	$21.41
2031	5	124,176	55.7%	145,510	65.3%	$2,184,740	54.1%	$17.59
Thereafter	7	77,460	34.7%	222,970	100.0%	$1,396,085	34.6%	$18.02
Vacant	0	0	0.0%	222,970	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14	222,970	100.0%			$4,037,526	100.0%	$18.11
(1)	Information obtained from the underwritten rent roll.
(2)	For the purposes of the table and loan underwriting, the Walgreens leases, each of which grants early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2021
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 24, 2020 and December 22, 2020. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Gross Potential Rent(2)	$4,134,871	105.3%	$18.54
(Vacancy & Credit Loss)(3)	($206,744)	(5.3%)	($0.93)
Effective Gross Income	$3,928,127	100.0%	$17.62

Total Expenses(4)	$117,844	3.0%	$0.53

Net Operating Income	$3,810,283	97.0%	$17.09
TI/LC	$20,617	0.5%	$0.09
Replacement Reserves	$8,679	0.2%	$0.04
Net Cash Flow	$3,780,987	96.3%	$16.96

NOI DSCR	2.72x
NCF DSCR	2.70x
NOI Debt Yield	9.4%
NCF Debt Yield	9.3%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 24, 2020 and December 22, 2020. Accordingly, historical operating statements are not available.
(2)	Gross Potential Rent is inclusive of straight-line rent (averaged over the lesser of the loan term or the remaining lease term) for investment grade tenants that have rent increases during the loan term.
(3)	The ExchangeRight Properties were 100.0% occupied as of February 1, 2021.
(4)	U/W Total Expenses consist of a 3.0% property management fee.

Appraisals. The ExchangeRight Properties were valued individually between November 6, 2020 and November 24, 2020, with the individual values reflecting an aggregate “as-is” appraised value of $67,835,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties are dated from September 2, 2020 to November 24, 2020. There was no evidence of any recognized environmental conditions at the ExchangeRight Properties, except that a recognized environmental condition was identified at the Walgreens - Fort Worth (28th), TX property, caused by a tanker truck that overturned at an adjacent, up-gradient property in January 2002, resulting in the release of 4,000 gallons of gasoline, which impacted surface soils and groundwater at the subject property. Six groundwater monitoring wells were installed where the release impacted soils, and groundwater data collected between January 2002 and May 2020 has shown a decreasing trend of benzene, toluene, ethylbenzene and xylenes (BTEX) constituent concentrations. In September 2017, a response action plan (RAP) was approved by the Texas Commission on Environmental Quality. The remediation action set forth in the RAP involves injecting a suite of compounds into the soil to accelerate the rate of attenuation of chemicals of concern, and five injection wells were installed in February 2019. The May 2020 sampling revealed benzene concentrations slightly above tier-1 groundwater protective concentration levels, and groundwater monitoring is ongoing under the RAP. A responsible party unrelated to the ExchangeRight Net Leased Portfolio #42 Borrower has been identified and has paid for the environmental investigations and remedial actions. Accordingly, the Phase I found that it is unlikely that the owner of the subject property would be required to financially participate in the investigation or remediation. The Phase I also found that a vapor intrusion condition is unlikely to exist at the property.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #42 Borrower deposited at loan origination $18,110 for real estate taxes. Commencing upon any of (i) an event of default under the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, (ii) an event of default under a tenant lease, (iii) a tenant no longer being liable to pay property taxes directly to the taxing authority, or (iv) the ExchangeRight Net Leased Portfolio #42 Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due, the ExchangeRight Net Leased Portfolio #42 Borrower will be required to make monthly deposits for real estate taxes in an amount equal to 1/12th of the estimated annual amount due. The ExchangeRight Net Leased Portfolio #42 Borrower will be required to pay property taxes for the Dollar General - Alvin (FM 1462), TX property, including the entire tax parcel of which such property is a part, until the ExchangeRight Net Leased Portfolio #42 Borrower obtains a separate tax parcel identification number for such property ($5,276).

Insurance – Unless waived due to a blanket policy being in place, as is currently the case, the ExchangeRight Net Leased Portfolio #42 Mortgage Loan documents require that the ExchangeRight Borrower will be required to make monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due. The ExchangeRight Net Leased Portfolio #42 Borrower deposited at loan origination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

$438 for flood insurance premiums and is required to escrow flood insurance monthly ($219.08) for the Family Dollar - Lebanon (Maple), PA property, which is currently in a flood zone.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #42 Borrower deposited at loan origination $170,000 and is required to deposit $723 monthly for replacements.

Tenant Improvements and Leasing Commissions Reserve - The ExchangeRight Net Leased Portfolio #42 Borrower deposited at loan origination $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Net Leased Portfolio #42 Borrower will be required to make monthly deposits in the amount of $2,762 for tenant improvements and leasing commissions.

Required Repair Reserve – The ExchangeRight Net Leased Portfolio #42 Borrower deposited at loan origination $14,851 (representing 125% of the estimated cost of repairs) for specified repairs at each of the Tractor Supply - Kennesaw (Blue Spring), GA property and the Walgreens - Bettendorf (Middle), IA property.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #42 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #42 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #42 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenant of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #42 Borrower (or ExchangeRight Net Leased Portfolio #42 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #42 Master Tenant’s operating account on each business day other than during a Cash Sweep Period (as defined below). Upon the delivery of notice by the lender of the commencement of the initial Cash Sweep Period, if any, the ExchangeRight Net Leased Portfolio #42 Borrower is required to establish a lender-controlled cash management account, into which account all funds in the lockbox account will be required to be transferred on each business day so long as a Cash Sweep Period is continuing. So long as a Cash Sweep Period is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #42 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve as described above under “Escrows”, (iv) to make the next monthly deposits into the tenant improvements and leasing commissions reserve as described above under “Escrows”, (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and additional operating expenses reasonably approved by the lender and (vi) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #42 Mortgage Loan. Upon cessation of a Cash Sweep Period, all available amounts on deposit in the cash management account must be deposited in the ExchangeRight Net Leased Portfolio #42 Borrower’s operating account.

A “Cash Sweep Period” means a period:

(i)	commencing if and when the interest-only debt service coverage ratio (based on net cash flow for the trailing 12 months) for any calendar quarter is less than 1.50x and ending if and when the interest-only debt service coverage ratio (based on net cash flow for the trailing 12 months) is at least 1.55x for two consecutive calendar quarters, or
(ii)	commencing on January 1, 2028 (36 months before the maturity date of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan), and ending if and when a Qualified Transfer occurs to a transferee with either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) an investment grade rating, an affiliate of the transferee executes a full recourse guaranty guaranteeing the payment of the entire amount of the ExchangeRight Net Leased Portfolio #42 Mortgage Loan (in lieu of the replacement guaranty and environmental indemnity agreement described in the “Qualified Transfer” definition above), and the ExchangeRight Net Leased Portfolio #42 Borrower is converted to a Delaware limited liability company.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #42 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Rights of First Refusal. The related single tenant at each of the following five ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: Family Dollar - Lebanon (Maple), PA; Family Dollar - Syracuse (Salina), NY; Tractor Supply - Kennesaw (Blue Spring), GA; Walgreens - Bettendorf (Middle), IA; and Walgreens - Peoria (Pioneer), IL properties.

The related single tenant at each of the following two ExchangeRight Properties has a right of first offer (“ROFO”) to purchase the related ExchangeRight Property: Walmart Neighborhood Market - Huntsville (Bailey Cove), AL; and Walmart Neighborhood Market - Theodore (Theodore), AL, properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #4	Cut-off Date Balance:	$40,495,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #42	Cut-off Date LTV:	59.7%
		U/W NCF DSCR:	2.70x
		U/W NOI Debt Yield:	9.4%

No such ROFR or ROFO will apply to the mortgagee or any other party that acquires title or right of possession to the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the applicable mortgage, but each such ROFR or ROFO will apply to subsequent purchasers of the applicable Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #42 Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #42 Borrower provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the ExchangeRight Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

250 West 57th Street
250 West 57th Street
New York, NY 10107
MANHATTAN
Upper West Side
Upper East Side
West Side
East Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Sheep Meadow
The Mall and Literary Walk
The Mall
East Green
Tavern On The Green
65th St Traverse
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
West Drive
East Drive
Center Drive
Central Park South
Columbus Circle
59TH ST/ COLUMBUS CIRCLE
66TH ST/ BROADWAY
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQUARE
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
E. 69th St.
E. 68th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
Juilliard School
Walter Reade Theater
American Folk Art Mus.
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Damrosch Park
Quinn Library
Fordham Univ. School of Law
Leon Lowenstein Center
NYIT Auditorium on Broadway
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
One57
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
9 West 57th
Louis Vuitton
Temple Emanu-El
Lubin House-Syracuse Univ.
CBS News
Hotel The Watson
Carnegie Hall
Viceroy Central Park
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
Alvin Ailey American Dance Theater
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Imperial Theatre
Jacobs Theatre
Viacom Intl.
Millennium
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
Upper West Side
Upper East Side
Central Park
New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
QUEENS
Astoria
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Greenwich Village
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 250 West 57th Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$38,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$38,000,000		Size:	543,743 SF
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per SF(1):	$331.04
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$331.04
	Borrower Sponsors:	Empire State Realty OP, L.P.		Year Built/Renovated:	1921/2017-2020
	Guarantor:	Empire State Realty OP, L.P.		Title Vesting:	Fee
	Mortgage Rate:	2.8290%		Property Manager:	Self-managed
	Note Date:	November 12, 2020		Current Occupancy (As of):	79.8% (10/29/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	75.7%
	Maturity Date:	December 1, 2030		YE 2018 Occupancy:	82.8%
	IO Period:	120 months		YE 2017 Occupancy:	71.4%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	77.1%
	Amortization Term (Original):	0 months		Appraised Value:	$330,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$606.90
	Call Protection:	L(26),D(87),O(7)		Appraisal Valuation Date:	November 1, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(3)(4)
	Additional Debt(1):	Yes		TTM NOI (6/30/2020):	$19,265,309
	Additional Debt Type (Balance)(1):	Pari Passu ($142,000,000)		YE 2019 NOI:	$18,978,463
				YE 2018 NOI:	$19,146,149
				YE 2017 NOI:	$16,889,331
				U/W Revenues:	$36,164,898
				U/W Expenses:	$16,274,317
Escrows and Reserves(2)				U/W NOI:	$19,890,581
	Initial	Monthly	Cap	U/W NCF:	$18,012,345
Taxes	$3,841,605	$768,321	NAP	U/W DSCR based on NOI/NCF(1):	3.85x / 3.49x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.1% / 10.0%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.1% / 10.0%
TI/LC Reserve	$859,958	Springing	NAP	Cut-off Date LTV Ratio(1):	54.5%
Free Rent Reserve	$4,194,083	$0	NAP	LTV Ratio at Maturity(1):	54.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$180,000,000	100.0%	Return of Equity	$164,840,700	91.6%
			Reserves	8,895,646	4.9
			Closing Costs	6,263,654	3.5

Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%
(1)	The 250 West 57th Street Mortgage Loan (as defined below) is a part of the 250 West 57th Street Whole Loan (as defined below) with an original aggregate principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 250 West 57th Street Whole Loan.
(2)	See “Escrows” below for further discussion of reserve requirements.
(3)	The novel coronavirus pandemic is an evolving situation and could impact the 250 West 57th Street Whole Loan more severely than assumed in the underwriting of the 250 West 57th Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. See “The Property—Tax Abatement” below. Approximately $2,178,571 of ICAP benefits were underwritten. Excluding such ICAP benefits, the UW NCF DSCR would be 3.16x, and the UW NOI Debt Yield and the UW NOI Debt Yield at Maturity would be 10.1%. The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

The Mortgage Loan. The mortgage loan (the “250 West 57th Street Mortgage Loan”) is part of a whole loan (the “250 West 57th Street Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “250 West 57th Street Property”). The non-controlling Notes A-2-2 and A-3, in the aggregate original principal amount of $38,000,000, represent the 250 West 57th Street Mortgage Loan and will be included in the BANK 2021-BNK31 securitization trust. The controlling Note A-1, in the original principal amount of $87,000,000, was contributed to the BANK 2020-BNK29 securitization and the non-controlling Note A-2-1, in the original principal amount of $55,000,000 (together with Note A-1, the “250 West 57th Street Non-Serviced Pari Passu Companion Loans”), was contributed to the BANK 2020-BNK30 securitization. The 250 West 57th Street Whole Loan will be serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$87,000,000	$87,000,000	BANK 2020-BNK29	Yes
A-2-1	$55,000,000	$55,000,000	BANK 2020-BNK30	No
A-2-2	$15,000,000	$15,000,000	BANK 2021-BNK31	No
A-3	$23,000,000	$23,000,000	BANK 2021-BNK31	No
Total	$180,000,000	$180,000,000

The Borrower and the Borrower Sponsor. The borrower is ESRT 250 West 57th St., L.L.C. (the “250 West 57th Street Borrower”), a Delaware limited liability company structured with two independent directors. The borrower sponsor and the non-recourse carveout guarantor is Empire State Realty OP, L.P. (“ESRT”). Headquartered in New York, New York, ESRT owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. ESRT’s office and retail portfolio covers 10.1 million rentable SF, including 9.4 million rentable SF in 14 office properties, with nine in Manhattan and the remaining five properties in Fairfield County, Connecticut and Westchester County, New York.

The Property. The 250 West 57th Street Property is a Class B, 26-story office property totaling 543,743 square feet, including 67,867 square feet of retail space, located in New York City. The 250 West 57th Street Property was built in 1921 and underwent an approximately $28.7 million renovation starting in 2017 and finishing earlier in 2020. The renovation included a new lobby, new retail storefronts, transportation upgrades, the addition of a west terrace, restroom and common area renovations, and new mechanical upgrades throughout. The 250 West 57th Street Borrower anticipates approximately $4.2 million of capital expenditures over the next three years, which include Local Law 11 work, riser pipe replacement and landlord work for the Concord Music space; however, such work is generally not required or reserved for under the 250 West 57th Street Whole Loan documents.

The renovation of the 250 West 57th Street Property included converting multi-tenanted floors into single tenancy floors. The 8th, 10th through 15th, 17th, 19th, 20th and 22nd through 24th floors have been converted to single tenant use. The 250 West 57th Street Borrower intends to convert the 4th, 16th and 21st floors into single tenant spaces, once existing leases on those floors expire. Approximately 282,000 square feet of new leases have been signed at the building since 2017. Tenants that have signed leases over the past three years include American Society of Composers, Authors and Publishers (“ASCAP”) (87,943 square feet), Concord Music, Inc. (“Concord Music”) (46,329 square feet), The Icahn School of Medicine at Mount Sinai (“The Icahn School of Medicine”) (26,104 square feet), CookFox Architects, D.P.C. (19,185 square feet) and Distinguished Concerts Int’l (17,644 square feet), which have long-term leases at the 250 West 57th Street Property.

The 250 West 57th Street Property was 79.8% leased as of October 29, 2020 to 45 tenants. Aside from ASCAP (16.8% of underwritten rent), which is the largest overall tenant at the 250 West 57th Street Property and the largest office tenant, and The TJX Companies, Inc. (“TJ Maxx”) (14.0% of underwritten rent), which is the second largest overall tenant at the 250 West 57th Street Property by underwritten rent and the largest retail tenant, no other tenant accounts for more than 9.2% of underwritten rent or 8.5% of total SF. The 250 West 57th Street Property contains a retail component that comprises 12.5% of the total rentable area and accounts for approximately 28.2% of underwritten rent. The largest retail tenant is TJ Maxx (46,644 square feet), which leases the Eighth Avenue corner space. TJ Maxx leases 2,794 square feet at grade, 20,000 square feet on the 2nd floor, 18,965 square feet on the 3rd floor and 4,885 square feet in the basement. In 2018, TJ Maxx extended its lease through November 30, 2030 and expanded on the 3rd floor. The retail component has strong credit tenancy, including HSBC Bank, Bank of America, TJ Maxx and Starbucks.

The three largest office tenants are ASCAP (87,943 square feet) on the 12th, 13th, 14th and 20th floors, Concord Music (46,329 square feet) on the 5th and 6th floors, and Lighthouse Guild International Inc. (37,680 square feet) on the 9th and 10th floors. In total, the three largest office tenants represent 31.6% of net rentable area and 32.6% of underwritten rent.

Tax Abatement. The 250 West 57th Street Borrower has applied for a 10-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement based on the recent renovation of the 250 West 57th Street Property. The 250 West 57th Street Borrower filed a notice with the Department of Finance of the City of New York on April 28, 2020 certifying that all construction at the 250 West 57th Street Property necessary to obtain the partial tax exemption had been completed. The 250 West 57th Street Borrower has represented that it has complied with all of the statutory requirements of the ICAP program, other than providing proof to the Department of Finance of the City of New York that all of the outstanding violations against the 250 West 57th Street Property set forth in the loan documents have been cleared and removed of record. The 250 West 57th Street Borrower anticipates submitting the evidence of clearing and removing of record the outstanding violations to the Department of Finance on or about November 1, 2021 and receiving the final approval for the ICAP tax abatement benefits no later than November 1, 2021. In the event that the 250 West 57th Street Borrower fails to clear each of the existing violations from the public record by November 12, 2021 (subject to extension due to force majeure delays, as defined in the related loan documents, including without limitation pandemic related delays), the 250 West 57th Street Borrower is required to deposit $18,200,000, which will be held as additional collateral for the 250 West 57th Street Whole Loan until the earlier of (i) delivery of a Final Certificate of Eligibility by the New York City Department of Finance evidencing the final approval of the ICAP abatement and (ii) the repayment or defeasance of the 250 West 57th Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Once the violations are cleared, the ICAP abatement is expected to commence retroactively in the tax year of 2020/2021 and expire in 2029/2030, providing the 250 West 57th Street Borrower a 100% exemption from any increases in the 250 West 57th Street Property’s real estate taxes for the first five years, then phasing out the exemption by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $2,178,571, which would then decline following the first five years as described above. We cannot assure you that the ICAP abatement will be obtained.

The below table presents certain information relating to the major tenants at the 250 West 57th Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
Office Tenants
ASCAP	NR/NR/NR	87,943	16.2%	$59.70	$5,250,340	16.8%	8/31/2034	2 x 5-year	N
Concord Music(4)	NR/NR/NR	46,329	8.5%	$62.00	$2,872,398	9.2%	12/10/2035	1 x 5-year	N
Lighthouse Guild International Inc.	NR/NR/NR	37,680	6.9%	$55.28	$2,082,950	6.7%	5/31/2027	1 x 5-year	N
UMG Recordings, Inc.	NR/NR/NR	26,152	4.8%	$65.00	$1,699,880	5.4%	12/31/2028	1 x 5-year	N
The Icahn School of Medicine(5)	A/A2/A-	26,104	4.8%	$60.00	$1,566,240	5.0%	2/29/2028	1 x 5-year	N
Subtotal/Wtd. Avg.		224,208	41.2%	$60.09	$13,471,808	43.0%

Retail Tenants
The TJX Companies, Inc.	NR/A2/A	46,644	8.6%	$94.26	$4,396,663	14.0%	11/30/2030	1 x 5-year	N
Bank of America	A+/A2/A-	4,432	0.8%	$329.87	$1,461,984	4.7%	12/31/2026	1 x 5-year	N
Cingular Wireless	NR/NR/NR	3,805	0.7%	$381.57	$1,451,874	4.6%	8/31/2023	1 x 5-year	N
HSBC	A+/A3/A-	2,864	0.5%	$412.50	$1,181,400	3.8%	10/18/2025	1 x 5-year	N
Subtotal/Wtd. Avg.		57,745	10.6%	$147.06	$8,491,921	27.1%

Non-Major Tenants		151,831	27.9%	$61.45	$9,330,195	29.8%

Occupied Collateral Total		433,784	79.8%	$72.14	$31,293,924	100.0%

Vacant Space		109,959	20.2%

Collateral Total		543,743	100.0%

(1)	Information is based on the underwritten rent roll as of October 29, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Concord Music has free rent for eleven months starting in the month in which the commencement date of its lease occurs. At origination, $2,468,189 was reserved in respect of such free rent. According to the borrower sponsor, completion date occurred on December 11, 2020.
(5)	The Icahn School of Medicine has free rent for each of the following months: March 2021, July 2021, November 2021, March 2022, July 2022, March 2023, July 2023, March 2024, July 2024, March 2025, March 2026 and March 2027. At origination, $1,566,240 was reserved in respect of such free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover schedule at the 250 West 57th Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	0	0.0%	0	0.0%	$1,766	0.0%	$0.00
2021	2	9,078	1.7%	9,078	1.7%	$504,770	1.6%	$55.60
2022	6	16,544	3.0%	25,622	4.7%	$817,102	2.6%	$49.39
2023	7	22,013	4.0%	47,635	8.8%	$2,421,172	7.7%	$109.99
2024	3	6,214	1.1%	53,849	9.9%	$625,999	2.0%	$100.74
2025	5	14,562	2.7%	68,411	12.6%	$1,995,403	6.4%	$137.03
2026	6	37,059	6.8%	105,470	19.4%	$3,404,269	10.9%	$91.86
2027	4	37,680	6.9%	143,150	26.3%	$2,089,316	6.7%	$55.45
2028	4	59,312	10.9%	202,462	37.2%	$3,647,144	11.7%	$61.49
2029	1	13,577	2.5%	216,039	39.7%	$870,259	2.8%	$64.10
2030	1	46,644	8.6%	262,683	48.3%	$4,396,663	14.0%	$94.26
2031	0	0	0.0%	262,683	48.3%	$0	0.0%	$0.00
Thereafter	5	171,101	31.5%	433,784	79.8%	$10,520,061	33.6%	$61.48
Vacant	0	109,959	20.2%	543,743	100.0%	$0	0.0%	$0.00
Total(4)	45	543,743	100.0%			$31,293,924	100.0%	$72.14
(1)	Information is based on the underwritten rent roll as of October 29, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	No. of Leases Expiring includes six telecom tenants, one broadcast tenant and a management office that have no SF associated with their leases.
(4)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 250 West 57th Street Property:

Historical Occupancy

2016(1)	2017(1)	2018(1)	2019(1)	10/29/2020(2)
77.1%	71.4%	82.8%	75.7%	79.8%

(1)	Information obtained from the borrower sponsor.
(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 250 West 57th Street Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 6/30/2020	U/W(2)(3)(4)	%(5)	U/W $ per SF
Base Rent	$26,715,440	$29,685,939	$30,865,279	$30,280,926	$30,349,547	83.9%	$55.82
Rent Steps	0	0	0	0	944,377	2.6	1.74
SL Rent	0	0	0	0	453,629	1.3	0.83
Gross Potential Rent	$26,715,440	$29,685,939	$30,865,279	$30,280,926	$31,747,553	87.8%	$58.39
Recoveries	2,879,551	2,644,596	3,204,234	3,808,372	3,724,742	10.3	6.85
Other Income	156,376	374,306	472,969	692,603	692,603	1.9	1.27
Net Rental Income	$29,751,367	$32,704,841	$34,542,482	$34,781,901	$36,164,898	100.0%	$66.51
Vacancy	0	0	0	0	0	0.0	0.00
Effective Gross Income	$29,751,367	$32,704,841	$34,542,482	$34,781,901	$36,164,898	100.0	$66.51

Real Estate Taxes	5,946,368	6,338,112	7,209,415	7,876,811	6,391,309	17.7	11.75
Insurance	269,348	272,947	281,778	289,728	350,000	1.0	0.64
Management Fee	0	0	0	0	0	0.0	0.00
Other Operating Expenses	6,646,320	6,947,633	8,072,826	7,350,053	9,533,008	26.4	17.53
Total Operating Expenses	$12,862,036	$13,558,692	$15,564,019	$15,516,592	$16,274,317	45.0%	$29.93

Net Operating Income	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$19,890,581	55.0%	$36.58
Replacement Reserves	0	0	0	0	114,186	0.3	0.21
TI/LC	0	0	0	0	1,764,049	4.9	3.24
Net Cash Flow	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$18,012,345	49.8%	$33.13

NOI DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.85x
NCF DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.49x
NOI Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	11.1%
NCF Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	10.0%
(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.
(2)	U/W Gross Potential Rent is based on the rent roll as of August 1, 2020, with updates received on October 29, 2020, and includes (i) rent steps of $944,377 through December 31, 2021 and (ii) straight-line rent credit of $453,629 for investment grade tenants.
(3)	U/W Real Estate Taxes represent the anticipated 2020/2021 abated taxes. See “The Property—Tax Abatement” section above. We cannot assure you that the abatement will be obtained.
(4)	U/W Other Operating Expenses includes a 3% management fee, equal to $1,000,000. The 250 West 57th Street Property is self-managed.
(5)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(6)	Debt service coverage ratios and debt yields are based on the 250 West 57th Street Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of November 1, 2020 of $330,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 20, 2020, there was no evidence of any recognized environmental conditions at the 250 West 57th Street Property.

COVID-19 Update. As of January 7, 2021 the 250 West 57th Street Whole Loan is current as of the January debt service payment and is not subject to any forbearance, modification or debt service relief request. As of January 20, 2020, the 250 West 57th Street Borrower has reported that the 250 West 57th Street Property is open and operating, while a few tenants are still closed due to the COVID-19 pandemic, with 90.7% of tenants by occupied NRA and 92.3% of tenants by underwritten base rent having paid their full January 2021 rent payments. As of January 15, 2020, ten tenants (16.2% of NRA and 16.8% of underwritten base rent) at the 250 West 57th Street Property have requested rent relief and five of such tenants (9.4% of NRA and 10.6% of underwritten base rent) have been granted deferrals of rent by the 250 West 57th Street Borrower. Three of the five tenants (6.1% of NRA and 6.6% of underwritten base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of the five tenants (3.2% of NRA and 3.9% of underwritten base rent) is in discussions with the 250 West 57th Street Borrower regarding a rent deferral plan. One of the five tenants (0.1% of NRA and 0.1% of underwritten base rent) is paying 25% of its monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

Market Overview and Competition. The 250 West 57th Street Property is located in New York, New York on the south side of West 57th Street between Broadway and Eighth Avenue in the West Side office submarket of Midtown Manhattan. The 250 West 57th Street Property is in close proximity to Carnegie Hall, Lincoln Center and Central Park, as well as Columbus Circle. Primary access to the 250 West 57th Street Property is provided by four subway lines at the 57th Street station, one block east, and four additional subway lines at the 59th Street - Columbus Circle subway station, two blocks north. Local arteries include the following streets: Eighth Avenue, Broadway and 57th Street. The 250 West 57th Street Property is also accessible from both the West Side Highway and FDR Drive.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

These roadways provide access to all regional and interstate roadways. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the West Side office submarket was approximately 10.8%, with average asking rents of $79.57 PSF and inventory of approximately 31.0 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 10.6%, with average asking rents of $82.97 PSF and inventory of approximately 248.4 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 250 West 57th Street Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 4-10)	$61.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 11-19)	$66.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 20-26)	$71.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Retail (Inline)	$300.00	10	Modified Gross	3.0% annually
Retail (Corner)	$350.00	10	Modified Gross	3.0% annually
Retail (Floors 2-3)	$75.00	10	Modified Gross	3.0% annually
Retail (Interior)	$50.00	10	Modified Gross	3.0% annually
Retail (Lower Level)	$35.00	10	Modified Gross	3.0% annually
Storage	$35.00	10	Modified Gross	10.0% year 5

Source: Appraisal.

The following table presents comparable office leases with respect to the 250 West 57th Street Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
114 W. 41st Street New York, NY	1915	261,000	Spring Fertility Clinic	31,862	8/1/2020	$70.00	Modified Gross
1501 Broadway New York, NY	1926	508,812	American Academy McAllister Institute	10,500	6/1/2020	$50.00	Modified Gross
1411 Broadway New York, NY	1969	914,000	Screenvision	25,000	4/1/2020	$77.65	Modified Gross
135 West 50th Street New York, NY	1964	687,568	Industrious	36,853	2/1/2020	$52.00	Gross
1330 Avenue of the Americas New York, NY	1965	415,000	Hunt Companies	10,400	2/1/2020	$88.00	Modified Gross
1350 Avenue of the Americas New York, NY	1966	424,000	The Mark Foundation for Cancer Research	4,325	2/1/2020	$86.00	Gross
1411 Broadway New York, NY	1969	914,000	TruMid Financial	12,771	1/1/2020	$76.00	Modified Gross
311 West 43rd Street New York, NY	1905	155,000	Amnesty International	12,208	12/1/2019	$63.00	Modified Gross

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents comparable retail leases with respect to the 250 West 57th Street Property:

Comparable Retail Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
1796 Broadway New York, NY	1941	387,428	Venchi	801	8/1/2020	$375.00	Modified Gross
973 Eighth Avenue New York, NY	1987	257,885	Dunkin	1,100	3/1/2020	$245.00	Modified Gross
1740 Broadway New York, NY	1950	519,600	Sweetgreen	2,706	2/1/2020	$215.00	Modified Gross
934 Eighth Avenue New York, NY	1930	5,210	Popeyes	1,100	1/1/2020	$225.00	Modified Gross
1695 Broadway New York, NY	1925	16,500	Fle Fle Grill	1,200	11/1/2019	$300.00	Modified Gross
1804 Broadway New York, NY	1941	387,428	Lenscrafters	1,375	9/1/2019	$380.00	Modified Gross
1700 Broadway New York, NY	1968	596,559	Shake Shack	2,009	6/1/2019	$308.00	Modified Gross
871 Eighth Avenue New York, NY	1942	59,701	Just Baked	520	3/1/2019	$415.00	Modified Gross

Source: Appraisal.

Escrows.

Taxes – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $3,841,605 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 250 West 57th Street Property (initially $768,321).

Insurance – The 250 West 57th Street Whole Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 250 West 57th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 250 West 57th Street Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve – During a Debt Yield Reserve Trigger Period (as defined below), the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $9,543 into a reserve for approved capital expenditures, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $458,058. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve is less than $458,058. “Debt Yield Reserve Trigger Period” means a period (a) commencing upon the debt yield being less than 8.5% at the end of any calendar quarter and (b) expiring upon the debt yield being equal to or greater than 8.5% at the end of any calendar quarter.

TI/LC Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of $859,958 for outstanding unfunded tenant improvements and/or leasing commissions. During a Debt Yield Reserve Trigger Period, the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $90,885 for future tenant improvements and leasing commissions, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $4,362,456. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve falls below $4,362,456.

Free Rent Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $4,194,083 for future rent credits or abatements granted to three tenants at the 250 West 57th Street Property, including RZO LLC, The Icahn School of Medicine and Concord Music. In addition, in the event that the landlord work for the tenant Concord Music is not completed by November 30, 2020, the 250 West 57th Street Borrower is required, at the lender’s request following the rent commencement date, to deposit the amount of any additional rent abatements due to Concord Music into the free rent reserve.

Lockbox and Cash Management. The 250 West 57th Street Whole Loan is structured with a hard lockbox and in place cash management. The 250 West 57th Street Borrower is required to direct each tenant of the 250 West 57th Street Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 250 West 57th Street Borrower and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. On each business day, all funds in the lockbox account are required to be transferred to a lender-controlled cash management account. Provided no event of default under the 250 West 57th Street Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the 250 West 57th Street Whole Loan, (iii) to make the required monthly deposit, if any, into the replacement reserve as described above under “Escrows,” (iv) to make the required monthly deposit, if any, into the Rollover (TI/LC) Funds reserve as described above, (v) during a Cash Sweep Event Period (as defined below), to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$38,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

approved extraordinary expenses, and (vi) to disburse any remainder in the following order of priority: (a) during a Cash Sweep Event Period, into an excess cash flow subaccount to be held as additional security for the 250 West 57th Street Whole Loan during such Cash Sweep Event Period, and (b) to the extent that no Cash Sweep Event Period is continuing, to the 250 West 57th Street Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 250 West 57th Street Whole Loan documents and ending upon the cure, if applicable, of such event of default; or
(ii)	commencing upon the debt yield on the 250 West 57th Street Whole Loan falling below 6.5% for two consecutive calendar quarters (a “Debt Yield Event”), and ending on the date the debt yield equals or exceeds 6.5% for two consecutive calendar quarters.

The 250 West 57th Street Borrower may cure a Debt Yield Event by depositing with the lender cash or a letter of credit in an amount which, if applied to reduce the outstanding principal balance of the 250 West 57th Street Whole Loan, would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Property Management. The 250 West 57th Street Property is managed by ESRT Management, L.L.C., an affiliate of the 250 West 57th Street Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. The 250 West 57th Street Borrower has the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with a Debt Yield Event by depositing with the lender a letter of credit in an amount which would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 250 West 57th Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 250 West 57th Street Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

Drugs
Kroger

FRAMES
HOBBY LOBBY
ART SUPPLIES

Hobby Lobby – Greenville, NC

BioLife

Kroger – Farmington Hills, MI

BioLife Plasma Services – Las Vegas, NV

Walmart

WalMart Neighborhood Market- Huntsvile, AL

FAMILY DOLLAR

DOLLAR TREE

Family Dollar – Memphis, TN

Dollar Tree – Fort Wayne, IN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

ExchangeRight REIT 2
1 Walmart Neighborhood Market - Huntsville Huntsville, AL
2 Biolife - Las Vegas Las Vegas, NV
3 Kroger - Farmington Farmington Hills, MI
4 Hobby Lobby - Greenville Greenville, NC
5 Kroger - Fort Wayne Fort Wayne, IN
6 Dollar Tree - Fort Wayne Fort Wayne, IN
7 Dollar General - Houston Houston, TX
8 Family Dollar - Memphis Memphis, TN
9 Family Dollar - Commerce City Commerce City, CO
10 Family Dollar - Columbus Columbus, OH
11 Dollar General - OKC Oklahoma City, OK
12 Dollar General - Chicago Chicago, IL
13 Family Dollar - Beaumont Beaumont, TX
CHICAGO
Lake Michigan
DENVER
AURORA
LAS VEGAS
NORTH LAS VEGAS
HENDERSON
TORONTO
Lake Ontario
Lake Erie
DETROIT
CLEVELAND
COLUMBUS
PITTSBURGH
OKLAHOMA CITY
MEMPHIS
DALLAS
HOUSTON
NEW ORLEANS
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – ExchangeRight REIT 2

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Various – See Table
	Original Principal Balance:	$37,564,000		Location:	Various – See Table
	Cut-off Date Balance:	$37,564,000		Size:	289,623 SF
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per SF:	$129.70
	Loan Purpose:	Acquisition/Refinance		Maturity Date Balance Per SF:	$129.70
	Borrower Sponsors:	David Fisher; Joshua Ungerecht; Warren Thomas		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	3.452%		Property Manager:	Self-managed
	Note Date:	December 24, 2020		Current Occupancy (As of):	100.0% (2/1/2021)
	Seasoning:	1 month		YE 2019 Occupancy(3):	NAV
	Maturity Date:	January 11, 2031		YE 2018 Occupancy(3):	NAV
	IO Period:	120 months		YE 2017 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$63,060,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Value Per SF(4):	$217.73
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date(5):	Various
	Lockbox Type:	Soft/Upfront Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		YE 2019 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$4,390,361
Escrows and Reserves(2)				U/W Expenses:	$880,880
	Initial	Monthly	Cap	U/W NOI:	$3,509,481
Real Estate Taxes	$149,361	$36,036	NAP	U/W NCF:	$3,425,500
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.67x / 2.61x
Replacement Reserves	$0	$4,130	$148,695(2)	U/W Debt Yield based on NOI/NCF:	9.3% / 9.1%
TI/LC Reserve	$500,000	$18,101	$250,000	U/W Debt Yield at Maturity based on NOI/NCF:	9.3% / 9.1%
Immediate Repair Reserve	$72,301	$0	NAP	Cut-off Date LTV Ratio:	59.6%
Existing TI/LC Reserve	$75,000	$0	NAP	LTV Ratio at Maturity:	59.6%

Sources and Uses
Sources			Uses
Original Whole loan amount	$37,564,000	59.3%	Purchase price(1)	$61,860,151	97.7%
Cash equity contribution	25,756,466	40.4	Reserves	796,662	1.3
			Closing Costs	663,653	1.0
Total Sources	$63,320,466	100.0%	Total Uses	$63,320,466	100.0%
(1)	Seven of the ExchangeRight REIT 2 Properties were acquired from an affiliate of the borrower in September 2019 for $11,469,922, while the remaining 6 properties were acquired from unaffiliated third parties from April 2020 to December 2020 for $50,390,230.
(2)	See “Escrows” section.
(3)	Historical occupancy and NOI are unavailable, as the ExchangeRight REIT 2 Properties (as defined below) were acquired by the borrower between September 2019 and December 2020, and such information was not provided by the seller.
(4)	While the ExchangeRight REIT 2 Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight REIT 2 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight REIT 2 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus
(5)	The individual appraisals are dated from October 7, 2020 to December 23, 2020.

The Mortgage Loan. The mortgage loan (the “ExchangeRight REIT 2 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $37,564,000 and secured by the fee interests in 12 single tenant retail properties and one single tenant medical office property totaling 289,623 square feet (the “ExchangeRight REIT 2 Properties”) located across 11 states.

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Essential Income Strategy Properties 2, LLC, a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight REIT 2 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 13 million square feet under management across

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

over 775 properties across 38 states with a focus on investment grade, necessity-based retail and healthcare. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

COVID-19 Update. As of January 7, 2021, all of the ExchangeRight REIT 2 Properties are open and operating. All tenants have remained current on all rent and lease obligations through and including January 2021. The first debt service payment is due on February 11, 2021, and, as of January 7, 2021, the ExchangeRight REIT 2 Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Properties. The ExchangeRight REIT 2 Properties comprise 12 single tenant retail properties and one single tenant medical office property totaling 289,623 square feet and located across 11 states. The ExchangeRight REIT 2 Properties are located in Indiana (two properties, 24.5% of net rentable area), North Carolina (one property, 19.0% of net rentable area), Michigan (one property, 15.2% of net rentable area), Alabama (one property, 14.5% of net rentable area), and Texas (two properties, 6.4% of net rentable area), with the five remaining properties located in Nevada, Illinois, Tennessee, Ohio, and Colorado. Built between 1954 and 2016 with four properties renovated between 1999 and 2020, the ExchangeRight REIT 2 Properties range in size from 8,017 square feet to 41,951 square feet. Ten of the 13 properties, representing 83.0% of underwritten base rent, were built or renovated since 2011. Three properties (Kroger – Fort Wayne, IN; Dollar Tree – Fort Wayne, IN; and Kroger – Farmington Hills, MI) are situated within larger retail centers that are owned by the borrower; however, the shop space at each of these centers is master leased to an affiliate of the borrower, each under a 50-year space lease executed in 2020 with an annual rental rate of $1 for the remainder of the lease term. The borrower-affiliated entity subleases the shop space to the existing tenants and will receive all cash flow from the shop spaces, thus the shop space income was not considered in the lender’s underwriting of the ExchangeRight REIT 2 Mortgage Loan.

The ExchangeRight REIT 2 Properties are leased to seven nationally recognized tenants, six of which, representing 86.4% of underwritten base rent, are investment grade-rated entities or subsidiaries of investment grade-rated entities. Five of the ExchangeRight REIT 2 Properties, representing 76.0% of underwritten base rent, have leases expiring after the stated maturity date of the ExchangeRight REIT 2 Mortgage Loan. One tenant (BioLife – Las Vegas, NV) has a termination option, which is detailed on the table below.

The following table presents certain information relating to the ExchangeRight REIT 2 Properties.

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Kroger Farmington Hills, MI	1972/2017	43,909	15.2%	12,800,000	20.3%	$12.58	14.4%	4/30/2034	8x5 yrs.	N
Walmart Neighborhood Market Huntsville, AL	2016/NAP	41,951	14.5%	12,650,000	20.1%	$17.61	19.2%	10/4/2031	17x5 yrs.	N
BioLife Las Vegas, NV	1999/2020	15,450	5.3%	11,100,000	17.6%	$43.09	17.3%	11/30/2035	3x5 yrs.	Y(1)
Hobby Lobby Greenville, NC	2016/NAP	55,060	19.0%	8,150,000	12.9%	$9.49	13.6%	5/31/2031	3x5 yrs.	N
Kroger Fort Wayne, IN	1988/1999	60,782	21.0%	7,570,000	12.0%	$7.26	11.5%	4/30/2034	8x5 yrs.	N
Dollar Tree Fort Wayne, IN	1988/1999	10,000	3.5%	1,490,000	2.4%	$10.50	2.7%	10/31/2027	3x5 yrs.	N
Dollar General Houston, TX	2011/NAP	8,373	2.9%	1,450,000	2.3%	$16.13	3.5%	6/30/2022	5x5 yrs.	N
Family Dollar Commerce City, CO	1999/NAP	8,017	2.8%	1,450,000	2.3%	$13.67	2.8%	6/30/2023	5x5 yrs.	N
Family Dollar Memphis, TN	2012/NAP	9,255	3.2%	1,450,000	2.3%	$13.20	3.2%	12/31/2025	6x5 yrs.	N
Dollar General Oklahoma City, OK	2012/NAP	8,549	3.0%	1,300,000	2.1%	$13.02	2.9%	9/30/2022	5x5 yrs.	N
Family Dollar Columbus, OH	2011/NAP	8,505	2.9%	1,300,000	2.1%	$14.53	3.2%	1/31/2022	4x5 yrs.	N
Dollar General Chicago, IL	1954/2012	9,692	3.3%	1,250,000	2.0%	$14.19	3.6%	2/1/2022	3x5 yrs.	N
Family Dollar Beaumont, TX	2011/NAP	10,080	3.5%	1,100,000	1.7%	$8.18	2.1%	1/31/2026	5x5 yrs.	N
Total/Weighted Average		289,623	100.0%	$63,060,000	100.0%	$13.28	100.0%

(1)	BioLife has the right to terminate its lease at any time along with a termination fee in an amount equal to the net present value of the total rent and CAM due over the remaining lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the major tenants at the ExchangeRight REIT 2 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Kroger	BBB / Baa1 / NR	2	104,691	36.1%	$993,853	$9.49	25.8%
Walmart Neighborhood Market	AA / Aa2 / AA	1	41,951	14.5%	$738,640(3)	$17.61(3)	19.2%
BioLife Plasma Services	NR / Baa2 / NR	1	15,450	5.3%	$665,763(3)	$43.09(3)	17.3%
Hobby Lobby	NR / NR / NR	1	55,060	19.0%	$522,500	$9.49	13.6%
Family Dollar	NR / Baa2 / NR	4	35,857	12.4%	$437,834	$12.21	11.4%
Dollar General	BBB / Baa2 / NR	3	26,614	9.2%	$383,876	$14.42	10.0%
Dollar Tree	BBB / Baa2 / NR	1	10,000	3.5%	$105,000	$10.50	2.7%
Total Major Tenants		13	289,623	100.0%	$3,847,466	$13.28	100.0%

Vacant Space			0	0.0%

Collateral Total			289,623	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent increases through December 2021 totalling $55,606.
(3)	The lender applied straight-line rent averaging credit for Walmart Neighborhood Market and BioLife Plasma Services separately from the underwritten base rent shown in the table above. See “Cash Flow Analysis” section below.

The following table presents certain information relating to the historical sales at the ExchangeRight REIT 2 Properties:

Historical Sales(1)

	2018 Sales (PSF)	2019 Sales (PSF)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Kroger – Farmington Hills, MI	$763	$762	NAV	NAP	2.4%
Kroger – Fort Wayne, IN	$663	$648	NAV	NAP	1.7%
Dollar General – Houston, TX	NAV	$200	$198	Jun-2020	9.4%
Family Dollar – Commerce City, CO	$164	$159	$159	Jun-2020	11.0%
Family Dollar – Memphis, TN	$223	$212	$180	Mar-2020	9.8%
Family Dollar – Columbus, OH	$246	$146	$169	Jan-2020	11.3%
Family Dollar – Beaumont, TX	$174	$157	$166	Jan-2020	6.0%

(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on the underwritten base rent and reimbursements divided by most recently reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight REIT 2 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	4	35,119	12.1%	35,119	12.1%	$507,432	13.2%	$14.45
2023	1	8,017	2.8%	43,136	14.9%	$109,578	2.8%	$13.67
2024	0	0	0.0%	43,136	14.9%	$0	0.0%	$0.00
2025	1	9,255	3.2%	52,391	18.1%	$122,200	3.2%	$13.20
2026	1	10,080	3.5%	62,471	21.6%	$82,500	2.1%	$8.18
2027	1	10,000	3.5%	72,471	25.0%	$105,000	2.7%	$10.50
2028	0	0	0.0%	72,471	25.0%	$0	0.0%	$0.00
2029	0	0	0.0%	72,471	25.0%	$0	0.0%	$0.00
2030	0	0	0.0%	72,471	25.0%	$0	0.0%	$0.00
2031	2	97,011	33.5%	169,482	58.5%	$1,261,140	32.8%	$13.00
Thereafter	3	120,141	41.5%	289,623	100.0%	$1,659,616	43.1%	$13.81
Vacant	0	0	0.0%	289,623	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	289,623	100.0%			$3,847,466	100.0%	$13.28

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease expiration schedule.

The following table presents historical occupancy percentages at the ExchangeRight REIT 2 Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight REIT 2 Properties were acquired by the borrower between September 2019 and December 2020, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight REIT 2 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$3,847,466(3)	83.9%	$13.28
IG Rent Averaging	32,255(4)	0.7	0.11
Gross Potential Rent	$3,879,721	84.6%	$13.40
Total Recoveries	704,626	15.4	2.43
Net Rental Income	4,584,347	100.0%	$15.83
(Vacancy & Credit Loss)	(193,986)(5)	(5.0)	(0.67)
Effective Gross Income	$4,390,361	95.8%	$15.16

Real Estate Taxes	$338,753	7.7%	$1.17
Insurance	44,363	1.0	0.15
Management Fee	131,711	3.0	0.45
Other Operating Expenses	366,053	8.3	1.26
Total Operating Expenses	$880,880	20.1%	$3.04

Net Operating Income	$3,509,481	79.9%	$12.12
Replacement Reserves	39,702	0.9	0.14
TI/LC	44,279	1.0	0.15
Net Cash Flow	$3,425,500	78.0%	$11.83

NOI DSCR	2.67x
NCF DSCR	2.61x
NOI Debt Yield	9.3%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the borrower acquired the ExchangeRight REIT 2 Properties between September 2019 and December 2020, and such information was not provided by the seller.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Underwritten base rent includes contractual rent steps through December 2021 totaling $55,605.
(4)	IG Rent Averaging represents straight line rent averaging for the Walmart – Huntsville, AL and BioLife – Las Vegas, NV properties.
(5)	The ExchangeRight REIT 2 Properties were 100.0% occupied as of February 1, 2021.

Appraisal. According to the appraisals dated from October 7, 2020 to December 16, 2020, the ExchangeRight REIT 2 Properties had an aggregate “As-is” value of $63,060,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight REIT 2 Properties dated from June 10, 2020 to November 11, 2020 identified recognized environmental conditions at the Family Dollar – Commerce City, CO property and the Hobby Lobby – Greenville, North Carolina property. No recognized environmental conditions were identified at the remaining 11 ExchangeRight REIT 2 Properties.

The Family Dollar – Commerce City, CO property is located within the boundaries of a National Priority List site, and the property situated approximately two miles to the south-southeast is listed on various databases for the historical release of chlorinated solvents. Since the identification of the chlorinated solvent contamination on the non-collateral site, various remediation activities have been performed, including ongoing groundwater investigations. Based on the location of the subject property relative to the contaminated site, a recognized environmental condition was identified. According to the environmental consultant, further investigation on behalf of the subject property owner is not warranted at this time; however, periodic review of publicly available records should be performed to evaluate the protectiveness of environmental remedies as they pertain to the subject property until case closure is achieved.

The Hobby Lobby – Greenville, NC property is situated approximately 300 feet from a non-collateral property that operated as a dry cleaning facility from the 1980s until 1994, and a release of chlorinated solvents was discovered at the non-collateral site in 2014. Based on documented impacts to groundwater at the subject property and the open regulatory status, the chlorinated solvent release was determined to be a recognized environmental condition by the environmental consultant. The release is currently being addressed under a NCDEQ DSCA Program Agreement, and onsite drinking water is provided by the municipal system. Based on the enrollment of the non-collateral site in the DSCA program and the ongoing investigation, the environmental consultant recommended the subject property owner continue to cooperate with the remediation unit, such as allowing reasonable access to allow additional assessment to be conducted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $149,361 for real estate taxes plus ongoing monthly reserves of $36,036.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include Walmart – Huntsville, AL; BioLife – Las Vegas, NV; and Hobby Lobby – Greenville, NC.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight REIT 2 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include Walmart – Huntsville, AL; Hobby Lobby – Greenville, NC; and Dollar General – Chicago, IL.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves in an amount equal to $4,130. Replacement reserves are subject to a cap of $148,695 as long as (i) no event of default has occurred and is continuing; and (ii) the ExchangeRight REIT 2 Properties are being adequately maintained.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include Walmart – Huntsville, AL; and BioLife – Las Vegas, NV.

General TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $18,101; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required unless the funds on deposit in the General TI/LC Reserve account are less than $250,000.

Immediate Repair Reserve – The loan documents require an upfront reserve of $72,301 for immediate repairs.

Outstanding TI/LC Reserve – The loan documents require an upfront reserve of $75,000 for an outstanding tenant improvement allowance at the Family Dollar – Beaumont, TX property.

Lockbox and Cash Management. The ExchangeRight REIT 2 Mortgage Loan is structured with an in-place soft lockbox with upfront cash management, into which the borrower is required to deposit, or cause to be deposited, all rents. Prior to a Cash Trap Event Period (as defined below), all excess funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x;
(iii)	the monthly payment date occurring in January 2028 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below); and
(iv)	the tenant Walmart (at the Huntsville, Alabama property) failing to renew or extend its lease on terms and conditions acceptable to the lender and in accordance with the loan documents at least 12 months prior lease expiration (as of the closing date, Walmart’s lease at the Huntsville, Alabama property is scheduled to expire on October 4, 2031).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.60x for two consecutive calendar quarters;
●	with regard to clause (iii), the date a permitted transfer occurs; or
●	with regard to clause (iv), either (a) a Re-Tenanting Event (as defined below); or (b) the lender receiving evidence reasonably satisfactory to the lender that Walmart extended the terms of its lease pursuant to the terms of its lease or otherwise on terms and conditions acceptable to the lender and in accordance with the loan documents, including (without limitation) a tenant estoppel certificate confirming that all obligations of the borrower to Walmart have been fulfilled with respect to tenant improvements and leasing commissions and such tenant is paying full unabated rent (or such amounts have been reserved by the lender).

A “Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, an estoppel certificate from each replacement tenant) that the property leased to Walmart has been leased to one or more satisfactory replacement tenants with each tenant being in occupancy, open for business and paying full, unabated rent, with all tenant improvement costs and leasing commissions having been paid.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in January 2028 (36 months prior to the maturity date of the ExchangeRight REIT 2 Mortgage Loan).

A “Qualified Transfer” means any time following December 24, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the borrower with such Approved Transferee; provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight REIT 2 Mortgage Loan; (ii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iii) immediately following a transfer, the Approved Transferee is in control of the borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the borrower; and (iv) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee“ means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight REIT 2 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity,

A “Qualified REIT Transfer” means any time following December 24, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the borrower with such Approved REIT; provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight REIT 2 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight REIT 2 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the borrower and any SPE component entity, (b) control the borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight REIT 2 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the borrower to an amount equal to or greater than 20% (or 10% if such person is nor formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the borrower are required to be a Qualified Transferee; (v) the Approved REIT executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the borrower and SPE component entity.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the sponsor in an amount not less than 51% of all equity interests, and controlled by the sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #6	Cut-off Date Balance:	$37,564,000
Property Addresses – Various	ExchangeRight REIT 2	Cut-off Date LTV:	59.6%
		U/W NCF DSCR:	2.61x
		U/W NOI Debt Yield:	9.3%

Property Management. The ExchangeRight REIT 2 Properties are managed by ER Net Leased Property Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following three properties has a right of first refusal (“ROFR”) to purchase the related property: Kroger – Farmington Hills, MI; Kroger – Fort Wayne, IN; and Walmart Neighborhood Market – Huntsville, AL. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight REIT 2 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

U-HAUL
U-Haul Moving & Storage of Wapato Park - Tacoma, WA

U-Haul Moving & Storage of Downtown Waterbury- Waterbury, CT

U-HAUL CLIMATE CONTROLLED SELF-STORAGE
U-HAUL
U-Haul Moving & Storage of Downtown Grand Rapids - Grand Rapids, MI

U-HAUL
U-Haul at 12th & L - Tacoma, WA

U-Haul Storage of Twin Falls - Twin Falls, ID

U-Haul of Moultonborough Self-Storage - Moultonborough, NH

U-Haull Moving & Storage of Canton - Canton, NY

U-HAUL
U-Haull Moving & Storage of Twin Falls - Twin Falls, ID

U-Haul Moving & Storage of White Mountains - Lakeside, AZ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

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Issaquah
Bremerton
Port Orchard
Mercer Island
White Center
Tukwila
Burien
Renton
SeaTac
Des Moines
Kent
Maple Valley
Gig Harbor
Federal Way
Auburn
TACOMA
University Place
Lakewood
Puyallup
Parkland
South Hill
Spanaway
Lacey
Olympia
KITSAP COUNTY
MASON COUNTY
KING COUNTY
PIERCE COUNTY
THURSTON COUNTY

JEROME COUNTY
TWIN FALLS
TWIN FALLS COUNTY
Kimberly
Shoshone Falls Park
Auger Falls Park
Snake River

U-Haul AREC Portfolio 43

#	Property	Location
1	U-Haul Moving & Storage at Joe Battle & I-10	El Paso, TX
2	U-Haul Moving & Storage of North Smithfield	North Smithfield, RI
3	U-Haul Moving & Storage of Downtown Waterbury	Waterbury, CT
4	U-Haul Moving & Storage of the White Mountains	Pinetop-Lakeside, AZ
5	U-Haul Moving & Storage of Wapato Park	Tacoma, WA
6	U-Haul of Moultonborough Self-Storage	Moultonborough, NH
7	U-Haul Moving & Storage of Downtown Grand Rapids	Grand Rapids, MI
8	U-Haul Moving & Storage of Canton	Canton, NY
9	U-Haul Storage of Twin Falls	Twin Falls, ID
10	U-Haul Moving & Storage of Twin Falls	Twin Falls, ID
11	U-Haul at 12th & L	Tacoma, WA

Farmington
Bloomfield
Flagstaff
Gallup
Santa Fe
Rio Rancho
ALBUQUERQUE
ARIZONA
NEW MEXICO
Pinetop-Lakeside
Scottsdale
PHOENIX
MESA
Chandler
TUCSON
Las Cruces
EL PASO
CIUDAD JUAREZ
TEXAS
MEXICO
Nogales
Deming
Winslow
Sedona
Taos
Los Alamos
Espanola

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – U-Haul AREC Portfolio 43

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/ NR/NR		Property Type – Subtype:	Self Storage - Self Storage
	Original Principal Balance:	$37,000,000		Location:	Various
	Cut-off Date Balance:	$36,917,578		Size:	410,161 SF
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per SF:	$90
	Loan Purpose:	Recapitalization		Maturity Date/ARD Balance Per SF(1):	$62
	Borrower Sponsor:	AMERCO		Year Built/Renovated:	Various/Various
	Guarantor:	AMERCO		Title Vesting:	Fee
	Mortgage Rate:	2.8000%		Property Manager:	Self-managed
	Note Date:	December 23, 2020		Current Occupancy (As of):	96.0% (10/1/2020)
	Seasoning:	1 month		YE 2019 Occupancy(3):	83.1%
	Maturity Date/ARD(1):	January 1, 2031		YE 2018 Occupancy(3):	69.8%
	IO Period:	0 months		YE 2017 Occupancy(3):	59.7%
	Loan Term (Original)(1):	120 months		YE 2016 Occupancy(3):	53.9%
	Amortization Term (Original):	300 months		As-Is Appraised Value(4)(5):	$76,650,000
	Loan Amortization Type(1):	Amortizing, ARD		As-Is Appraisal Value Per SF(5):	$187
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date(5):	Various
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		T12 10/31/2020 NOI(3):	4,123,388
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(3):	2,444,712
				YE 2018 NOI(3):	1,887,714
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$5,983,448
				U/W Expenses:	$1,997,402
				U/W NOI:	$3,986,046
Escrows and Reserves(2)				U/W NCF:	$3,910,613
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.94x / 1.90x
Taxes	$550,000	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 10.6%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1):	15.7% / 15.4%
Replacement Reserve	$37,716	$6,286	$37,716	Cut-off Date LTV Ratio(5):	48.2%
Required Repair Reserve	$112,006	$0	NAP	LTV Ratio at Maturity/ARD(1)(5):	33.1%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$37,000,000	100.0%	Principal Equity Distribution (6)	$35,457,657	95.8%
			Closing Costs	834,620	2.3
			Upfront Reserves	707,723	1.9
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	The U-Haul AREC Portfolio 43 Mortgage Loan (as defined below) has an initial term of 120 months to the anticipated repayment date (“ARD”) of January 1, 2031, with a final maturity date of January 1, 2046. Prior to the ARD, the U-Haul AREC Portfolio 43 Mortgage Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 43 Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on January 1, 2046, the U-Haul AREC Portfolio 43 Mortgage Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the U-Haul AREC 43 Properties (as defined below) will be collected by the lender (see “The Mortgage Loan” below).

(2)	See “Escrows” below for further discussion of reserve requirements.

(3)	The U-Haul AREC 43 Properties (as defined below) were acquired by the U-Haul AREC Portfolio 43 Borrowers (as defined below) from 1979 through 2019. Historical occupancy and NOI do not represent full year performance of the complete portfolio. In 2017, 6.0% of the portfolio (by TTM NOI) was acquired and, in 2019, 5.4% of the portfolio (by TTM NOI) was acquired.

(4)	While the U-Haul AREC Portfolio 43 Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the U-Haul AREC Portfolio 43 Mortgage Loan more severely than assumed in the underwriting of the U-Haul AREC Portfolio 43 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The Appraised Value shown reflects a “Bulk Portfolio Value” of $76,650,000. The Cut-off Date LTV Ratio and LTV Ratio at ARD assuming the aggregate as-is values of the individual properties of $70,480,000 are 52.4% and 36.0% respectively. The individual appraisal values are dated between October 29, 2020 to November 5, 2020.

(6)	The U-Haul AREC Portfolio 43 Borrowers maintain a cost basis in the U-Haul AREC 43 Properties of $44,961,303.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

The Mortgage Loan. The 7th largest mortgage loan (the “U-Haul AREC Portfolio 43 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,000,000 and secured by the fee interests in a portfolio of eleven self storage properties located across nine states and totaling 410,161 square feet (the “U-Haul AREC 43 Properties”).

The U-Haul AREC Portfolio 43 Mortgage Loan has an initial term of 120 months to an anticipated repayment date (“ARD”) of January 1, 2031. Prior to the ARD, the U-Haul AREC Portfolio 43 Mortgage Loan will accrue interest at a rate equal to 2.8000% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 43 Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on January 1, 2046, the U-Haul AREC Portfolio 43 Mortgage Loan will accrue interest at a rate equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year swap rate as of the ARD plus 1.8800% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC 43 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 43 Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 43 Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 43 Mortgage Loan.

The Borrowers and Borrower Sponsor. The borrowers are UHIL 43, LLC and AREC 43, LLC (individually and collectively, the “U-Haul AREC Portfolio 43 Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC Portfolio 43 Mortgage Loan.

The sponsor and non-recourse carve-out guarantor is AMERCO, a Nevada corporation. AMERCO (NASDAQ: UHAL) is a leading self-moving and self storage company and the parent company of U-Haul International, Inc. As of March 31, 2020, AMERCO had 2,065 owned or operated locations (66.7 million square feet), 20,100 independent dealers, a fleet of 176,000 rental trucks, 127,000 rental trailers and 41,000 towing devices, and reported net earnings of approximately $442.04 million.

COVID-19 Update. The first payment date for the U-Haul AREC Portfolio 43 Mortgage Loan is February 1, 2021. As of January 19, 2021, the U-Haul AREC Portfolio 43 Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of December 23, 2020, the borrower sponsor has reported that the U-Haul AREC 43 Properties are all open and operating and no rent relief requests were made by tenants at the U-Haul AREC 43 Properties.

The Properties. The U-Haul AREC 43 Properties are comprised of eleven U-Haul branded properties containing a total of 4,661 traditional storage units, 242 parking units and 480 U-Box units. Additionally, two properties (U-Haul Moving & Storage of Wapato Park and U-Haul of Moultonborough Self-Storage) receive additional income via commercial leases (5.4% EGI as of TTM October 2020). The U-Haul AREC 43 Properties range in size from 8,092 square feet to 80,426 square feet and are managed by affiliates of AMERCO.

The U-Haul AREC 43 Properties are located across nine states, with the largest presence in Texas (one property, 19.6% of square feet), Arizona (one property, 16.0% of square feet) and Connecticut (one property, 15.0% of square feet), with the remaining eight properties (49.4% of square feet) located across six different states. The U-Haul AREC 43 Properties were built between 1920 and 2013. As of October 1, 2020, the U-Haul AREC 43 Properties were 96.0% occupied by square feet.

The following table presents detailed information with respect to each of the U-Haul AREC 43 Properties.

U-Haul AREC 43 Properties Summary

Property Name	City, State	SF(1)	Storage & Parking Units/U Box(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	% of Appraised Value
U-Haul Moving & Storage at Joe Battle & I-10	El Paso, TX	80,426	1,092 / 69	8,144,654	22.0%	15,700,000	20.5%
U-Haul Moving & Storage of North Smithfield	North Smithfield, RI	44,831	651 / 260	6,100,000	16.5%	10,500,000	13.7%
U-Haul Moving & Storage of Downtown Waterbury	Waterbury, CT	61,320	646 / 0	5,374,441	14.5%	10,410,000	13.6%
U-Haul Moving & Storage of the White Mountains	Pinetop-Lakeside, AZ	65,625	666 / 66	5,044,000	13.6%	8,030,000	10.5%
U-Haul Moving & Storage of Wapato Park	Tacoma, WA	42,595	643 / 0	4,300,000	11.6%	12,210,000	15.9%
U-Haul of Moultonborough Self-Storage	Moultonborough, NH	30,000	215 / 0	2,100,000	5.7%	3,360,000	4.4%
U-Haul Moving & Storage of Downtown Grand Rapids	Grand Rapids, MI	22,090	298 / 13	1,972,928	5.3%	3,900,000	5.1%
U-Haul Moving & Storage of Canton	Canton, NY	20,062	293 / 35	1,448,933	3.9%	2,350,000	3.1%
U-Haul Storage of Twin Falls	Twin Falls, ID	35,120	264 / 0	1,095,044	3.0%	1,694,574	2.2%
U-Haul Moving & Storage of Twin Falls	Twin Falls, ID	8,092	135 / 37	1,020,000	2.8%	1,675,426	2.2%
U-Haul at 12th & L(3)	Tacoma, WA	N/A	N/A / 0	400,000	1.1%	650,000	0.8%
Total/Weighted Average:		410,161	4,903 / 480	37,000,000	100.0%	76,650,000	100.0%
(1)	Based on the rent roll as of October 1, 2020.

(2)	Total Appraised value shown reflects a “Bulk Portfolio Value”. The aggregate as-is appraised value of individual properties is $70,480,000.

(3)	U-Haul at 12th & L does not have associated SF or unit count as this is a remote property which has its SF and unit count rolled together with its parent property of U-Haul Moving & Storage of Wapato Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information with respect to the individual performance of the U-Haul AREC 43 Properties:

Performance Summary

Property Name	Storage & Parking Units / U-Box	Year Built/Renovated	Date Acquired	10/1/2020 Occupancy by SF	10/31/2020 TTM NOI	% of Total 10/31/2020 TTM NOI
U-Haul Moving & Storage at Joe Battle & I-10	1,092 / 69	2013 / NAP	11/5/2010	94.3%	$772,533	18.7%
U-Haul Moving & Storage of North Smithfield	651 / 260	1980 / 2017	8/20/2014	99.0%	$667,354	16.2%
U-Haul Moving & Storage of Downtown Waterbury	646 / 0	2002 / NAP	8/14/2014	96.3%	$527,254	12.8%
U-Haul Moving & Storage of the White Mountains	666 / 66	1984 / NAP	6/21/2013	99.2%	$510,845	12.4%
U-Haul Moving & Storage of Wapato Park	643 / 0	1963 / 2016	8/25/2015	83.3%	(1)
U-Haul of Moultonborough Self-Storage	215 / 0	2000 / NAP	7/3/2019	100.0%	$223,226	5.4%
U-Haul Moving & Storage of Downtown Grand Rapids	298 / 13	1920 / 2017	3/30/2017	99.5%	$249,095	6.0%
U-Haul Moving & Storage of Canton	293 / 35	1950 / NAP	1/1/1979	93.6%	$179,706	4.4%
U-Haul Storage of Twin Falls	264 / 0	1981 / NAP	1/24/2019	100.0%	(2)
U-Haul Moving & Storage of Twin Falls	135 / 37	1969 / NAP	2/1/1979	99.5%	$241,316(2)	5.9%
U-Haul at 12th & L	N/A / 0	1960 / NAP	8/1/1979	N/A(1)	$752,060(1)	18.2%
Total/Weighted Average(3):	4,903 / 480			96.0%	$4,123,388	100.0%
(1)	U-Haul at 12th & L and U-Haul Moving & Storage of Wapato Park are operated as one property but located on two non-adjacent parcels.

(2)	U-Haul Moving & Storage of Twin Falls and U-Haul Storage of Twin Falls are operated as one property but located on two non-adjacent parcels.

(3)	The Weighted Average occupancy is based on allocated loan amounts for the individual properties.

The following table presents historical occupancy percentages at the U-Haul AREC 43 Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	10/1/2020
53.9%	59.7%	69.8%	83.1%	96.0%
(1)	The U-Haul AREC 43 Properties were acquired by the borrower sponsor between January 1, 1979 and July 3, 2019. Historical occupancy does not represent full year performance of the complete portfolio.

The following table presents detailed information for the U-Haul AREC 43 Properties by market:

Market Summary

State	Count	SF	Storage/Parking/ U Box Units	% Climate Control Units	Storage & RV Occ. by Unit(1)	Storage & RV Occ. by SF(1)	Wtd. Avg. Year Built	Monthly GPR – Storage & RV	% of Monathly GPR – Storage & RV	Allocated Loan Amount (“ALA”)	% of ALA
Texas	1	80,426	897 / 195 / 69	60.1%	94.6%	94.5%	2013	$128,990	25.4%	$8,144,654	22.0%
Arizona	1	65,625	619 / 47 / 66	31.5%	96.1%	98.1%	1984	$62,077	12.2%	$5,044,000	13.6%
Connecticut	1	61,320	646 / 0 / 0	100.0%	95.7%	96.3%	2002	$91,933	18.1%	$5,374,441	14.5%
Rhode Island	1	44,831	651 / 0 / 260	100.0%	97.8%	99.0%	1980	$54,207	10.7%	$6,100,000	16.5%
Idaho	2	43,212	399 / 0 / 37	28.8%	99.7%	99.9%	1975	$24,365	4.8%	$2,115,044	5.7%
Washington	2	42,595	643 / 0 / 0	100.0%	80.4%	83.3%	1963	$61,033	12.0%	$4,700,000	12.7%
New Hampshire	1	30,000	215 / 0 / 0	0.0%	100.0%	100.0%	2000	$31,514	6.2%	$2,100,000	5.7%
Michigan	1	22,090	298 / 0 / 13	100.0%	99.7%	99.5%	1920	$29,675	5.8%	$1,972,928	5.3%
New York	1	20,062	293 / 0 / 35	77.8%	89.1%	93.6%	1950	$23,750	4.7%	$1,448,933	3.9%
Total/Wtd. Avg.(2)	11	10,161	4,661 / 242 / 480	71.3%	94.3%	95.4%	1985	$507,545	100.0%	$37,000,000	00.0%
(1)	Occupancy rates are as of October 1, 2020.

(2)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

Demographic Summary(1)

Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
U-Haul Moving & Storage at Joe Battle & I-10	El Paso, TX	2,924	77,938	196,035	$98,644	$58,256	$57,983
U-Haul Moving & Storage of North Smithfield	North Smithfield, RI	1,765	54,908	94,394	$87,201	$67,021	$83,762
U-Haul Moving & Storage of Downtown Waterbury	Waterbury, CT	22,160	100,213	168,811	$37,211	$59,795	$73,029
U-Haul Moving & Storage of the White Mountains	Pinetop-Lakeside, AZ	2,884	9,259	13,810	$51,812	$59,927	$61,225
U-Haul Moving & Storage of Wapato Park	Tacoma, WA	17,708	134,317	289,408	$77,295	$66,614	$74,476
U-Haul of Moultonborough Self-Storage	Moultonborough, NH	336	2,077	4,967	$93,418	$96,451	$107,227
U-Haul Moving & Storage of Downtown Grand Rapids	Grand Rapids, MI	17,538	147,327	276,756	$61,571	$63,746	$69,824
U-Haul Moving & Storage of Canton	Canton, NY	212	7,163	9,790	$84,929	$88,936	$85,476
U-Haul Storage of Twin Falls	Twin Falls, ID	1,042	36,796	61,443	$54,527	$62,641	$65,190
U-Haul Moving & Storage of Twin Falls	Twin Falls, ID	8,354	47,427	62,699	$51,467	$62,006	$65,611
U-Haul at 12th & L	Tacoma, WA	29,564	109,559	260,308	$72,025	$80,160	$86,683
Total/Weighted Average(2):		8,148	69,472	140,535	$73,264	$65,256	$72,014
(1)	Based on appraisals for each property.

(2)	The Weighted Average figures are based on allocated loan amounts for the individual properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the U-Haul AREC 43 Properties:

Cash Flow Analysis

	2018(1)	2019(1)	10/31/2020 TTM	U/W	% EGI	U/W $ per SF
Potential Gross Income	$2,643,254	$3,225,699	$4,739,193	$6,094,366	101.9%	$14.86
Other Income(2)	818,489	905,236	1,191,109	1,160,319	19.4	2.83
(Vacancy & Credit loss)	0	0	0	(1,271,237)	(21.2)	(3.10)
Effective Gross Income	$3,461,743	$4,130,935	$5,930,302	$5,983,448	100.0%	$14.59

Real Estate Taxes	726,480	782,256	893,541	881,393	14.7	2.15
Insurance	29,532	39,807	53,373	76,506	1.3	0.19
Other Operating Expenses	818,017	864,160	860,000	1,039,503	17.4	2.53
Total Operating Expenses	$1,574,029	$1,686,223	$1,806,914	$1,997,402	33.4%	$4.87

Net Operating Income	$1,887,714	$2,444,712	$4,123,388	$3,986,046	66.6%	$9.72
Replacement Reserves	0	0	0	75,433	1.3	0.18
Net Cash Flow	$1,887,714	$2,444,712	$4,123,388	$3,910,613	65.4%	$9.53

NOI DSCR	0.92x	1.19x	2.00x	1.94x
NCF DSCR	0.92x	1.19x	2.00x	1.90x
NOI Debt Yield	5.1%	6.6%	11.2%	10.8%
NCF Debt Yield	5.1%	6.6%	11.2%	10.6%
(1)	Historical information does not represent full year performance of the complete portfolio due to the U-Haul AREC 43 Properties being acquired over a period from 1979-2019. In 2017, 6.0% of the portfolio (by TTM NOI) was acquired and, in 2019, 5.4% of the portfolio (by TTM NOI) was acquired.

(2)	Other Income includes packing and moving supplies, U-Box portable storage income, U-Move truck and trailer rental income, third-party lease income and other miscellaneous income. U/W third party lease income totals $286,489 and includes (i) five office/retail and two cell tower leases at U-Haul Moving & Storage of Wapato Park, (ii) a cell tower lease to a dry cleaner at U-Haul of Moultonborough Self-Storage.

Appraisals. The appraiser concluded to a “bulk portfolio value” of $76,650,000 as of December 15, 2020 for the U-Haul AREC 43 Properties, which reflects an 8.8% premium attributed to the aggregate “as-is” value of the U-Haul AREC 43 Properties as a whole. The U-Haul AREC 43 Properties were also valued individually between October 29, 2020 and November 5, 2020, with the individual values reflecting an aggregate “as-is” appraised value of $70,480,000.

Environmental Matters. The Phase I environmental site assessments for the U-Haul AREC 43 Properties are dated November 6, 2020. There are recognized environmental conditions or controlled recognized environmental conditions at three of the U-Haul AREC 43 Properties: the U-Haul Moving & Storage of Downtown Waterbury, U-Haul Moving & Storage of Downtown Grand Rapids and U-Haul at 12th & L Properties. The U-Haul AREC Portfolio 43 Borrowers maintain a pollution legal liability-type environmental insurance policy that covers the U-Haul Moving & Storage of Downtown Waterbury, U-Haul Moving & Storage of Wapato Park, U-Haul of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

Moultonborough Self-Storage, U-Haul Moving & Storage of Downtown Grand Rapids, U-Haul Moving & Storage of Canton and U-Haul at 12th & L Mortgaged Properties. Great American E & S Insurance Company issued the policy with a coverage limit of $6,000,000 per each occurrence and in the aggregate and with self-insured retention of no more than $50,000 per event. The policy names the lender as an additional insured and expires in December 2033 with respect to the lender and in December 2030 with respect to the U-Haul AREC Portfolio 43 Borrowers. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Real Estate Taxes and Insurance – The U-Haul AREC Portfolio 43 Borrowers deposited at loan origination $550,000 for real estate taxes. The U-Haul AREC Portfolio 43 Borrowers will not be required to deposit monthly reserves for real estate taxes or insurance premiums so long as (i) no event of default exists, (ii) the U-Haul AREC Portfolio 43 Borrowers provide the lender with proof of current taxes or insurance premiums paid and (iii)(a) the U-Haul AREC Portfolio 43 Borrowers maintain in a reserve with the lender an amount sufficient to pay taxes or insurance premiums for six months or (b) as it relates to insurance premiums, the U-Haul AREC 43 Properties are covered by an acceptable blanket policy.

Replacement Reserve – The U-Haul AREC Portfolio 43 Borrowers deposited at loan origination $37,716 and are required to deposit $6,286 monthly for replacements any time that the balance of the Replacement Reserve is below $37,716.

Required Repair Reserve – The U-Haul AREC Portfolio 43 Borrowers deposited at loan origination $112,006 (representing 125% of the estimated cost of any immediate repairs).

Lockbox and Cash Management. A soft lockbox is in place with respect to the U-Haul AREC Portfolio 43 Mortgage Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the U-Haul AREC Portfolio 43 Mortgage Loan documents with all excess cash flow required to be held in the excess cash flow subaccount as additional security for the U-Haul AREC Portfolio 43 Mortgage Loan for so long as Cash Sweep Period exists, unless collected after the ARD, in which case all excess cash flow will be applied first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 43 Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 43 Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC 43 Mortgage Loan.

A “Cash Sweep Period” means a period (a) commencing upon the occurrence of an event of default and ending upon the lender’s acceptance of the cure of the event of default; (b) during a DSCR Trigger Period (as defined below); (c) during a Tax/Insurance Trigger Period (as defined below); or (d) commencing upon the property manager becoming insolvent or becoming a debtor in any bankruptcy action and ending upon the property manager being replaced by a qualified manager. A Cash Sweep Period may not be cured if any other event of default is continuing under the U-Haul AREC Portfolio 43 Mortgage Loan documents or if a Cash Sweep Period has occurred more than five times during the term of the U-Haul AREC Portfolio 43 Mortgage Loan. A Cash Sweep Period may not be cured if triggered by an event of default caused by a bankruptcy action of the U-Haul AREC Portfolio 43 Borrowers. Additionally, 60 days prior to the ARD of the U-Haul AREC 43 Mortgage Loan, a Cash Sweep Period will be automatically triggered and will continue until the U-Haul AREC Portfolio 43 Mortgage Loan is repaid in full.

A “DSCR Trigger Period” will commence upon the trailing-twelve month debt service coverage ratio being less than 1.15x (based on net operating income) for two consecutive calendar quarters, and will end upon the trailing-twelve month debt service coverage ratio being equal to or greater than 1.15x (based on net operating income) for four consecutive calendar quarters.

A “Tax/Insurance Trigger Period” will commence upon the U-Haul AREC Portfolio 43 Borrowers’ failure to provide timely evidence of payment of property taxes or proof of insurance, and will end upon the U-Haul AREC Portfolio 43 Borrowers providing such evidence or proof.

Property Management. The U-Haul AREC 43 Properties are managed by U-Haul Co. of Arizona, U-Haul Co. of Connecticut, U-Haul Co. of Idaho, Inc., U-Haul Co. of Michigan, U-Haul Co. of New Hampshire, Inc., U-Haul Co. of New York and Vermont, Inc., U-Haul Co. of Rhode Island, U-Haul Co. of Texas and U-Haul Co. of Washington, affiliates of the U-Haul AREC Portfolio 43 Borrowers.

Partial Release. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in October 2030, the U-Haul AREC Portfolio 43 Borrowers have the right to obtain a release of any one or more individual U-Haul AREC 43 Properties, provided no event of default is continuing and subject to the conditions set forth in the U-Haul AREC Portfolio 43 Mortgage Loan documents, including, among others, (1) partial defeasance of the U-Haul AREC Portfolio 43 Mortgage Loan in a principal amount equal to 125% of the allocated loan amount for the individual U-Haul AREC 43 Property being released, (2) after giving effect to the partial defeasance, the debt yield of the remaining U-Haul AREC 43 Properties is at least the greater of the debt yield immediately prior to the partial defeasance and 10.6%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining U-Haul AREC 43 Properties is at least than the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.90x, and (4) certain REMIC-related conditions are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #7	Cut-off Date Balance:	$36,917,578
Property Addresses – Various	U-Haul AREC Portfolio 43	Cut-off Date LTV:	48.2%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	10.8%

Expansion of Property. The U-Haul AREC Portfolio 43 Borrowers are permitted to acquire a fee simple estate in vacant land that is adjacent and contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided no such land will be operated or integrated with the individual property. The acquired land will thereafter be considered a part of the individual property, will be subject to the lien of the U-Haul AREC Portfolio 43 Mortgage Loan and will be governed by the U-Haul AREC Portfolio 43 Mortgage Loan documents.

The U-Haul AREC Portfolio 43 Borrowers are permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents due under the U-Haul AREC Portfolio 43 Mortgage Loan documents.

Terrorism Insurance. The U-Haul AREC Portfolio 43 Borrowers are required to obtain and maintain property insurance and business interruption insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U-Haul AREC 43 Properties and 24 months of business interruption insurance plus 6 months of extended indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. Seismic risk assessments dated November 6, 2020 for U-Haul at 12th & L property and U-Haul Moving & Storage of Wapato Park property indicated a probable maximum loss of 13% and 17%, respectively. Earthquake insurance was obtained.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

McDonald's Global HQ
110 North Carpenter Street
Chicago, IL 60607
CHICAGO
Chicago O'Hare Intl. Airport 14 miles
Midway Intl. Airport 8 miles
Lake Michigan
Goose Island
River West
River North
Near North
Fulton River District
FULTON MARKET
West Town
Near West Side
West Loop
Chicago Loop
Greektown
South Loop
University Village/ Little Italy
Illinois Medical District
Pilsen
Seward Park
Skinner Park
Arrigo Park
Addams Park
Harrison Park
Marina City
Moody Bible Institute
The Merchandise Mart
333 Wacker Drive
Google
Ogilvie Transportation Center (METRA)
Citigroup Center
Lyric Opera of Chicago
Madison Plaza
City Hall
Chase Tower
Chicago Mercantile Exchange
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
Hellenic National Museum
United Center
City Coll. of Chicago/ Malcolm X Coll.
Rush Univ. Medical Center
Cook County Hospital
Credit Union 1 Arena
University of Illinois-Chicago
Jane Addams-Hull House Museum
UIC College of Dentistry
Univ. of Illinois College of Medicine
UIC School of Public Health
UIC Forum
Flames Field
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METRA
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W. Chicago Ave.
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W. Ontario St.
W. Ohio St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Carroll Ave.
W. Fulton Market
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W. Lake St.
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W. Warren Blvd.
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W. Monroe St.
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S. Loomis St.
90
94
290
Des Plaines
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Lemont
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Alsip
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Riverdale
Roseland
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – McDonald’s Global HQ

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	Asf/TBD/TBD		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$35,000,000		Location:	Chicago, IL
	Cut-off Date Balance(1):	$34,555,371		Size:	575,018 SF
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per SF(1):	$292
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$120
	Borrower Sponsor:	Normandy Properties		Year Built/Renovated:	2018/NAP
	Guarantor:	William I. Snyder		Title Vesting:	Fee
	Mortgage Rate:	2.9350%		Property Manager:	Sterling Bay Property Management, LLC
	Note Date:	October 29, 2020		Current Occupancy (As of):	97.3% (11/4/2020)
	Seasoning:	3 months		YE 2019 Occupancy:	96.4%
	Maturity Date:	November 1, 2030		YE 2018 Occupancy:	94.2%
	IO Period:	0 months		YE 2017 Occupancy(6):	NAP
	Loan Term (Original):	120 months		YE 2016 Occupancy(6):	NAP
	Amortization Term (Original)(2):	270 months		As-Is Appraised Value(7)(8):	$409,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$711
	Call Protection(3):	L(27), D(89), O(4)		As-Is Appraisal Valuation Date:	September 28, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(7)
	Additional Debt(1)(4):	Yes		TTM NOI (8/31/2020):	$10,812,656
	Additional Debt Type (Balance) (1)(4):	Pari Passu ($133,285,000), Subordinate ($110,000,000)		YE 2019 NOI:	$7,895,362
				YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				U/W Revenues:	$35,092,657
				U/W Expenses:	$15,037,235
Escrows and Reserves(5)				U/W NOI:	$20,055,422
	Initial	Monthly	Cap	U/W NCF:	$19,947,666
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.46x / 1.45x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.9%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	29.1% / 28.9%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	41.0%
Free Rent Reserve	$6,161,307	$0	NAP	LTV Ratio at Maturity(1):	16.9%

Sources and Uses
Sources			Uses
Original whole loan amount	$280,000,000	66.6%	Purchase Price	$412,500,000	98.1%
Borrower Equity	140,508,313	33.4	Reserves	6,161,307	1.5
			Closing Costs	1,847,006	0.4
Total Sources	$420,508,313	100.0%	Total Uses	$420,508,313	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the McDonald’s Global HQ Senior Loan (as defined below).

(2)	The Amortization Term (Original) is shown for the McDonald’s Global HQ Whole Loan (as defined below). The McDonald’s Global HQ Senior Loan (as defined below) amortizes in 186 months. See the amortization schedule for the McDonald’s Global HQ Senior Loan set forth on Annex A-4 in the Preliminary Prospectus.

(3)	Defeasance of the McDonald’s Global HQ Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the McDonald’s Global HQ Whole Loan to be securitized and (b) October 29, 2023. The assumed prepayment lockout period of 27 payments is based on the closing date of this transaction in February 2021.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

(6)	Further historical occupancy and NOI is not available, as construction of the McDonald’s Global HQ Property (as defined below) was completed in 2018.

(7)	While the McDonald’s Global HQ Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the McDonald’s Global HQ Whole Loan more severely than assumed in the underwriting of the McDonald’s Global HQ Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The appraisal also provided a “Hypothetical As If Dark” value of $225,000,000 as of September 28, 2020, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $391.29, 74.6% and 30.7%, respectively, based on the principal balance of the McDonald’s Global HQ Senior Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

The Mortgage Loan. The mortgage loan (the “McDonald’s Global HQ Mortgage Loan”) is part of a whole loan (the “McDonald’s Global HQ Whole Loan”) evidenced by seven pari passu senior promissory notes in the aggregate original principal amount of $170,000,000 (together, the “McDonald’s Global HQ Senior Loan”) and one note in the original principal amount of $110,000,000 (the “McDonald’s Global HQ Subordinate Companion Loan”) that is subordinate to the McDonald’s Global HQ Senior Loan. The McDonald’s Global HQ Whole Loan is secured by a first priority fee mortgage encumbering a 575,018 square foot office building located in Chicago, Illinois (the “McDonald’s Global HQ Property”). The McDonald’s Global HQ Mortgage Loan is evidenced by Notes A-1, A-4-2 and A-5 with an aggregate original principal amount of $35,000,000. The remaining promissory notes comprising the McDonald’s Global HQ Whole Loan are summarized in the below table. The McDonald’s Global HQ Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The McDonald’s Global HQ Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$987,296	BANK 2021-BNK31	No
A-2	$60,000,000	$59,237,778	BANK 2020-BNK30	No
A-3	$50,000,000	$49,364,815	BANK 2020-BNK29	No
A-4-1	$15,000,000	$14,809,445	Bank of America	No
A-4-2	$10,000,000	$9,872,963	BANK 2021-BNK31	No
A-5	$24,000,000	$23,695,111	BANK 2021-BNK31	No
A-6	$10,000,000	$9,872,963	BANK 2020-BNK30	No
B	$110,000,000	$110,000,000	BANK 2020-BNK30 (loan-specific certificates)	Yes(1)
Total	$280,000,000	$277,840,371
(1)	The holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. For so long as Note B is included in the BANK 2020-BNK30 securitization and a control appraisal event does not exist, such rights will be exercised by the controlling class representative of the BANK 2020-BNK30 loan-specific certificates.

The Borrower and Borrower Sponsor. The borrower is 110 NC LLC (the “McDonald’s Global HQ Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the McDonald’s Global HQ Whole Loan.

The borrower sponsor is Normandy Properties, a commercial real estate owner and operator owned by a family office controlled by the Snyder family. The Snyder family has continuously operated in the steel and precious metals industries since the 1800’s. William I. Snyder is the non-recourse carveout guarantor for the McDonald’s Global HQ Whole Loan.

The Property. The McDonald’s Global HQ Property is a 575,018 square foot, 9-story, Class A, LEED Platinum office building with a ground floor multi-tenant retail component. The McDonald’s Global HQ Property was built in 2018 on a 1.99-acre site, occupying an entire city block in the Fulton Market District of downtown Chicago, Illinois. The McDonald’s Global HQ Property features floor plates between 56,393 and 80,233 rentable square feet above a two-level subterranean garage that includes 320 parking spaces (0.56 spaces per 1,000 square feet), bicycle storage and tenant storage. The sustainability features of the McDonald’s Global HQ Property include a green roof and terrace landscaping, three rooftop beehives, low-flow plumbing fixtures, and recycling and waste prevention efforts which have a goal of diverting 200,000 pounds of material away from the landfill annually.

The McDonald’s Global HQ Property was built-to-suit for McDonald’s Corporation (“McDonald’s”) for the relocation of its global headquarter operations from the western suburbs of Chicago, which move brought 2,500 jobs to downtown Chicago. McDonald’s occupies a total of 532,526 square feet (92.6% of net rentable area), which includes a 9,765 square foot retail restaurant, 6,040 square feet of storage space, a dedicated 8,121 square foot lobby featuring a two-story art installation using kitchen equipment from a McDonald’s restaurant, the entirety of the office space on floors 2 through 8, a double-height, column-free auditorium on the 6th floor, and a 23,644 square foot amenity floor on the 9th floor with a tenant lounge/bar area, work café, professionally managed fitness center with locker rooms, and a rooftop deck that offers sweeping views of the Chicago skyline. The McDonald’s space also includes five other landscaped terraces located on building set-back points on floors 3, 6 and 8. McDonald’s leases 295 of 320 parking spaces in the garage.

The remaining rentable area at the McDonald’s Global HQ Property is comprised of 42,492 square feet of retail space, currently leased to Walgreens, FedEx Retail, One Medical and Politan Row (a chef-driven upscale food hall), with 15,657 square feet remaining to be leased. The retail tenants serve as amenities for the office users and for the surrounding neighborhood. The McDonald’s Global HQ Property was 97.3% leased, as of November 4, 2020.

COVID-19 Update. The McDonald’s Global HQ Whole Loan is current as of the January 2021 debt service payment. As of January 11, 2021, the borrower sponsor has reported that 100% of tenants by net rentable area and 100% of tenants by underwritten base rent with rent payable have paid their full January 2021 rent payments. The food hall tenant, Politan Row (under a rent abatement period through June 2021), had closed from April to July 2020 due to Chicago’s city guidelines. After re-opening for outdoor dining in August 2020, Politan Row has announced their plans to temporarily close and re-open in the spring of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

Major Tenant.

McDonald’s (532,526 square feet, 92.6% of net rentable area; 92.2% of underwritten base rent). McDonald’s (NYSE: MCD) (Moody’s/S&P: Baa1/BBB+) is a worldwide fast food brand with an equity market capitalization of approximately $160 billion. For its fiscal year 2019, McDonald’s is estimated to have served 70 million people daily across 100 countries in its 38,695 locations, reporting system-wide sales of $100.2 billion.

The McDonald’s 15-year triple-net lease commenced on August 1, 2018 and expires on July 31, 2033. The lease requires current average annual rent of $33.10 PSF, with 2.25% annual increases every August through the lease term. McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice. McDonald’s has the option to contract up to one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and subject to a contraction fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatements received allocable to the contracted space plus interest, which sum is estimated to be approximately $5.8 million. McDonald’s has the option to terminate its lease effective July 31, 2030, upon 18 months’ notice and subject to a termination fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid and (y) any rent abatements received plus interest, which sum is estimated to be approximately $25.8 million. The exercise by McDonald’s of either its contraction or termination option would trigger a Cash Sweep Period (see “Escrows” below).

McDonald’s received a tenant improvement allowance of $51,747,189, with no remaining amounts owed by the landlord, and reportedly invested an additional $114,682,118 toward the improvement of its office space and $3,152,925 toward its retail space. Pursuant to its lease, McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021 and an $874,042 operating expense cap credit, which amounts have been fully reserved by the lender (see “Escrows” below).

The following table presents certain information relating to the tenancy at the McDonald’s Global HQ Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Office
McDonald’s(4)	NR/Baa1/BBB+	522,761	90.9%	$33.40	$17,458,413	89.7%	7/31/2033	Y(5)

Retail
Politan Row(6)	NR/NR/NR	10,453	1.8%	$39.92	$417,323	2.1%	5/31/2029	N
McDonald’s	NR/Baa1/BBB+	9,765	1.7%	$50.82	$496,218	2.5%	7/31/2033	N
Walgreens	BBB-/Baa2/BBB	9,369	1.6%	$55.00	$515,295	2.6%	9/30/2048	Y(7)
One Medical(8)	NR/NR/NR	4,889	0.9%	$87.13	$425,979	2.2%	12/31/2030	N
FedEx Retail(9)	NR/Baa2/BBB	2,124	0.4%	$75.00	$159,300	0.8%	12/31/2028	N
Vacant (Retail)		15,657	2.7%	$0.00	$0	0.0%
Retail Subtotal		52,257	9.1%	$55.03(10)	$2,014,114	10.3%

Collateral Total		575,018	100.0%	$34.81(10)	$19,472,527	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The leases are on a net basis with the tenant responsible for a pro rata share of all operating expenses and real estate taxes, except for the lease to Politan Row, which is a full service gross lease.

(4)	McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021, which amount has been fully reserved by the lender. McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice.

(5)	McDonald’s has a one-time right to contract one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and payment of a contraction fee. McDonald’s has a one-time right to terminate its lease effective July 31, 2030, upon 18 months’ notice and payment of a termination fee.

(6)	Politan Row is in a rent abatement period through June 2021. $240,784, representing the rent owed between the loan origination date and the end of the tenant’s rent abatement period, has been fully reserved by the lender. Politan Row has one 5-year option to extend the lease at fixed rent of a 2.5% increase over the last year of the current term with 18-24 months’ notice.

(7)	Walgreens has rights to terminate its lease effective September 30, 2033, September 30, 2038, or September 20, 2043, each with 12 months’ notice.

(8)	One Medical has a rent commencement date of February 1, 2021. $66,840, representing the rent owed between the loan origination date and the tenant’s rent commencement date, has been fully reserved by the lender. One Medical has two 5-year options to extend the lease at fair market rent with 12 months’ notice.

(9)	FedEx Retail has two 5-year options to extend the lease at fair market rent with 12-18 months’ notice.

(10)	Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the McDonald’s Global HQ Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	2,124	0.4%	2,124	0.4%	$159,300	0.8%	$75.00
2029	1	10,453	1.8%	12,577	2.2%	$417,323	2.1%	$39.92
2030	1	4,889	0.9%	17,466	3.0%	$425,979	2.2%	$87.13
2031	0	0	0.0%	17,466	3.0%	$0	0.0%	$0.00
Thereafter	3	541,895	94.2%	559,361	97.3%	$18,469,925	94.9%	$34.08
Vacant	0	15,657	2.7%	575,018	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	6	575,018	100.0%			$19,472,527	100.0%	$34.81(3)

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the McDonald’s Global HQ Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	11/4/2020(3)
NAP	NAP	94.2%	96.4%	97.3%

(1)	Historical occupancy is not available, as construction of the McDonald’s Global HQ Property was completed in 2018.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

Cash Flow Analysis(1)

	2019	TTM 8/31/2020	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$18,248,384	$19,124,507	$21,927,087	59.4%	$38.13
Reimbursements(4)	2,098,850	5,290,150	14,342,820	38.9	24.94
Other Income(5)	68,742	67,777	636,245	1.7	1.11
Net Rental Income	$20,415,976	$24,482,435	$36,906,152	100.0%	$64.18
(Vacancy & Concessions)	0	0	(1,813,495)	(8.3)	(3.15)
Effective Gross Income	$20,415,976	$24,482,435	$35,092,657	95.1%	$61.03

Real Estate Taxes	7,595,293	8,376,386	8,665,944	24.7	15.07
Insurance	244,110	223,065	280,299	0.8	0.49
Other Operating Expenses	4,681,212	5,070,327	6,090,992	17.4	10.59
Total Operating Expenses	$12,520,615	$13,669,779	$15,037,235	42.9%	$26.15

Net Operating Income	$7,895,362	$10,812,656	$20,055,422	57.1%	$34.88
Replacement Reserves	0	0	57,502	0.2	0.10
TI/LC	0	0	50,254	0.1	0.09
Net Cash Flow	$7,895,362	$10,812,656	$19,947,666	56.8%	$34.69

NOI DSCR(6)	0.57x	0.79x	1.46x
NCF DSCR(6)	0.57x	0.79x	1.45x
NOI Debt Yield(6)	4.7%	6.4%	11.9%
NCF Debt Yield(6)	4.7%	6.4%	11.9%

(1)	Further historical information is not available because the McDonald’s Global HQ Property was built in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	U/W Gross Potential Rent includes vacant space at market rent ($782,850) and straight-line rent averaging for McDonald’s, Walgreens and FedEx Retail ($1,671,710).

(4)	Expense Reimbursements on McDonald’s space were subject to a cap of $13.50 PSF in 2019 and $15.25 PSF in 2020, after which the cap is no longer in effect. As a result, historical reimbursements are not indicative of contractual obligations going forward.

(5)	U/W Other Income includes parking income of $586,445. The parking operator, Imperial Parking, pays minimum annual rent of $466,200 plus 40% of gross parking revenue in excess of $450,000 and 45% of gross parking revenue in excess of $600,000.

(6)	Debt service coverage ratios and debt yields are based on the McDonald’s Global HQ Senior Loan and exclude the McDonald’s Global HQ Subordinate Companion Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the McDonald’s Global HQ Property of $409,000,000 as of September 28, 2020. The appraisal also provided a “Hypothetical As If Dark” value of $225,000,000 as of September 28, 2020, which value would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $391.29, 74.6% and 30.7%, respectively, based on the principal balance of the McDonald’s Global HQ Senior Loan.

Environmental Matters. According to the Phase I environmental site assessment dated August 28, 2020, there was no evidence of any recognized environmental conditions at the McDonald’s Global HQ Property.

Market Overview and Competition. The McDonald’s Global HQ Property is located at 110 North Carpenter Street, in Chicago’s Fulton Market district on the western border of the central business district. The Chicago-Naperville-Joliet Core Based Statistical Area (the “Chicago CBSA”) ranks second nationally in total office inventory behind New York, with nearly 239 million square feet of office space. Historically, the Chicago CBSA has been considered the business center of the Midwest, as it is a transportation, banking and investment hub, and a research and educational center attracting various corporate headquarters and regional companies.

According to the appraisal, Fulton Market is evolving from a warehouse district historically to a fast-growing and increasingly diverse area of retail, residential, hospitality and office use. Large corporations, restaurateurs and retailers alike are locating to the area, including McDonald’s, Google, Inc., Uber, Rick Bayless, Soho House and Billy Reid. Fulton Market offers housing options, new and alternative office space, sweeping views of the Chicago skyline, work/live/play amenities including award-winning dining and entertainment, and an educated labor pool. Fulton Market features convenient access via Interstate-90/94 and Interstate-290, as well as a number of nearby public transportation options, including new Chicago Transit Authority Green and Pink line stops, Blue Line stations, three Union Pacific Metra routes from the Ogilvie Transportation Center, and commuter service and Amtrak service out of Chicago’s Union Station. In addition, multiple Divvy shared bike stations surround the Fulton Market area.

From 2016 to 2019, the Fulton Market office submarket Class A inventory increased from 550,000 square feet to 1,829,352 square feet, with 1,175,962 square feet of positive absorption and an increase in average asking rate from $45.10 PSF to $49.00 PSF. From year-end 2019 to the end of the second quarter of 2020, Class A inventory increased by 49.6% to 2,736,850 square feet, which meaningful addition of new supply in the short term has pushed direct vacancy to 18.5% and asking rent to $45.28 PSF. 450,922 square feet of positive absorption occurred in the second quarter of 2020, with further leasing activity expected to stabilize the vacancy rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius was 45,852, 411,562 and 948,591, respectively, and the estimated 2020 average household income within the same radii was $152,747, $133,446 and $111,456, respectively. Within a one-mile radius, population and average household income have grown at a compound annual rate of 2.48% and 3.82%, respectively, from 2000 to 2020.

The following table presents certain information relating to the appraiser’s market rent conclusions for the McDonald’s Global HQ Property:

Market Rent Summary

	Office	Retail (North)	Retail (Southeast)	Retail (Southwest)
Market Rent (PSF)	$33 Net	$60 Modified	$50 Modified	$50 Net
Lease Term (Years)	10	10	10	10
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum

The following table presents recent comparable office sales data with respect to the McDonald’s Global HQ Property:

Comparable Office Sales

Property Address	Submarket	Year Built/ Renovated	Total GLA (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018 / N/A	575,018(1) / 9	97.3%(1)	Sept-20	$412,500,000 / $717	4.86%(2)
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019 / N/A	98,000 / 5	97%	May-20	$85,000,000 / $867	4.50%
500 West Monroe Street	West Loop	1992 / 2018	966,924 / 44	99%	Oct-19	$412,000,000 / $426	7.00%
Fulton West 1330 West Fulton Street	Fulton Market	2017 / N/A	289,287 / 9	98%	Sept-19	$167,500,000 / $579	5.40%
811 West Fulton 811 West Fulton Market	Fulton Market	2018 / N/A	65,000 / 7	100%	Sept-19	$50,300,000 / $774	5.00%
River Point 444 West Lake Street	West Loop	2016 / N/A	1,082,211 / 52	99%	Dec-18	$865,361,600 / $800	4.30%
One South Dearborn 1 South Dearborn Street	Central Loop	2005 / N/A	828,538 / 40	95%	Jan-18	$360,250,000 / $435	5.99%

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

(2)	Cap Rate calculated based on the lender’s underwritten NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

The following table presents recent office leasing data at comparable properties with respect to the McDonald’s Global HQ Property:

Comparable Office Leases

Property Address	Submarket	Year Built	Total GLA (SF) / Stories	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018	575,018(1) / 9	McDonald’s	Aug-18 / 15.0	532,526(1)	$33.40(1)	2.25% / $97.17
Salesforce Tower 333 West Wolf Point Plaza	River North	2023	1,242,956 / 57	Salesforce.com	Jun-23 / 17.0	525,059	$41.10	2.25% / $110.00
BMO Tower 310 South Canal Street	West Loop	2022	1,485,861 / 50	BMO Harris Bank	Apr-22 / 17.0	214,710	$34.50	2.50% / $50.00
625 West Adams Street	West Loop	2018	441,616 / 20	CDW	Jun-21 / 15.0	249,429	$30.00	2.50% / $140.00
167 North Green Street	Fulton Market	2020	600,000 / 17	Duff & Phelps	Nov-20 / 15.0	46,000	$36.50	2.50% / $125.00
333 North Green Street	Fulton Market	2019	553,443 / 19	WPP	Apr-20 / 15.0	265,108	$32.00	2.50% / $195.00
333 North Green Street	Fulton Market	2019	553,443 / 19	Flexport	Apr-20 / 7.0	40,733	$34.00	2.50% / $88.44
333 North Green Street	Fulton Market	2019	553,443 / 19	Convene	Dec-19 / 15.0	96,077	$41.00	2.00% / $175.00
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019	98,000 / 5	Mondelez International	Jan-19 / 15.0	77,099	$37.00	2.50% / $120.00

Source: Appraisal.

(1)	Information obtained from underwritten rent roll. Initial Rent PSF for the McDonald’s Global HQ Property is a straight line average incorporating the 2.25% annual increases.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the McDonald’s Global HQ Property is covered by a blanket policy), which will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly $9,584 for replacements, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

TI/LC Reserve – The McDonald’s Global HQ Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The McDonald’s Global HQ Borrower is also required during a Cash Sweep Period to deposit monthly $95,836 for tenant improvements and leasing commissions, which amounts will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Free Rent Reserve – The McDonald’s Global HQ Borrower deposited at loan origination $6,161,307 for rent credits and an operating expense cap credit owed to McDonald’s ($5,853,682), rent credit to Politan Row ($240,784) and rent credit to One Medical ($66,840), which amounts are required to be disbursed to the McDonald’s Global HQ Borrower in installments through August 2021, to simulate tenant rent payments.

A “Cash Sweep Period” will occur during the existence of any of (a) an event of default until cured or waived by the lender, (b) a DSCR Sweep Period (as defined below) or (c) a Tenant Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the McDonald’s Global HQ Whole Loan. A Cash Sweep Period may be cured once during the McDonald’s Global HQ Whole Loan term; if occurring more than once, all excess cash will continue to be collected and held by the lender and the McDonald’s Global HQ Borrower will not be entitled to any disbursement of such excess cash until the repayment in full of the McDonald’s Global HQ Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

A “DSCR Sweep Period” will commence when the trailing twelve month debt service coverage ratio is less than 1.05x, tested quarterly beginning with the calendar quarter ending December 31, 2021, and will end when the trailing twelve month debt service coverage ratio is at least 1.05x, tested quarterly for two consecutive quarters.

A “Tenant Sweep Period” will occur during the existence of any of:

(a) McDonald’s (or its replacement tenant) terminating its lease or surrendering all or any portion of its leased space (or giving notice of its intent to terminate its lease or surrender all or any portion of its leased space), until the earlier to occur of (x) McDonald’s revoking such notice(s), termination or surrender, and reaffirming its lease or (y) a replacement tenant acceptable to the lender entering into a replacement lease for the surrendered McDonald’s space and being open for business or in occupancy of more than 50% of the space and paying full, unabated rent pursuant to its replacement lease;

(b) McDonald’s (or its replacement tenant) failing to pay base rent or the occurrence of any other material monetary or non-monetary default under its lease beyond notice and cure periods, until such default is cured to the satisfaction of the lender;

(c) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) availing itself of any creditor’s rights laws, until (i) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) has assumed its lease without any material revisions and a court has affirmed such assumption of the lease pursuant to a final, non-appealable order, and (ii) McDonald’s (or its replacement tenant) is operating its business or is in occupancy of more than 50% of the space for at least 60 consecutive business days and is paying full rent as required under the lease; or

(d) McDonald’s (or its replacement tenant) experiences a downgrade in its long-term unsecured debt rating below “BBB-” by S&P or the equivalent by any rating agency rating securities backed by the McDonald’s Global HQ Whole Loan, until its long-term unsecured debt rating is at least “BBB-” by S&P or the equivalent by any rating agency rating securities backed by the McDonald’s Global HQ Whole Loan.

Lockbox and Cash Management. The McDonald’s Global HQ Whole Loan is structured with a hard lockbox and in place cash management. Revenues from the McDonald’s Global HQ Property are required to be deposited by tenants directly into the lockbox account, then transferred on each business day to the lender-controlled cash management account and disbursed according to the McDonald’s Global HQ Whole Loan documents.

Property Management. The McDonald’s Global HQ Property is managed by Sterling Bay Property Management, LLC, a real estate firm specializing in built-to-suit urban headquarter campuses whose clients include Google, McDonald’s Uber and Hilshire Brands.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The McDonald’s Global HQ Property also secures four pari passu senior promissory notes (the “McDonald’s Global HQ Pari Passu Companion Loan”) which had an aggregate original principal balance of $135,000,000, and the McDonald’s Global HQ Subordinate Companion Loan, which had an original principal balance of $110,000,000. The McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Pari Passu Companion Loan and the McDonald’s Global HQ Subordinate Companion Loan accrue interest at the same rate. The McDonald’s Global HQ Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the McDonald’s Global HQ Pari Passu Companion Loan, which payments are senior in right of payment to the McDonald’s Global HQ Subordinate Companion Loan. Payments of principal will amortize the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan in 186 months, before the McDonald’s Global HQ Subordinate Companion Loan begins to amortize. See Annex A-4 (the amortization schedule for the McDonald’s Global HQ Senior Loan) in the Preliminary Prospectus. The holders of the promissory notes evidencing the McDonald’s Global HQ Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the McDonald’s Global HQ Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The McDonald’s Global HQ Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Subordinate Note Summary

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt	Whole Loan Cut- off Date LTV
McDonald’s Global HQ Subordinate Companion Loan	$110,000,000	2.9350%	120	0	120	1.17x	7.2%	67.9%

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$34,555,371
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.0%
Chicago, IL 60607		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	11.9%

Terrorism Insurance. The McDonald’s Global HQ Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

FLOYD COUNTY
CLARK COUNTY
OLDHAM COUNTY
INDIANA
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Douglass Hills
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Watterson Park
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JEFFERSON COUNTY
Newburg
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KENTUCKY
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1
5

JACKSON COUNTY
MADISON COUNTY
Westgate Park
CLARKE COUNTY
West Winterville
Winterville
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Athens
Windy Hill
Green Acres
OCONEE COUNTY
Ansley Park
Watkinsville
Athens Perimeter
4

Inland SE Self Storage Portfolio

1 Life Storage - 708	Louisville, KY
2 Life Storage - 797	Hendersonville, TN
3 Life Storage - 798	Hendersonville, TN
4 Devon Self Storage	Athens, GA
5 Life Storage - 701	Louisville, KY

Louisville
Frankfort
Lexington
KENTUCKY
Hendersonville
Nashville
Knoxville
TENNESSEE
Memphis
Chattanooga
Athens
Atlanta
Augusta
GEORGIA
Macon
Columbus
Savannah

ROBERTSON COUNTY
Greenbrier
White House
Millersville
SUMNER COUNTY
Gallatin
TROUSDALE COUNTY
Coopertown
Ridgetop
Goodlettsville
DAVIDSON COUNTY
Hendersonville
WILSON COUNTY
Ashland City
CHEATHAM COUNTY
Lakewood
NASHVILLE
Mount Juliet
Lebanon
Kingston Springs
Rural Hill
Belle Meade
Oak Hill
Forest Hills
La Vergne
Brentwood
Smyrna
Nolensville
Walterhill
Franklin
WILLIAMSON COUNTY
Murfreesboro
Thompson's Station
Spring Hill
RUTHERFORD COUNTY
MAURY COUNTY
CANNON COUNTY
Columbia
MARSHALL COUNTY
BEDFORD COUNTY
COFFEE COUNTY
3
2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Inland SE Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$32,600,000		Location:	Various
	Cut-off Date Balance:	$32,600,000		Size:	407,123 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$80.07
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$71.22
	Borrower Sponsor:	Inland Private Capital Corporation		Year Built/Renovated:	Various – See Table
	Guarantor:	Inland Private Capital Corporation		Title Vesting:	Fee
	Mortgage Rate:	2.891%		Property Manager(4):	Various
	Note Date:	December 15, 2020		Current Occupancy (As of)(5)(9):	89.2% (11/11/2020)
	Seasoning:	1 month		2019 Occupancy(5):	88.3%
	Maturity Date:	January 11, 2031		2018 Occupancy(5)(6):	88.5%
	IO Period:	60 months		2017 Occupancy(5)(6):	90.7%
	Loan Term (Original):	120 months		2016 Occupancy(5)(6)(7):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value(8):	$55,500,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF(8):	$136.32
	Call Protection:	L(25),GRTR 1% or YM(88),O(7)		As-Is Appraisal Valuation Date(8):	November 25, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(9)
	Additional Debt:	Yes		TTM NOI (Various):	$33,246,907
	Additional Debt Type (Balance)(1):	Future Unsecured Debt		YE 2019 NOI:	$3,365,564
				YE 2018 NOI:	$3,466,891
				YE 2017 NOI:	$3,404,878
				U/W Revenues:	$4,686,487
				U/W Expenses:	$1,599,204
				U/W NOI:	$3,087,283
				U/W NCF:	$3,011,485
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF:	1.90x / 1.85x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	9.5% / 9.2%
Taxes	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.6% / 10.4%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(8)(10):	58.7%
Replacement Reserves	$155,000	$5,892	$155,000	LTV Ratio at Maturity(8)(10):	52.2%
Trust Reserve(3)	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$32,600,000	60.3%	Purchase price	$53,300,000	98.7%
Sponsor equity	21,422,016	39.7	Upfront reserves	155,000	0.3
			Closing costs	567,016	1.0
Total Sources	$54,022,016	100.0%	Total Uses	$54,022,016	100.0%

(1)	See “Permitted Additional Unsecured Subordinate Indebtedness” section below.
(2)	See “Escrows” section below.
(3)	Additionally, and unrelated and separate from the Inland SE Self Storage Portfolio Mortgage Loan, the Inland SE Self Storage Portfolio Borrower (as defined below) funded $5,114,500 into a separate trust reserve account controlled by the borrower (the “Borrower Trust Account”), which will be used for pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland SE Self Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles, (vi) costs arising related to extraordinary measures taken to conserve and protect the property in the context of any pandemic, including COVID-19, and (vii) any other necessary property improvements at the Inland SE Self Storage Portfolio Properties. Upon the occurrence of a Conversion Event or Drop Down Distribution (as defined in “Escrows” section below), the borrower will be required to deposit the funds with the lender as additional collateral for the loan.
(4)	See “Property Management” section below.
(5)	See “Historical Occupancy” section below for property-level occupancy statistics.
(6)	2017 and 2018 occupancy excludes the Devon Self Storage Property, as the borrower sponsor acquired the property in October 2020 and such information was not provided by the seller.
(7)	The borrower sponsor acquired the Inland SE Self Storage Properties in September 2020 and October 2020 and 2016 occupancy information was not provided by the seller.
(8)	The individual property level appraised values total $53,150,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.3% and 54.6%, respectively; however, the appraiser concluded to a portfolio value of $55,500,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio. See “Appraisal” section below for property-level appraised values.
(9)	While the Inland SE Self Storage Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Inland SE Self Storage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

Portfolio Mortgage Loan more severely than assumed in the underwriting of the Inland SE Self Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(10)	See table within “The Properties” section below for property-level Cut-off Date LTV Ratios.

The Mortgage Loan. The Inland SE Self Storage Portfolio Mortgage Loan is evidenced by a single promissory note secured by the fee interests in five self storage properties located in Louisville, Kentucky (2), Hendersonville, Tennessee (2), and Athens, Georgia (the “Inland SE Self Storage Properties”).

The Borrower and Borrower Sponsor. The borrower is Self-Storage Portfolio XII DST (the “Inland SE Self Storage Portfolio Borrower”), a Delaware statutory trust (“DST”) that is a single purpose, bankruptcy-remote entity. The Inland SE Self Storage Portfolio Borrower has entered into (i) a master lease with an affiliated master tenant with respect to the Devon Self Storage Property and (ii) a master lease with an affiliated master tenant with respect to the four remaining Inland SE Self Storage Properties. The master tenants are structured to be single purpose entities. The master tenants’ interests in the master leases and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master tenants. The master leases are subordinate to the Inland SE Self Storage Portfolio Mortgage Loan. There is no income underwritten from the master lease as the Inland SE Self Storage Portfolio was underwritten to the underlying property income. The borrower is managed by an affiliated signatory trustee that is controlled by the guarantor. The signatory trustee and the master tenant have one independent director, which is the same for each. Legal counsel to the Inland SE Self Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland SE Self Storage Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The lender has the right to require the Inland SE Self Storage Portfolio Borrower to convert from a Delaware statutory trust to a Delaware limited liability company upon: (i) written notice from the lender that the lender has determined that the Inland SE Self Storage Portfolio is in jeopardy of being foreclosed upon due to a default under the loan documents unless the borrower, within 10 business days of such notice, provides a reasoned opinion of tax counsel that either (a) the borrower is able to remedy the default situation without effectuating a conversion or (b) that effectuating a conversion would not reasonably be expected to improve the ability of the borrower to remedy the default; provided, that, if the borrower has failed to remedy such default to the lender’s satisfaction within 30 days of receipt of tax counsel opinion, the borrower shall effect a Conversion Event; or (ii) if, at least 30 days’ prior to the maturity date, the lender such not received evidence (either a loan commitment or an executed contract of sale) that the Inland SE Self Storage Portfolio Mortgage Loan will be paid off in full on the maturity date.

The borrower sponsor and carve-out guarantor of the Inland SE Self Storage Portfolio Mortgage Loan is Inland Private Capital Corporation (“IPCC”). IPCC is an industry leader in securitized 1031 exchange transactions, sponsoring over 255 private placement programs since its inception which have provided more than $5.5 billion in equity and have served over 12,500 investors. According to the borrower sponsor, through December 31, 2019, IPCC-sponsored private placements have included 716 properties comprised of more than 52 million square feet of gross leasable area. According to the borrower sponsor, as of December 31, 2019, IPCC has $7.8 billion assets under management, 8.1% of which is attributed to self storage properties. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland SE Self Storage Portfolio. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Life Storage - 708 Property, the Life Storage - 797 Property, the Life Storage – 798 Property, the Devon Self Storage Property, and the Life Storage - 701 Property (collectively, the “Inland SE Self Storage Properties”) comprise five self storage properties built between 1987 and 2006. As of November 11, 2020 the Inland SE Self Storage Properties were 89.2% occupied with individual property occupancy rates ranging from 81.1% to 95.3%. The Inland SE Self Storage Properties comprise 407,213 square feet of rentable area, including 3,253 traditional self storage units (22.3% climate controlled).

Life Storage - 708 Property

The Life Storage - 708 Property is a 682-unit, 76,180 square-foot self storage facility located in Louisville, Kentucky, and situated on a 3.7-acre site. Constructed in 1986, the property comprises 8 one- and two-story buildings and does not contain any climate controlled units. Amenities include surveillance cameras, keypad entry, and on-site management. As of November 11, 2020, the Life Storage - 708 Property was 89.8% occupied and has averaged 90.1% occupancy since 2017.

Life Storage - 797 Property

The Life Storage - 797 Property is a 644-unit, 93,465 square-foot self storage facility located in Hendersonville, Tennessee, and situated on a 5.7-acre site. Constructed in 1986, the property comprises 16 one-story buildings and 23.9% of the units are climate controlled. Amenities include surveillance cameras and keypad entry. As of November 11, 2020, the Life Storage - 797 Property was 95.3% occupied and has averaged 89.5% occupancy since 2017.

Life Storage - 798 Property

The Life Storage - 798 Property is a 580-unit, 68,225 square-foot self storage facility located in Hendersonville, Tennessee, and situated on a 5.5-acre site. Constructed in 1997, the property comprises 8 one-story buildings and 44.3% of the units are climate controlled. Amenities include surveillance cameras, keypad entry, and on-site management. As of November 11, 2020, the Life Storage - 798 Property was 92.9% occupied and has averaged 89.6% occupancy since 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

Devon Self Storage Property

The Devon Self Storage Property is a 708-unit, 102,775 square-foot self storage facility located in Athens, Georgia, and situated on an 8.4-acre site. Constructed in 2006 and 2011, the property comprises 10 one-story buildings and 44.4% of the units are climate controlled. Amenities include surveillance cameras, keypad entry, and on-site management. As of November 11, 2020, the Devon Self Storage Property was 81.8% occupied and has averaged 84.9% occupancy since 2019.

Life Storage - 701 Property

The Life Storage - 701 Property is a 639-unit, 66,568 square-foot self storage facility located in Louisville, Kentucky, and situated on a 3.7-acre site. Constructed in 1994, the property comprises 16 one- and two-story buildings and does not contain any climate controlled units. Amenities include surveillance cameras and keypad entry. As of November 11, 2020, the Life Storage - 701 Property was 88.9% occupied and has averaged 90.3% occupancy since 2017.

COVID-19 Update. As of January 15, 2021, the Inland SE Self Storage Properties are open and operating with normal business hours. Total accounts receivable as of December 31, 2020 totaled $32,174 (9.1% of total underwritten base rent per month) compared to $17,703 (5.0% of total underwritten base rent per month) as of November 30, 2020. The first debt service payment is due in February 2021 and, as of the date hereof, the Inland SE Self Storage Portfolio Mortgage Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the Inland SE Self Storage Properties:

Property Name – Location	Cut-off Date Balance	Cut-off Date Balance PSF	% of Total Balance	Appraised Value	Cut-off Date LTV Ratio	U/W NCF	% Total U/W NCF
Life Storage - 708 - Louisville, KY	$7,550,000	$99.11	23.2%	$11,700,000	64.5%	$717,516	23.8%
Life Storage - 797 - Hendersonville, TN	$7,200,000	$77.03	22.1%	$11,450,000	62.9%	$691,706	23.0%
Life Storage - 798 - Hendersonville, TN	$7,000,000	$102.60	21.5%	$10,800,000	64.8%	$648,102	21.5%
Devon Self Storage - Athens, GA	$5,650,000	$54.97	17.3%	$11,200,000	50.4%	$457,669	15.2%
Life Storage - 701 - Louisville, KY	$5,200,000	$78.12	16.0%	$8,000,000	65.0%	$496,492	16.5%
Total/Weighted Average	$32,600,000	$80.06	100.0%	$55,500,000(1)	58.7%	$3,011,485	100.0%

(1)	The individual property level appraised values total $53,150,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.3% and 54.6%, respectively; however, the appraiser concluded to a portfolio value of $55,500,000 based on the assumption that the individual properties would be sold as part of a multi-property portfolio.

The following table presents information with respect to the unit mix of the Inland SE Self Storage Properties:

Property Name – Location	Year Built/ Renovated	Net Rentable Area (SF)	% GLA	Self Storage Units	% Climate Controlled	Current Occupancy (11/11/2020)
Life Storage - 708 - Louisville, KY	1987/NAP	76,180	18.7%	682	0.0%	89.8%
Life Storage - 797 - Hendersonville, TN	1986/NAP	93,465	23.0%	644	23.9%	95.3%
Life Storage - 798 - Hendersonville, TN	1997/NAP	68,225	16.8%	580	44.3%	92.9%
Devon Self Storage - Athens, GA	2006/2011	102,775	25.2%	708	44.4%	81.1%
Life Storage - 701 - Louisville, KY	1994/NAP	66,568	16.3%	639	0.0%	88.9%
Total/Weighted Average		407,213	100.0%	3,253	22.3%	89.2%

The following table presents historical occupancy percentages at the Inland SE Self Storage Properties:

Historical Occupancy

Property	2017(1)(2)	2018(1)(2)	2019(1)(2)	11/11/2020(3)
Life Storage - 708	92.3%	90.0%	88.2%	89.8%
Life Storage - 797	89.5%(4)	85.9%	87.2%	95.3%
Life Storage - 798	89.8%(4)	88.1%	87.5%	92.9%
Devon Self Storage	NAV(5)	NAV(5)	88.7%	81.1%
Life Storage - 701	91.3%	90.6%	90.3%	88.9%
(1)	Information obtained from the borrower.
(2)	Represents the average occupancy rate over the course of each year.
(3)	Information obtained from the underwritten rent roll.
(4)	Represents the average occupancy between June 2017 and December 2017.
(5)	The borrower sponsor acquired the Devon Self Storage Property in October 2020 and 2017 and 2018 occupancy information was not provided by the seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Inland SE Self Storage Properties:

Cash Flow Analysis

	2017(1)	2018	2019	TTM Various(2)	U/W(3)	%(4)	U/W $ per SF
Base Rent	$4,424,511	$4,445,664	$4,326,701	$4,263,207	$4,263,207	77.9%	$10.47
Grossed Up Vacant Space	0	0	0	0	785,980	14.4	1.93
Gross Potential Rent	$4,424,511	$4,445,664	$4,326,701	$4,263,207	$5,049,187	92.3%	$12.40
Other Income(5)	345,111	360,425	438,104	423,280	423,280	7.7	1.04
Net Rental Income	$4,769,622	$4,806,089	$4,764,805	$4,686,487	$5,472,467	100.0%	$13.44
(Vacancy)	(0)	(0)	(0)	(0)	(785,980)(6)	(15.6)	(1.93)
Effective Gross Income	$4,769,622	$4,806,089	$4,764,805	$4,686,487	$4,686,487	85.6%	$11.51

Real Estate Taxes	322,962	341,832	334,891	344,701	344,397	7.3	0.85
Insurance	42,992	40,936	46,109	51,272	41,687	0.9	0.10
Management Fee	38,425	38,463	38,975	54,812	234,324	5.0	0.58
Other Operating Expenses	960,366	917,967	979,266	988,795	978,796	20.9	2.40
Total Operating Expenses	$1,364,745	$1,339,198	$1,399,241	$1,439,580	$1,599,204	34.1%	$3.93

Net Operating Income	$3,404,878	$3,466,891	$3,365,564	$3,246,907	$3,087,283	65.9%	$7.58
Replacement Reserves	0	0	0	0	75,798	1.6	0.19
Net Cash Flow	$3,404,878	$3,466,891	$3,365,564	$3,246,907	$3,011,485	64.3%	$7.40

NOI DSCR	2.09x	2.13x	2.07x	2.00x	1.90x
NCF DSCR	2.09x	2.13x	2.07x	2.00x	1.85x
NOI Debt Yield	10.4%	10.6%	10.3%	10.0%	9.5%
NCF Debt Yield	10.4%	10.6%	10.3%	10.0%	9.2%

(1)	Represents Annualized 7 12/31/2017 for the Life Storage – 797 Property and the Life Storage – 798 Property.
(2)	Represents TTM 8/31/2020 for the Devon Self Storage Property and the TTM 10/30/2020 for the remaining Inland SE Self Storage Portfolio Properties.
(3)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.
(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(5)	Other income includes late payment charges, locks, boxes, insurance, U-Haul income, and other miscellaneous charges.
(6)	The underwritten economic vacancy is 15.6%. The Inland SE Self Storage Properties were 89.2% physically occupied as of November 11, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

Appraisals. The appraiser concluded to an “as-is” appraised value for the Inland SE Self Storage Portfolio Properties of $55,500,000 as of November 25, 2020, based on the assumption that the individual properties would be sold as a multi-property portfolio. The sum of the individual “as-is” appraised values for each of the Inland SE Self Storage Properties equates to $53,150,000, as of November 12, 2020 to November 19, 2020.

Environmental Matters. Based on Phase I environmental site assessments dated as of September 1, 2020 and September 18, 2020, there was no evidence of any recognized environmental conditions at any of the Inland SE Self Storage Properties.

Market Overview and Competition. The Inland SE Self Storage Portfolio Properties are located within the metropolitan statistical areas of Louisville, Kentucky (two properties, 39.1% of ALA), Nashville, Tennessee (two properties, 43.6% of ALA), and Athens, Georgia (one property, 17.3% of ALA).

The following table presents certain local demographic data related to the Inland SE Self Storage Properties:

Property Name – Location	2020 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2020 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Life Storage - 708 - Louisville, KY	11,384 / 100,274 / 240,527	$89,624 / $92,128 / $96,398
Life Storage - 797 - Hendersonville, TN	NAV / 46,341 / 102,319	NAV / $92,652 / $89,479
Life Storage - 798 - Hendersonville, TN	NAV / 44,023 / 108,810	NAV / $86,280 / $86,215
Devon Self Storage - Athens, GA	4,813 / 57,868 / 93,607	$43,181 / $47,848 / $55,032
Life Storage - 701 - Louisville, KY	9,619 / 84,812 / 179,674	$56,617 / $60,969 / $57,468

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Inland SE Self Storage Properties:

Property Name – Location	Current Occupancy (11/11/2020)	Competitive Set Average Occupancy Rate	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit
Life Storage - 708 - Louisville, KY	89.8%	89.9%	$135	$126
Life Storage - 797 - Hendersonville, TN	95.3%	87.0%	$133	$111
Life Storage - 798 - Hendersonville, TN	92.9%	87.4%	$143	$116
Devon Self Storage - Athens, GA	81.1%	79.8%	$135	$125
Life Storage - 701 - Louisville, KY	88.9%	89.6%	$102	$100

The following table presents certain information relating to some comparable self storage properties for the Life Storage - 708 Property:

Competitive Set(1)
(Life Storage - 708 Property)

	Life Storage - 708 (Subject)	Public Storage	Lyndon Mini Storage	A-1 Self Storage	Public Storage	J-Town Village Storage
Location	Louisville, KY	Louisville, KY	Louisville, KY	Louisville, KY	Louisville, KY	Louisville, KY
Distance to Ormond Depot	--	1.7 miles	2.2 miles	2.6 miles	3.0 miles	3.3 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1987/NAP	1987/NAP	1989/NAP	1995/NAP	2017/NAP	1987/NAP
Total Units	682(2)	329	100	403	682	200
% of Climate Controlled Units	0.0%	0.0%	0.0%	0.0%	NAV	0.0%
Total SF	76,180 SF(2)	34,320 SF	10,724 SF	51,600 SF	87,000 SF	20,000 SF
Occupancy	89.8%(2)	97.3%	92.0%	70.0%	95.0%	95.0%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of 11/11/2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to some comparable self storage properties for the Life Storage - 797 Property Life Storage - 798 Property:

Competitive Set(1)
(Life Storage - 797 Property and Life Storage - 798 Property)

	Life Storage – 797 (Subject)	Life Storage - 798 (Subject)	Assured Storage Hendersonville	New Shackle Self Storage	Go Store It	Istorage - Hendersonville	Storplace of Rivergate
Location	Hendersonville, TN	Hendersonville, TN	Hendersonville, TN	Hendersonville, TN	Hendersonville, TN	Hendersonville, TN	Madison, TN
Distance to Life Storage - 797	--	0.7 miles	0.7 miles	0.8 miles	2.3 miles	1.7 miles	3.3 miles
Distance to Life Storage - 798	0.7 miles	--	1.2 miles	0.1 miles	1.5 miles	1.2 miles	2.7 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	1986/NAP	1997/NAP	1998/NAP	2018/NAP	1998/NAP	2009/NAP	1996/NAP
Total Units	644(2)	580(2)	293	639	270	879	383
% of Climate Controlled Units	23.9%	44.3%	NAV(3)	NAV(3)	NAV(3)	NAV(3)	NAV(3)
Total SF	93,465 SF(2)	68,225 SF(2)	38,925 SF	74,145 SF	33,750 SF	107,450 SF	49,008 SF
Total Occupancy	95.3%(2)	92.9%(2)	92.0%	65.0%	91.0%	89.0%	92.0%

(1)	Information obtained from the appraisals. The appraiser identified the same competitive set for both the Life Storage – 797 Property and the Life Storage – 798 Property.
(2)	Information obtained from the underwritten rent rolls as of 11/11/2020.
(3)	The appraiser noted that each of the properties in the competitive set has climate controlled units; however, the % of Climate Controlled Units was not available.

The following table presents certain information relating to some comparable self storage properties for the Devon Self Storage Property:

Competitive Set(1)
(Devon Self Storage Property)

	Devon Self Storage (Subject)	Storage Pro Self Storage	U Haul Storage	Five Points Storage	Storagemart	Elbow Room Self Storage	Chase Street Self Storage
Location	Athens, GA	Athens, GA	Athens, GA	Athens, GA	Athens, GA	Athens, GA	Athens, GA
Distance to Devon Self Storage	--	1.2 miles	4.3 miles	3.4 miles	4.4 miles	4.4 miles	3.2 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2006/2011	1993/NAP	1972/1989	2019/NAP	2003/NAP	2006/NAP	2014/NAP
Total Units	708(2)	360	538	439	346	470	686
% of Climate Controlled Units	44.4%	NAV(3)	NAV(3)	NAV(3)	NAV(3)	NAV(3)	NAV(3)
Total SF	102,775 SF(2)	45,000 SF	65,600 SF	52,650 SF	46,150 SF	61,110 SF	82,373 SF
Occupancy	81.1%(2)	88.0%	90.0%	40.0%	85.0%	89.0%	87.0%
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of 11/11/2020.
(3)	The appraiser noted that each of the properties in the competitive set has climate controlled units; however, the % of Climate Controlled Units was not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information relating to some comparable self storage properties for the Life Storage – 701 Property:

Competitive Set(1)
(Life Storage - 701 Property)

	Life Storage - 701 (Subject)	Public Storage	Public Storage	Extra Space Storage	Fort Locks Self Storage	Public Storage	Stor-All Mini Storage
Location	Louisville, KY	Louisville, KY	Louisville, KY	Louisville, KY	Louisville, KY	Shively, KY	Shively, KY
Distance to Life Storage - 701	--	1.0 miles	1.7 miles	2.0 miles	2.3 miles	2.4 miles	2.9 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1994/NAP	1998/NAP	2005/NAP	1996/NAP	1986/NAP	2000/NAP	1992/NAP
Total Units	639(2)	593	397	457	315	820	886
% of Climate Controlled Units	0.0%	0.0%	0.0%	NAV(3)	0.0%	NAV(3)	NAV(3)
Total SF	66,658 SF(2)	59,305 SF	49,651 SF	55,136 SF	35,600 SF	94,128 SF	103,665 SF
Occupancy	88.9%(2)	87.0%	95.0%	90.0%	80.3%	95.0%	90.0%
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll as of 11/11/2020.
(3)	The appraiser noted that these properties have climate controlled units; however, the % of Climate Controlled Units was not available.

Escrows.

Real Estate Taxes – The loan documents do not require ongoing monthly real estate tax reserves (in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months) so long as (i) no event of default has occurred or is continuing, (ii) the NCF DSCR (as defined below) being at least 1.20x, (iii) no Cash Trap Event Period (as defined below) has occurred or is continuing, and (iv) the borrower providing lender evidence of payment at least 10 days prior to the date such taxes would be delinquent.

Insurance – The loan documents do not require ongoing monthly insurance reserves so long as (i) no event of default has occurred and is continuing, (ii) no Cash Trap Event Period has occurred or is continuing, (iii) the NCF DSCR being at least 1.20x, (iv) the borrower providing the lender with evidence that the Inland SE Self Storage Portfolio Properties are insured pursuant to a blanket policy and such policy is in full force and effect, and (v) the borrower providing the lender with evidence of payment of the insurance premiums and renewals at least 10 business days prior to the expiration dates.

Replacement Reserve – The loan documents require an upfront replacement reserve equal to $155,000 and ongoing monthly replacement reserves of $5,892 subject to a cap of $155,000.

Springing Trust Reserve – The loan documents require a springing deposit of all amounts then held in the Borrower Trust Account into a reserve with lender in the event the Inland SE Self Storage Portfolio Borrower remains a Delaware statutory trust and desires or is required by its trust agreement or trustee either to (i) convert to a different form of entity under applicable Delaware law (a “Conversion Event”) or (ii) contribute one or more of the Inland SE Self Storage Properties to a new single purpose borrower owned in substantially the same proportions as immediately prior to such transfer by the same beneficial owners of the Inland SE Self Storage Borrower (a “Drop Down Contribution”).

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Inland SE Self Storage Portfolio Borrower is required to establish a lender-controlled lockbox account and the Inland SE Self Storage Portfolio Borrower, master tenants, and property managers are required to (i) cause all rents to be deposited directly into the lockbox account within 2 business days and (iii) cause the master tenants to deposit all of the master tenants’ income within 2 business days of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the net cash flow debt service coverage ratio (based on a 30-year amortization term; “NCF DSCR”) being less than 1.20x (tested quarterly); or
(iii)	any bankruptcy or similar insolvency of the property manager or the property manager being in default under the management agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #9	Cut-off Date Balance:	$32,600,000
Property Addresses – Various	Inland SE Self Storage Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	9.5%

●	with regard to clause (iii), the cure of all defaults under the management agreement or replacement of such manager with a Qualified Manager acceptable to lender.

Property Management. The Inland SE Self Storage Properties are managed by Life Storage Solutions, LLC and Devon Self Storage Holdings (US) LLC.

Partial Release. Provided no event of default is ongoing, the Inland SE Self Storage Portfolio Borrower has the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Inland SE Self Storage Portfolio Properties from the lien of the Inland SE Self Storage Portfolio Mortgage Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial prepayment in an amount equal to at least 120% of the allocated loan amount for the property being released together with the applicable yield maintenance premium;
(ii)	the NCF DSCR immediately following the release being at least equal to the greater of (a) 1.85x and (b) the NCF DSCR immediately prior to the release (capped at 1.95x);
(iii)	the net cash flow debt yield immediately following the release being at least equal to the greater of (a) 9.3% and (b) the net cash flow debt yield immediately prior to the release (capped at 9.8%);
(iv)	unless the aggregate allocated loan amounts of all released properties is less than 25% of the outstanding principal balance of the loan, the loan-to-value ratio immediately following the release being less than or equal to the lesser of (a) 58.7% and (b) the loan-to-value ratio immediately prior to the release;
(v)	compliance with all applicable REMIC requirements; and
(vi)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2021-BNK31 certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.

Permitted Additional Unsecured Subordinate Indebtedness. The loan documents permit the borrower to obtain unsecured loans from IPCC provided (i) such guarantor loans will be unsecured; (ii) such guarantor loans will be subordinate to the IPCC SE Self Storage Portfolio Mortgage Loan; (iii) IPCC and the Borrower will enter into a subordination and standstill agreement; (iv) the proceeds of such loans will be used solely to pay (a) debt service, (b) approved re-leasing expenses, (c) approved capital expenditures, (d) extraordinary operating expenses or capital expenses, and (e) actual operating expenses (in the respective case, as a result of insufficient reserves held by the borrower with respect to (b), (c) or (d) or insufficient reserve funds held by the borrower and insufficient Rents being paid pursuant to leases with respect to (a) and (e)); (v) the aggregate amount of all such loans shall not exceed $2,934,000 (or 9% of the original principal amount of the loan); (vi) such guarantor loans will have no maturity date; and (vii) such guarantor loans will be payable only out of excess cash.

Ground Lease. None.

Terrorism Insurance. The Inland SE Self Storage Portfolio Mortgage Loan documents require that the “all risk” insurance policies required to be maintained by the Inland SE Self Storage Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Inland SE Self Storage Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

350 Holger San Jose
350 Holger Way
San Jose, CA 95134
Oakland Intl. Airport 30 miles
SANTA CLARA COUNTY
Milpitas
Nimitz Fwy
880
680
237
101
87
Jacklin Rd.
Milpitas Blvd.
BART Berryessa/N. San Jose-Richmond Line
BART Berryessa/N. San Jose-Daly City Line
Milpitas Town Center
Calaveras Plaza
Serra Center
Kohl's Corporate Office
McCarthy Ranch Marketplace
McCarthy Blvd.
Coyote Creek
Zanker Rd.
Alviso Park
Staten Solar Corporation
Alviso Technology Park
Gold St.
TiVo Corporate Campus
Bloom Energy
McAfee
South Bay Fwy
At First Shopping Center
Microchip Technologies Inc.
KLA-Tencor Corporation
Milpitas Square
SanDisk
Cisco
Abel St.
Main St.
Great Mall Pkwy.
Great Mall
Global Foundries
Renaissance
Cogswell Polytechnical College
N. 1st St.
VTA
Santa Clara Golf & Tennis Club
Great America Pkwy.
Lafayette St.
Samsung
Maximum Integrated
Sun Power
Pinewood Park
Northwood
Montague Expwy.
Levi's Stadium
Lick Mill Park
Lick Mill Blvd.
River Oaks Park
River Oaks
Agnew
Broadcom
SK Hynix
Cadence Design Systems
California's Great America
Agnew Rd.
Live Oak Park
Rivermark Village
Oracle
River Oaks Pkwy.
NETGEAR Inc. Corp. Office
Guadalupe River
VTA LIGHT RAIL
Oakland Rd.
Mission College
Intel Museum
Montague Park
E. Trimble Rd.
Townsend
Supermicro
North San Jose
Intel
Verizon Development Center
San Francisco Intl. Airport 29 miles
Santa Clara
Charcot Ave.
North Park Plaza
SAN JOSE
Santa Clara Square
Bayshore Fwy
Lumileds Corporate Office
eBay
Cavium
PayPal
Bowers Ave.
San Tomas Expwy.
Central Expwy.
Digital Realty Data Center
NVIDIA Corporate Campus
Roche Diagnostics
San Jose International Airport
Foxconn Corporate Office
Gish Rd.
Ponderosa Park
CALTRAIN
Downtown San Jose 3 miles
Sony
Fremont
Newark
San Francisco Bay
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Cupertino
Los Altos Hills
West Valley
Saratoga
Campbell
Los Gatos
Monte Sereno
Almaden
Downtown
Willow Glen
Alum Rock
SANTA CLARA COUNTY
DIABLO RANGE
SANTA CRUZ MTS.
ALAMEDA COUNTY
SAN MATEO COUNTY
Mission Peak Regional Preserve
Ed Levin County Park
Calaveras Reservoir
San Jose Intl. Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 350 Holger Way

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$30,900,000		Location:	San Jose, CA
	Cut-off Date Balance:	$30,900,000		Size:	96,502 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$320.20
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$320.20
	Borrower Sponsor:	Joseph J. Sitt		Year Built/Renovated:	1999/2019
	Guarantors:	Joseph J. Sitt		Title Vesting:	Fee
	Mortgage Rate:	3.2790%		Property Manager:	Thor Management Company LLC
	Note Date:	December 23, 2020		Current Occupancy (As of):	100.0% (2/1/2021)
	Seasoning:	1 month		YE 2019 Occupancy(2):	NAV
	Maturity Date:	January 11, 2031		YE 2018 Occupancy(2):	NAV
	IO Period:	120 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$50,500,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$523.31
	Call Protection:	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	November 23, 2020
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		T9M Annualized NOI (9/30/2020)(4):	$388,323
				YE 2019 NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$4,429,361
				U/W Expenses:	$1,037,128
Escrows and Reserves(1)				U/W NOI(4):	$3,392,233
	Initial	Monthly	Cap	U/W NCF:	$3,196,627
Taxes	$162,700	$40,675	NAP	U/W DSCR based on NOI/NCF:	3.30x / 3.11x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 10.3%
Replacement Reserve	$0	$2,216	$53,184	U/W Debt Yield at Maturity based on NOI/NCF:	11.0% / 10.3%
TI/LC	$0	$8,042	$289,506	Cut-off Date LTV Ratio:	61.2%
				LTV Ratio at Maturity:	61.2%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$30,900,000	56.8%	Purchase price	$50,500,000	92.7%
Sponsor equity	23,548,561	43.2	Upfront reserves	162,700	0.3
			Closing costs	3,785,861	7.0
Total Sources	$54,448,561	100.0%	Total Uses	$54,448,561	100.0%
(1)	See “Escrows” section below.
(2)	The 350 Holger Way Property (as defined below) underwent a complete renovation during 2019 and the 350 Holger Way Borrower (as defined below) acquired the 350 Holger Way Property in conjunction with the closing of the 350 Holger Way Mortgage Loan (as defined below). There is no historical occupancy and limited historical performance available. See “Historical Occupancy” and “Historical Operating Performance and Underwritten Net Cash Flow” sections below.
(3)	While the 350 Holger Way Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 350 Holger Way Mortgage Loan more severely than assumed in the underwriting of the 350 Holger Way Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The increase from T9M Annualized NOI to U/W NOI is due to NXP USA, Inc. (“NXP”), the sole tenant, lease beginning in February 1, 2020 and rent payments beginning in August 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

The Mortgage Loan. The mortgage loan (the “350 Holger Way Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 96,502 square foot suburban office property located in San Jose, California (the “350 Holger Way Property”).

The Borrower and Borrower Sponsors. The borrowers are Thor 350 Holger Way LLC and Thor 350 Holger San Jose LLC (the “350 Holger Way Borrower”), as tenants in common. The 350 Holger Way Borrower is made up of two newly formed single purpose entities, each with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 350 Holger Way Mortgage Loan.

The borrower sponsor and carveout guarantor is Joseph J. Sitt. Mr. Sitt is the Chairman of Thor Equities Group, an urban real esate development, leasing, and management company of commercial property. Founded in 1986 by Mr. Sitt, the company own property in the United States, Europe, and Latin America, with portfolio transactions and a development pipeline of more than $20 billion and over 50 million square feet. Mr. Sitt has disclosed numerous issues with his portfolio including delinquencies, foreclosures, and deeds in lieu of foreclosure. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 350 Holger Way Property is a Class A, three-story single tenant, suburban office building totaling 96,502 square feet located in San Jose, California. The 350 Holger Way Borrower acquired the property in December 2020 for $50.5 million ($523 per square foot). The property includes a two-story lobby, open office areas, private offices, conference rooms and lab space. Situated on a 4.66 acre parcel, the 350 Holger Way Property contains 338 surface parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of net rentable area. The property was constructed in 1999 and fully renovated in 2019 at a total cost of approximately $22.3 million ($231 per square foot). This included approximately $8.9 million ($92 per square foot) invested in the tenant build out, including a $30 per square foot tenant improvement allowance ($2.9 million), with the remainder, approximately $62 per square foot ($6.1 million), funded by the tenant. Capital improvements included completely new interiors, an outdoor amenity area, and upgraded exteriors, landscaping and parking lot. Additionally, the building’s roof and HVAC were replaced in 2018. As of February 1, 2021, the property was fully occupied by NXP.

COVID-19 Update. As of January 15, 2021, the 350 Holger Way Property is open; however, most, if not all, employees were working remotely. NXP has paid 100% of December 2020 and January 2021 rental payments. The first debt service payment is due in February 2021.

Tenant.

NXP. (96,502 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; July 31, 2027 lease expiration) NXP is a Netherlands based manufacturer and distributor of semiconductor products. The company operates in more than 30 countries, employs approximately 29,000 employees, and serves over 26,000 customers. NXP is a wholly owned subsidiary of NXP B.V. (Fitch/ Moody’s /S&P: BBB-/Baa3/BBB) which guarantees the lease. The guaranty is capped at $35 million, which is reduced every 12 months to $7.725 million during the last year of the lease term. NXP’s lease began February 1, 2020 and there is one 5-year renewal option at fair market value, with 12 months’ notice.

The following table presents certain information relating to the tenancy at the 350 Holger Way Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
NXP	BBB-/Baa3/BBB(2)	96,502	100.0%	$37.57	$3,625,357	100.0%	7/31/2027	1, 5-year	N
Total Major Tenants		96,502	100.0%	$37.57	$3,625,357	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		96,502	100.0%	$37.57	$3,625,357	100.0%

Vacant Space		0	0.0%

Collateral Total		96,502	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the straight line rent average through the end of the lease term.
(2)	Credit Rating represents that of NXP B.V., which is the operating company for NXP N.V., the parent company of the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

The following table presents certain information relating to the lease rollover schedule at the 350 Holger Way Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	96,502	100.0%	96,502	100.0%	$3,625,357	100.0%	$37.57
2028	0	0	0.0%	96,502	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	96,502	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	96,502	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	96,502	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	96,502	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	0	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	96,502	100.0%			$3,625,357	100.0%	$37.57

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 350 Holger Way Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2021(2)
NAV	NAV	NAV	NAV	100.0%

(1)	The 350 Holger Way Property was acquired at loan closing and no historical occupancy is available.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 350 Holger Way Property:

Cash Flow Analysis

	Annualized 9/30/2020	U/W	%(1)	U/W $ per SF
Base Rent	$2,815,285	$3,625,357(2)	78.6%	$37.57
Contractual Rent Steps	0	0	0.0	0.00
Free Rent	2,521,919	0	0.0	0.00
Grossed Up Vacant Space	0	0	0.0	0.00
Gross Potential Rent	$293,367	$3,625,357	78.6%	$37.57
Other Income	5,836	0	0.0	0.00
Total Recoveries	730,211	985,272	21.40	10.21
Net Rental Income	$1,029,413	$4,610,629	100.0%	$47.78
(Vacancy & Credit Loss)	0	(181,268)	(5.0)	(1.88)
Effective Gross Income	$1,029,413	$4,429,361	96.1%	$45.90

Real Estate Taxes	296,063	613,646	13.9	6.36
Insurance	142,103	120,270	2.7	1.25
Management Fee	37,073	132,881	3.0	1.38
Other Operating Expenses	165,852	170,332	3.8	1.77
Total Operating Expenses	$641,091	$1,037,128	23.4%	$10.75

Net Operating Income	$388,323	$3,392,233(3)	76.6%	$35.15
Replacement Reserves	0	26,592	0.6	0.28
TI/LC	0	169,014	3.8	1.75
Net Cash Flow	$388,323	$3,196,627	72.2%	$33.12

NOI DSCR	0.38x	3.30x
NCF DSCR	0.38x	3.11x
NOI Debt Yield	1.3%	11.0%
NCF Debt Yield	1.3%	10.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	NXP’s rent includes 3% annual escalations. The U/W Base rent represents the straight line average of the rent through the lease term due to the investment grade rating.
(3)	The increase from T9M Annualized NOI to U/W NOI is due to NXP, the sole tenant, lease beginning in February 1, 2020 and they began paying rent in August 1, 2020.

Appraisal. The appraiser concluded to an “As-Is Market Value” of $50,500,000 as of November 23, 2020. The appraiser provided a “Hypothetical Go Dark Value” of $34,600,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 20, 2020 there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 350 Holger Way Property is located in what is known as the “Golden Triangle”, which encompasses the area between State Highway 237, Interstate 880, and U.S. Highway 101. The area is home to many notable high-tech firms including Google, Samsung, Raytheon, and Micron. The 350 Holger Way Property is located approximately 8.2 miles downtown San Jose and 5.0 miles from the Norman Y. Mineta San Jose International Airport. Additionally, the 350 Holger Way Property is located approximately 0.6 miles from the @First Marketplace retail development which is a Target-anchored retail center with dining and shopping options including Chipotle, Panera Bread, Five Guys, and CVS. Located approximately 0.4 miles to Highway 237 and 1.9 miles to I-880, the property has access throughout the region. According to the appraisal, the estimated 2020 population within a three- and five-mile radius was approximately 94,887 and 299,718, respectively; and the estimated 2020 average household income within the same radii was approximately $185,110 and $172,233, respectively.

According to a third-party market research report, the property is situated within the North San Jose office submarket of the Greater Silicon Valley office market. As of the third quarter of 2020, the office submarket reported a total inventory of approximately 5.7 million square feet with a 15.7% vacancy rate and average asking rent of $41.76 per square foot. The appraiser concluded to a market rent for the 350 Holger Way Property of $33.60 per square foot, net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 350 Holger Way Property:

Market Rent Summary(1)

Market Rent (PSF)	$33.60
Lease Term (Years)	7
Lease Type (Reimbursements)	Net
Rent Increase Projection	3.00% per annum
Tenant Improvements	$30.00
Leasing Commissions	6.0%
Free Rent	6 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 350 Holger Way Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
350 Holger Way (Subject)	San Jose, CA	1999/2019	96,502	Dec. 2020	$50,500,000	$523
250 Holger Way	San Jose, CA	2000/2019	76,142	Sep. 2020	$38,250,000	$502
District 237	San Jose, CA	2000/2019	142,710	Jun. 2020	$95,200,000	$667
2300 Orchard Pkwy.	San Jose, CA	1997/2019	116,381	Sep. 2019	$61,000,000	$524
2811 Orchard Parkway	San Jose, CA	1981/2017	84,696	Oct. 2018	$35,000,000	$413
Orchard Trimble Campus	San Jose, CA	1984/2017	216,035	Jun. 2018	$93,500,000	$433
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases related to 350 Holger Way Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
350 Holger Way (Subject)(2) San Jose, CA	1999/2019	96,502	-	100%	NXP	96,502	7.5 Yrs.	$37.57(3)	NNN
100 Headquarters Drive & 200 Holger Way San Jose, CA	2000/2019	142,710	0.4 miles	100%	Raytheon	142,710	12.0 Yrs.	$34.20	NNN
4453 N. 1st Street San Jose, CA	2019/NAP	187,660	1.4 miles	49.8%(4)	Rambus	89,425	10.7 Yrs.	$39.12	NNN
2880 Junction Avenue San Jose, CA	1990/2019	79,974	2.0 miles	100%	CA Inc.	79,947	6.3 Yrs.	$31.80	NNN
110 Rio Robles San Jose, CA	1984/2018	110,562	1.8 miles	100%	Inphi	110,562	10.0 Yrs.	$30.00	NNN
250 Holger Way San Jose, CA	2000/2019	76,142	0.2 miles	100%	CDK Global, Inc.	76,142	7.5 Yrs.	$32.40	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Represents the straight line rent average over the lease term.
(4)	Information obtained from a third party source.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $162,700 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $40,675).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

However, the 350 Holger Way Borrower’s obligation to make tax reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the Major Tenant (as defined below) is obligated to pay, and is actually paying, the taxes directly to the appropriate public office, (iii) no more than thirty days prior to the applicable delinquency date, the 350 Holger Way Borrower delivers evidence reasonably satisfactory to the lender that the taxes have been paid and (iv) the lease to the Major Tenant is in full force and effect and neither the 350 Holger Way Borrower or the Major Tenant is in default of any of its obligations beyond applicable notice and cure periods.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the 350 Holger Way Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the 350 Holger Way Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the 350 Holger Way Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than fifteen business days prior to the expiration dates of said policies. Additionally, the 350 Holger Way Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the Major Tenant is obligated to pay, and is actually paying, insurance premiums directly to the respective insurer or agent, (iii) no more than thirty days prior to the applicable delinquency date or the renewal date, the 350 Holger Way Borrower delivers evidence reasonably satisfactory to the lender that the insurance premiums for the property have been paid in full and (iv) the lease to the Major Tenant is in full force and effect and neither the 350 Holger Way Borrower or the Major Tenant is in default of any of its obligations beyond applicable notice and cure periods.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $2,216 ($0.28 per square foot annually). The replacement reserve is subject to a cap of $53,184 ($0.55 per square foot), as long as there is no event of default continuing and the 350 Holger Way Property is being adequately maintained, as reasonably determined by the lender.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves of $8,042 ($1.00 PSF annually). The TI/LC reserve is subject to a cap of $289,506 ($3.00 per square foot), as long as there is no event of default continuing.

Lockbox and Cash Management. The 350 Holger Way Mortgage Loan is structured with an in-place hard lockbox and the 350 Holger Way Borrower and property manager are required to direct the tenant to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within five business day after receipt. All amounts in the lockbox account will be swept periodically into a lender-controlled cash management account and disbursed by the lender in accordance with the 350 Holger Way Mortgage Loan documents on each monthly payment date. So long as no Cash Trap Event Period (as defined below) is in effect, all excess cash flow on deposit in the lockbox account after application of the cash flow waterfall will be disbursed to the 350 Holger Way Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues, provided however, that if the Cash Trap Event Period is solely as a result of a go dark trigger and/or a credit downgrade trigger, and has been continuing for a period of 24 months, then all excess cash flow, in excess of the amount held in the excess cash flow account after the 24 month period, shall be disbursed to the 350 Holger Way Borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x for two consecutive calendar quarters unless, within seven days of receipt from the lender, the 350 Holger Way Borrower makes a cash deposit or posts a letter of credit in an amount which if applied to the outstanding principal balance of the 350 Holger Way Mortgage Loan that would result in the NCF DSCR being equal to or greater than 1.25x; or
(iii)	the occurrence of a Major Tenant Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters;
●	with regard to clause (iii), the termination of a Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of the following:

(i)	a default under the Major Tenant (as defined below) lease, beyond any applicable notice and/or cure period;
(ii)	Major Tenant or the 350 Holger Way Borrower terminates or cancels the Major tenant lease, or gives notice thereof;
(iii)	Major Tenant goes dark, vacates or otherwise fails to continuously occupy its entire space, or gives notice thereof, other than in connection with a temporary closure for repairs or renovations (not to exceed 90 days), or as required by law as a result of the COVID-19 pandemic;
(iv)	Major Tenant files bankruptcy or otherwise becomes involved as a debtor in a bankruptcy proceeding;
(v)	Major Tenant enters into a modification of the lease without the lenders consent;
(vi)	Major Tenant fails to renew or extend the lease on or prior to the earlier of (a) 24 months prior to the lease expiration, or (b) the deadline under the Major Tenant lease to provide notice of renewal; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,900,000
350 Holger Way San Jose, CA 95134	350 Holger Way	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.2% 3.11x 11.0%

(vii)	Either (a) the long-term unsecured debt rating for the Major Tenant or its parent company is downgraded below “BBB-” by S&P, “BBB-” by Fitch and “BBB-” by KBRA, or (b) Major Tenant and its parent company or no longer rated by S&P, Fitch, or KBRA

A Cash Trap Event Period caused solely by (iii) or (vii) above, will be limited to 24 months.

A Major Tenant means the tenant known as NXP and any replacement tenant that enters into a lease for all or any portion of the space.

A Major Tenant Event Period will be terminated upon the following:

●	With regard to clause (i) either (a) a Major Tenant Re-Tenanting Event (as defined below) has occurred, or (b) the default is cured and no other default under the Major Tenant lease occurs for a period of two consecutive calendar months;
●	With regard to clause (ii) above, a Major Tenant Re-Tenanting Event has occurred;
●	With regard to clause (iii) above, a Major Tenant Re-Tenanting Event has occurred or Major Tenant has resumed its normal business operations in all, or substantially all, of its space and is paying full, unabated rent for a period of two consecutive calendar quarters;
●	With regard to clause (iv) above, a Major Tenant Re-Tenanting Event has occurred or the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to the lender, the Major Tenant lease has been affirmed, with terms satisfactory to the lender;
●	With regard to clause (v) above, the lender approves the applicable modification of the lease in its sole discretion;
●	With regard to clause (vi) above, a Major Tenant Re-Tenanting Event has occurred or the Major Tenant renews or extends the term pursuant to the terms thereof or otherwise on terms acceptable to the lender; or
●	With regard to clause (vii) above, the long-term unsecured debt rating for the Major Tenant and/or its parent company is equal to or greater than “BBB-” for S&P or Fitch, or “BBB-” for S&P.

A “Major Tenant Re-Tenanting Event” means the lender has received satisfactory evidence that all of the Major Tenant space (or a portion thereof, so long as the rents under the replacement lease or leases are sufficient to achieve a NCF DSCR of at least 1.25x) has been leased to one or more satisfactory replacement tenants under a replacement lease on terms satisfactory to the lender, that each tenant has taken occupancy, is open for business, has commenced paying full unabated rent, and all tenant improvement costs and leasing commissions have been paid or reserved with the lender.

Property Management. The 350 Holger Way Property is managed by Thor Management Company LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 350 Holger Way Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for a separate special form or all-risk policy on a stand-alone basis).

Earthquake Insurance. A seismic risk assessment dated October 22, 2020 indicated a probable maximum loss of 10%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK31	Transaction Contact Information

VII. Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra Tel.	(212) 214-5613

Alex Wong Tel.	(212) 214-5615

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam Tel.	(212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.